An Appraisal Report

                                       Of

                        BROWNSVILLE PLACE SHOPPING CENTER
                A 77,752 SF NEIGHBORHOOD SHOPPING CENTER BUILDING
                      110 - 128 DUPREE AVENUE/SR-76 BY-PASS
                     BROWNSVILLE, HAYWOOD COUNTY, TENNESSEE

                            Effective Date Of Report
                                 AUGUST 14, 1997

                                Specifically For
                               MR. LAWRENCE MILLER
                          Debt and Equity Markets Group
                      Merrill Lynch Mortgage Capital, Inc.
                                WFC - North Tower
                                250 Vessey Street
                          New York, New York 10281-1326

                                       By
                       HUBER & LAMB APPRAISAL GROUP, INC.
                          109 Westpark Drive, Suite 320
                         Brentwood, Tennessee 37027-5032

                                    09-97-567

[Letterhead of Huber & Lamb Appraisal Group, Inc.]

November 25, 1997

Mr. Lawrence Miller
Debt and Equity Markets Group
Merrill Lynch Mortgage Capital, Inc.
WFC - North Tower
250 Vessey Street
New York, New York 10281-1326

RE:  AN APPRAISAL ASSIGNMENT OF BROWNSVILLE PLACE SHOPPING CENTER
     A 76,762 SF NEIGHBORHOOD SHOPPING CENTER BUILDING
     110 - 128 DUPREE AVENUE/SR-76 BY-PASS
     BROWNSVILLE, HAYWOOD COUNTY, TENNESSEE

Dear Mr. Miller:

At your request and authorization, we have appraised the above-referenced property for the purpose of estimating its current market value as of August 14, 1997, assuming an individual property sale. In addition, you have requested the estimated value of the subject assuming it is part of a 18 property portfolio sale. The property rights being appraised are the leased fee interest in the subject property. It is our understanding that the report will be used to assist in real estate mortgage finance underwriting of the subject property.

ASSUMING SINGLE ASSET PROPERTY SALE

Based on the inspection of the property and the investigations and analyses undertaken, we have formed the opinion that, as of August 14, 1997 and subject to the Assumptions and Limiting Conditions set forth in the attached report, the market value of the leased fee interest in the subject property is:

                THREE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS
                                  ($3,250,000)

ASSUMING PORTFOLIO SALE

Based on the inspection of the property and the investigations and analyses undertaken, we have formed the opinion that, as of August 14, 1997 and subject to the Assumptions and Limiting Conditions set forth in the attached report, the market value of the leased fee interest in the subject property, assuming the property is sold as part of the 18 property portfolio described herein, is:

                 THREE MILLION SIX HUNDRED TEN THOUSAND DOLLARS
                                  ($3,610,000)

Mr. Lawrence Miller
November 25, 1997
Page 2

MARKETING PERIOD: The marketing period is estimated to be 12 months, assuming the subject is placed on the market at the final value estimate conclusion above.

Three approaches to value were utilized in the valuation process for the subject development. These included the cost approach, the sales comparison approach and the income capitalization approach.

The narrative appraisal report that follows contains the identification of the property, the assumptions and limiting conditions, pertinent facts about the area and the subject property, comparable data, the results of the investigations and analyses, and the reasoning leading to the conclusions contained herein. Our analysis, opinions, and conclusions were developed, and this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute.

As requested by the client, the following statements relate to the permitted use of the subject appraisal report.

o The report may be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan evidenced by a note (the "Property Note") secured by the Property.

o The report may be relied upon by any purchaser in determining whether to purchase the Property Note for this transaction from Merrill Lynch Mortgage Capital Inc.

o The report may be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Mortgage Note.

o The report may be included with and referred to in materials offering the Property Note or an interest in the Property Note for sale.

The uses previously described are considered to be consistent with the client's intended uses of the report. However, no other entity other than the previously described entities may rely upon this appraisal report without prior written consent from the appraiser.

Mr. Lawrence Miller
November 25, 1997
Page 3

We appreciate the opportunity to be of service to you. Should you have any questions concerning this appraisal, please do not hesitate to contact this office. For further information, your attention is directed to the following report.

Respectfully submitted,
HUBER & LAMB APPRAISAL GROUP, INC

/s/ James E. Lamb, MAI                              /s/ Craig A. Johnson
---------------------------------------------       ----------------------------
James E. Lamb, MAI                                  Craig A. Johnson
State Certified General Real Estate Appraiser       Associate Appraiser
Licensee #CG-557                                    State Certified General
                                                     Real Estate Appraiser
                                                    Licensee #CG-1200

                                                               TABLE OF CONTENTS
================================================================================

Summary of Important Facts and Conclusions....................................1
The Appraisal Assignment......................................................3
     Identification of Subject Property.......................................3
     Purpose & Use of The Appraisal Report....................................3
     Property Rights Being Appraised..........................................3
     Significant Dates of Appraisal Assignment................................3
     Scope of the Appraisal...................................................3
     Subject Property Sales History...........................................4
Definition of Terms...........................................................6
Assumptions and Limiting Conditions..........................................10
Brownsville Area Analysis....................................................12
     Brownsville Area Map....................................................18
Jackson County Analysis......................................................19
     County Map..............................................................22
Shopping Center Market Analysis..............................................23
Neighborhood Analysis........................................................26
     Neighborhood Map........................................................29
Site Analysis................................................................30
     As Built Survey.........................................................33
     Proposed Survey.........................................................34
     Site Description........................................................35
     Tax Plat Map............................................................36
     Flood Plain Map.........................................................37
Description of Improvements..................................................38
     Floor Plans.............................................................40
Photographs of Subject Property..............................................42
Subject Property Zoning......................................................44
     Zoning Map..............................................................46
Highest and Best Use.........................................................47
Real Estate Tax Analysis.....................................................51
Appraisal Procedure..........................................................53
Land Valuation...............................................................55
     Land Sales..............................................................57
          Comparable Land Sales Map..........................................61
     Land Valuation Summary..................................................62
Cost Approach................................................................68
     Subject's Marshall Valuation Cost Data..................................69
     Analysis of Depreciation................................................71
     Cost Approach Summary...................................................75
Sales Comparison Approach....................................................76
   Comparable Improved Sales Data............................................78
     Comparable Improved Sales Map...........................................78

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 1

--------------------------------------------------------------------------------

     Sales Comparison Approach Analysis......................................89
       Sales Comparison Approach Reconciliation..............................94
Income Capitalization Approach...............................................95
     Comparable Improved Rental Data.........................................97
       Comparable Improved Rental Map.......................................105
     Potential Gross Income Analysis........................................106
     Expense Analysis.......................................................110
     Stabilized Operating Statement.........................................113
     Direct Capitalization Rate Analysis....................................114
       Subject's Potential Mortgage Terms Analysis..........................116
       Debt Coverage Ratio Analysis: A Test of Reasonableness...............117
     Discounted Cash Flow Analysis..........................................118
       Discounted Cash Flow Summary.........................................128
     Income Capitalization Approach Reconciliation..........................131
Correlation and Final Estimate of Value.....................................132
Certification of Value......................................................135
Portfolio Sale Market Value Estimates.......................................139
Certification of Value - Portfolio Sale Market Value Estimates..............145
Summary of Qualifications...................................................146
Addenda.....................................................................151

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 2

                                                      SUMMARY OF IMPORTANT FACTS
                                                                   & CONCLUSIONS
================================================================================

VALUATION CONCLUSION:
 SINGLE ASSET SALE
  AS IS VALUE ESTIMATE:                         $3,250,000
   Cost Approach:                               $3,260,000
   Sales Comparison Approach:                   $3,225,000
   Income Capitalization Approach:              $3,250,000

  INTEREST APPRAISED:                           leased fee

  VALUE ESTIMATE'S IMPLIED UNITS OF COMPARISON:
   Value/SF:                                    $42.34/SF
   GIM:                                         9.16x
   Overall Rate:                                10.00%

AS IS PORTFOLIO SALE VALUE ESTIMATE:            $3,610,000

  SPECIAL LIMITING CONDITION: The portfolio sale value estimate specifically assumes the subject property is part of the 18 property portfolio defined herein.

  ESTIMATED MARKETING PERIOD:                   12 months, assuming the subject
                                                is placed on the market at the
                                                final value estimate conclusion
                                                above.

SIGNIFICANT APPRAISAL DATES:
  DATE OF APPRAISAL REPORT:                     November 25, 1997
  EFFECTIVE DATE OF APPRAISAL:                  August 14, 1997
  DATE OF INSPECTION:                           August 14, 1997

LOCATION:
  PHYSICAL LOCATION:                            Southeast corner of Dupree
                                                Avenue/SR-76 Bypass and East
                                                Main Street/US-70.
  City:                                         Brownsville
  County:                                       Haywood
  State:                                        Tennessee

LEGAL DESCRIPTION:
  TAX MAP/PARCEL:                               074 - 024

PROPERTY DESCRIPTION:
  LAND AREA:
   Acres:                                       11.433
   Square Feet:                                 498,017
   Zoning:                                      GC - General Commercial District

IMPROVEMENTS:
   Property Type:                               Neighborhood shopping center

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 1

--------------------------------------------------------------------------------

   Tenancy:                                   Multi-tenant
   Size (Gross Building Area):                77,752 SF
   Size (Net Rentable Area):                  76,762 SF
   Year Built:                                1989
   Physical Occupancy at Completion:          98%

HIGHEST AND BEST USE:
  AS VACANT:                                  Hold for investment and/or
                                              development as an office or retail
                                              services use.

  AS IMPROVED:                                Continued use as a shopping center
                                              on a multi- tenant basis.

ESTIMATED INCOME OPERATING DATA:
  GROSS POTENTIAL INCOME:                     $410,517
  STABILIZED VACANCY:                         5% of local shop space only
  NET OPERATING INCOME:                       $324,972

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 2

                                                        THE APPRAISAL ASSIGNMENT
================================================================================

IDENTIFICATION OF SUBJECT PROPERTY

Property Name:                          Brownsville Place Shopping Center
Property Type:                          Neighborhood Shopping Center
Address:                                110 - 128 Dupree Avenue/SR-76 By-pass
General Location:                       Southeast corner of Dupree Avenue/SR-76
                                        Bypass and East Main Street/US-70
City:                                   Brownsville
County:                                 Haywood
State:                                  Tennessee
Tax Map/Parcel:                         074 - 024 (North Half)
Metes & Bounds Description:             See Exhibit 3 Addenda

PURPOSE & USE OF THE APPRAISAL REPORT

Purpose of Report:                      Estimate the "as is" market value of
                                        subject property. The reader is referred to the Definition of Terms section of the report for the definition of market value as utilized in this analysis.

Client's Intended Use of Report:        Assist in real estate mortgage finance
underwriting of the subject property.

PROPERTY RIGHTS BEING APPRAISED

      The property rights being appraised are the leased fee interest in the subject property. The reader is referred to the Definition of Terms section of the report for the definition of leased fee as utilized in this analysis.

SIGNIFICANT DATES OF APPRAISAL

      The subject property is being appraised as of the effective date presented below. The appraised property is subject to the market influences and economic conditions that existed on that date. The Date of the Report represents the approximate date the appraisal report was performed and/or completed.

Date of Appraisal Report:               September 10, 1997
Effective Date Of Appraisal:            August 14, 1997
Date of Inspection:                     August 14, 1997

SCOPE OF THE APPRAISAL

      In preparing this appraisal report, the appraisers have completed several steps to assemble the data and form the opinions presented in this written report.

      1. Considered the complexity of the property and the appraisal assignment in the context of the purpose and intended use of the appraisal report.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group. Inc.                                Page 3

--------------------------------------------------------------------------------

      2. Analyzed the Brownsville economy and the subject neighborhood to determine the market conditions that effect the subject's market value.

      3.    Inspected the subject property and surrounding neighborhood.

      4. Gathered physical and/or factual data on the subject recorded data, physical characteristics of the site and improvements, and legal restrictions imposed by the municipal government.

      5. Analyzed the data gathered and determined their affects on market value in conjunction with the highest and best use of the real estate as if vacant and as improved.

      6. Considered the appropriateness of the three traditional appraisal approaches to value including the cost approach, sales comparison approach and the income capitalization approach.

      7. The application and process of each valuation approach are detailed in their respective report sections; however, the appraisers have thoroughly researched market data in each approach and have presented the most pertinent data and the reasoning and opinions leading to the conclusion of market value via each approach to value.

      8. Reconciled the analysis and value indications by the three approaches to value into a final market value conclusion.

SUBJECT PROPERTY SALES HISTORY

      The following summarizes the most recent sales transaction and prior sales history of the subject property:

Current Owner of Record:                Brownsville Place Partners, Inc.

Most Recent Transaction Data:

     Transaction Date:                  06/14/89
     Grantor:                           William A. Oldcare, Jr., et al
     Consideration:                     $317,123 or $14,881/Acre
     Deed Book/Page:                    180 / 387
     Land Size:                         21.31 Acres

     Comparison to
        Concluded Value:                The transaction date is beyond the three
                                        year comparison period required. This
                                        was a land transaction prior to the
                                        construction of the subject
                                        improvements, it does not compare
                                        favorable with the land value presented
                                        within this report at $103,000 or
                                        $9,009/Acre for the total land value.
                                        The eight year difference in time
                                        between the sale and land valuation is
                                        due to a changing market and

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 4

--------------------------------------------------------------------------------

                                        the larger size of the tract
                                        transferred. The 1989 market was
                                        somewhat stronger in local rural areas.

Current Contracts:                      None reported

Current Listing:                        Not listed for sale

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 5

                                                             DEFINITION OF TERMS
================================================================================

1. MARKET VALUE - The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

            Sources:    1.    Comptroller of the Currency; 12 CFR Part 34
                              Section 34.42(f) of Federal Regulations.

                        2. FDIC Final Rule on Title XI of the Financial Institutions Reform. Recovery, and Enforcement Act of 1989 (FIRREA). effective September 19, 1990, as defined in 12 CFR Part 323.4.a.10.

2. HIGHEST AND BEST USE - That reasonable and probable use that will support the highest present value, as defined, as of the effective date of the appraisal. Alternatively, that use, from among reasonably probable and legal alternative uses, found to be physically possible, appropriately supported, financially feasible, and which results in the highest land value.

3. MARKET RENT - The rental income that a property would most probably command on the open market; indicated by current rents paid and asked for comparable space as of the date of appraisal.

4. MARKET PRICE - The amount actually paid, or to be paid for a property in a particular transaction. This differs from market value in that it is an accomplished or historic fact, whereas market value is and remains an estimate until proven. Market price involves no assumption of prudent conduct by the parties, of absence of undue stimulus or of any other condition basic to the market value concept.

5. APPRECIATION - Increase in value due to increase in cost to reproduce, value over the cost, or value at some specified earlier point in time, brought about by greater demand, improved economic conditions, increasing price levels, reversal

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 6

--------------------------------------------------------------------------------

      of depreciating environmental trends, improved transportation facilities, direction of community or area growth, or other factors.

6. DEPRECIATION - A loss of utility and hence value from any cause. An effect caused by deterioration and/or obsolescence.

7. INVESTMENT VALUE - The value of an investment to a particular investor, based on his or her investment requirements; as distinguished from market value, which is impersonal and detached.

8. FUNCTIONAL OBSOLESCENCE - Impairment of functional capacity or efficiency. Functional obsolescence reflects the loss in value brought about by such factors as overcapacity, inadequacy, and changes in the art, that affect the property item itself or its relation with other items comprising a larger property. The inability of a structure to perform adequately the function for which it is currently employed.

9. EXTERNAL OBSOLESCENCE - Impairment of desirability or useful life arising from factors external to the property, such as economic forces or environmental changes which affect supply-demand relationships in the market. Loss in the use and value of a property arising from the factors of external obsolescence is to be distinguished from loss in value from physical deterioration and functional obsolescence, both of which are inherent in the property. Also referred to as locational or economic obsolescence.

10. FEE SIMPLE ESTATE - Absolute ownership unencumbered by any other interest or estate; subject only to the limitations of eminent domain, escheat, police power, and taxation.

11. LEASED FEE ESTATE - An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others; usually consists of the right to receive rent and the right to repossession at the termination of the lease.

12. LEASEHOLD ESTATE - The right to use and occupy real estate for a stated term and under certain conditions; conveyed by a lease.

13. PRESENT VALUE - The current monetary value. It is the today's cash lump sum which represents the current value of the right to collect future payments. It is the discounted value of aggregate future payments.

14. GROSS SALES PROCEEDS - The total amount of invoiced sales, before deducting returns, allowances, etc. over the forecasted sellout period.

15. FORECASTING - Predicting a future happening or condition based on past trends and the perceptions of market participants, tempered with analytical judgment concerning the continuation of these trends and the realization of these perceptions in the future.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 7

--------------------------------------------------------------------------------

16. OVERALL CAPITALIZATION RATE - An income rate for a total property that reflects the relationship between a single year's net operating income expectancy or an annual average of several years' income expectancies and total price or value; used to convert net operating income into an indication of overall property value.

17. DISCOUNT RATE - A rate of return on capital used to convert future payments or receipts into present value.

18. INTERNAL RATE OF RETURN - The annualized rate of return on capital that is generated or capable of being generated within an investment or portfolio over the period of ownership; similar to the equity yield rate; often used to measure profitability after income taxes, i.e., the after-tax equity yield rate; the rate of discount that makes the net present value of an investment equal to zero; discounts all returns from an investment, including returns from its termination, to equal the original investment.

19. RETAIL VALUE - The term "retail" refers to the aggregate sum of all the individual unit values as of the date of the appraisal. Generally applied to residential lot sales or condominium developments.

Source of Definitions: The American Institute of Real Estate Appraisers, The Dictionary of Real Estate Appraisal; American Institute of Real Estate Appraisers and Society of Real Estate Appraisers, Real Estate Terminology, Ed. Byrl N Boyce (Cambridge, MA: Ballinger Publishing Company, 1981); or standard industry definitions.

SUPPLEMENTAL DEFINITIONS

1. MARKET VALUE "AS IS" ON APPRAISAL DATE: An estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date the appraisal is prepared.

2. PROSPECTIVE VALUE UPON COMPLETION OF CONSTRUCTION: The Value presented assumes all proposed construction, conversion, rehabilitation is hypothetically completed, or under other specified hypothetical conditions, as of the future date when such construction completion is projected to occur. If anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate shall reflect the market value of the property in its then "as-is" leased state (future cash flows must reflect additional lease-up costs, including tenant improvements and leasing commissions, for all areas not preleased). For properties where individual units are to be sold over a period of time, this value should represent that point in time when all construction and development costs have been expended for that phase, or those phases, under valuation.

3. PROSPECTIVE VALUE UPON ACHIEVING STABILIZED OCCUPANCY: The value presented assumes the property has attained the optimum level of long-term occupancy, which an income-producing real estate project is expected to achieve under

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 8

--------------------------------------------------------------------------------

      competent management after exposure for leasing in the open market for a reasonable period of time at terms and conditions comparable to competitive offerings. The date of stabilization must be estimated and stated within the report.

4. PROPOSED TRACT DEVELOPMENT: Means a project of five units or more that is constructed, or is to be constructed, as a single development. A tract development may be units in a subdivision, condominium project, timeshare project, or any similar project meant to be sold as individual units over a period of time.

5. FAIR VALUE - The cash price that might reasonably be anticipated in a current sale under all conditions requisite to a fair sale. A "fair sale" means that buyer and seller are each acting prudently, knowledgeably, and under no necessity to buy or sell. "Current sale" means that the property is exposed to the open market for a reasonable time considering the property type and local market conditions. When a current sale is unlikely, i.e., when it is unlikely that the sale can be completed within 12 months, the appraiser should discount to present value any and all cash flows which might be generated by the property to obtain the estimate of fair value. These cash flows include, but are not limited to, those arising from ownership, development, operation, and sale of the property. The discount applied should reflect the appraiser's judgement of what a prudent, knowledgeable purchaser under no necessity to buy would be willing to pay to purchase the property in a current sale. Whenever the appraiser believes that more than one year is necessary for a fair sale of the property, the appraiser shall state and justify the estimated holding period, cash flows and the discount rate applied.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal, Inc.                                      Page 9

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

      Standard Rule 2-2g of the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute requires the appraiser to clearly and accurately set forth all facts, assumptions and conditions that affect the analysis, opinions and conclusions upon which the appraisal is based. In compliance therewith, and to assist the reader in interpreting this report, such assumptions and limiting conditions are set forth as follows:

1. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report. The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

2. No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, notwithstanding the fact that such matters may be discussed in the report.

3. The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinion herein stated.

4. The valuation is reported in dollars of currency prevailing on the date of appraisal.

5. Maps, plats, and exhibits included herein are for illustration only as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

6. All information and comments pertaining to this and other properties included in the report represent the personal opinion of the appraiser, formed after examination and study of the subject and other properties. While it is believed the information, estimates and analyses are correct, the appraiser does not guarantee them and assumes no liability for errors in fact, analysis or judgement.

7. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraiser or the firm with which he is connected, or any reference to the Appraisal Institute or the MAI or RM designation) shall be disseminated to the public through advertising media, public relations media, news media, sales media or any other public means of communication without prior written consent and approval of the undersigned.

8. The appraiser is not required to give testimony or to appear in court by reason of this appraisal, unless prior arrangements have been made.

9. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

10. Certain information concerning market and operating data was obtained from others. This information is verified and checked, where possible, and is used in this appraisal only if it is believed to be accurate and correct. However, such information is not guaranteed.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 10

--------------------------------------------------------------------------------

11. Real Estate Values are influenced by a large number of external factors. The data contained herein is all of the data we consider necessary to support the value estimate. We have not knowingly withheld any pertinent facts, but we do not guarantee that we have knowledge of all factors which might influence the value of the subject. Due to rapid changes in the external factors, the value estimate is considered reliable only as of the date of the appraisal.

12. Opinions of value contained herein are estimates. There is no guarantee, written or implied, that the subject property will sell for such amounts.

13. It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures which would render it more or less valuable. No responsibility is assumed for such conditions or for engineering which may be required to discover such factors.

14. If the subject of the appraisal is an improved property, the appraiser has personally inspected the property and finds no obvious evidence of structural deficiencies except as stated in this report; however, no responsibility for hidden defects or conformity to specific governmental requirements, such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.

15. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

16. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act (aka, ADA). It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

17. The value estimate assuming a portfolio sale specifically assumes the property is sold as part of the 17 property portfolio described within the attached report. As is the case with any value estimate, the portfolio sale value estimate is based on a sale within a typical marketing period of 12 months or less. Any fluctuations in market conditions can possibly have more significant effects on portfolio value than individual property sales.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 11

                                             BROWNSVILLE\HAYWOOD COUNTY ANALYSIS
================================================================================

LOCATION AND GENERAL INFORMATION

      Brownsville, the county seat of Haywood County, is located in the southwest portion of the State and is 55 miles northeast of Memphis, 166 miles west of Nashville and 500 miles south of Chicago. U.S. Highways 70 and 79 and State roads 76 and 19 intersect within the city or adjacent to Interstate 40 immediately south.

      Brownsville has a pleasant blend of agriculture and industry with twelve manufacturing firms located in the city. Much of the land in Haywood County is suitable for growing cotton in an abundant supply.

      Brownsville, named for General Jacob Jennings Brown, was incorporated in 1826 by an Act of the Tennessee Assembly. In 1825, the first school was established and public roads were cut to neighboring county seats. In 1882, the Brownsville and Jackson Railroad was chartered to serve Haywood County. The County operates under a County Executive-Commissioner form of government. The County Executive-Commissioner is the chief administrative officer and presides over the quarterly meetings of the County Commissioners.

POPULATION, LABOR AND INDUSTRY

                            POPULATION - 1950 - 1990

        Year        Brownsville         Haywood County           Totals
        ----        -----------         --------------           ------

        1950           4,711                26,212               30,923

        1960           5,414                23,393               28,807

        1970           7,011                19,596               26,607

        1980           9,983                20,318               30,301

        1990          10,224                19,654               29,878

Labor Market and Supply

      Haywood County has an estimated 10,160 persons in the labor force, of which 8,990 are employed. This reflects an 11.5 percent unemployment rate. The estimated total population within a 25-mile area is 135,000 persons.

      A report by the County School Superintendent shows that 265 high school graduates enter the Haywood County the labor force annually.

      Within a 25-mile radius of Brownsville, which is normal commuting distance in West Tennessee, there are portions of six other counties. While the majority of Haywood Countians live outside the city limits of Brownsville, many of these people are industrial employees in Brownsville and other nearby towns. An excellent network of Federal, State and County highways provide mobility of Haywood and surrounding counties.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 12

--------------------------------------------------------------------------------

      The past decade has reflected a change from agrarian to industrial employment for many of the local residents. This same trend has been reflected in the decrease in county population during a period of increase in the city population.

ECONOMIC CHARACTERISTICS

      A diversified economy exists in Brownsville and Haywood County. Personal income is not dominated by any one source. Industrial payrolls total approximately $39,157,740 in Haywood County. Income from agriculture is more than $40-million. The median home value is $41,200 and the typical median rent is $267. The median household income is $18,018.

      Per capita income in Haywood County has increased from $3,806 in 1977 to $14,859 in 1993. Retail sales for the county were approximately $47-million in 1977 and were reported at $114,216,000 in 1993.

EXISTING INDUSTRIES IN BROWNSVILLE

Brownsville Sawmill                Lasco Products/Phillips Industries
-------------------                ----------------------------------
Product:  Lumber, railroad ties    Product:     Plastic pipe fittings
Employment:  35                    Employment:  350

Dixie Printing Company             MTD Products/Cub Cadet
----------------------             ----------------------
Product:     Custom printing       Product:     Riding lawn mowers
Employment:  8                     Employment:  501

Haywood Company                    James H. Moore and Son
---------------                    ----------------------
Product:     Garden Hose, PVC      Product:     Ladies' & children's
             compound,plasticizer,              sportswear
             tread rubber          Employment:  98
Employment:  540

Haywood Element                    Pro-Line
---------------                    --------
Product:     Heating Elements      Product:     Plastic converter
Employment:  74                    Employment:  24

Ross Manufacturing Company
--------------------------
Product:     Bucket elevators, feed mill, and grain handling equipment
Employment:  24

Simmco
------
Product:     Propane vessels
Employment:  60

Stackpole Limited, U.S.A.
-------------------------
Product:     Powder metal bearings
Employment:  120

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 13

--------------------------------------------------------------------------------

Tennessee Compressed Soil
-------------------------
Product:     Compressed soil
Employment:  4

UTILITIES

Electric Power

      Electric power is distributed in Brownsville by the City of Brownsville Utility Department, which has a contract with the Tennessee Valley Authority. TVA is a wholesale supplier of electric power to the City of Brownsville Utility Department. TVA has been a leader in implementing innovative pricing arrangements which have lowered the price to eligible customers. These innovative pricing arrangements decrease rates for commercial and industrial customers. TVA's economic development field offices provide direct and customized economic development services with a goal of helping to create high-value jobs and increasing the production of goods and services. All of the West Tennessee Industrial Association's service area is served from locally-owned systems of distributors which purchase power at wholesale from TVA.

Natural Gas

      Natural gas is distributed by the Brownsville Utility Department and purchased from Texas Gas Transmission Corporation. The supply is furnished to the city through a six-inch high pressure transmission line. Two main transmission lines are maintained by Texas Gas Transmission Corporation.

Fuel

      Coal may be obtained directly from nearby West Kentucky or Southern Illinois fields either by rail or truck delivery.

Water

      Water is supplied by the Brownsville Utility Department. The system has two 180-feet deep eight-inch wells and three 260-feet twelve-inch wells. The average temperature of the water is sixty degrees. The pumping capacity of the system is 4-million gallons per day and daily consumption is 2.7-million gallons. Two additional wells have been added and an additional water plant is being built that will provide another 3-million gallons per day.

COMMUNICATIONS

Postal Facilities

      Brownsville is served by a first-class post office with 25 employees. There are three incoming and two outgoing mails daily by truck.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 14

--------------------------------------------------------------------------------

Telephone and Telegraph

      Telephone service is provided by BellSouth with over 7,089 access lines currently being served. Western Union provides telegraph service for Brownsville.

Radio

      Brownsville has two local radio stations, WBHT-AM and WTBG-FM. There is also excellent AM and FM reception from most Memphis and Jackson stations.

Television

      Brownsville has no local television station, but is adequately served by WBBJ-TV in Jackson, WHBQ-TV, WMC-TV and WREG-TV in Memphis. Education station WKNO is also received from Memphis. Cable-TV service is available and offers 24 channels plus four movie channels and the Disney Channel.

Newspapers

      The Brownsville States-Graphic and West Tennessee Chronicle, weekly newspapers, are published in Brownsville. The Commercial Appeal (Memphis), Nashville Tennessean, and The Jackson Sun are daily newspapers delivered in Brownsville.

TRANSPORTATION

Railroads

      Brownsville is served by the CSX Transportation Railroad. This line provides daily service with connections to the Norfolk Southern Railroad at Humboldt, 25 miles to the northeast. In addition, direct service is available to numerous other trunk line railroads.

Highways

      Brownsville is located at the junction of U.S. Highway 70 and 70A, running eastwest, U.S. Highway 79, running north and south, State Highway 19, running northwest and Highway 54 running north. U.S. Interstate Highway 40 is four miles south of Brownsville. Three interchanges with federal and state highways provide access into Brownsville.

Air Service

      The nearest commercial service is in Jackson (22 miles east) at McKellar-Sipes Regional Airport through Northwest Airlink. Memphis International Airport is approximately one hour's drive from Brownsville via Interstate 40. Memphis offers eight major airlines, six commuter airlines, and 42 air freight companies. Federal Express is based in Memphis.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 15

--------------------------------------------------------------------------------

LIVING CONDITIONS

Climate

      Memphis data has been used here and any variation will be minor. The prevailing climate is temperate, with pronounced seasonal variations in both temperature and precipitation. Snowfall is variable from year to year. Most winters have little or none, while other winters can have a seasonal snowfall of up to 17 inches.

Housing

      Home prices (new) range from $30,000 to $200,000, depending upon location and type of building. Older homes can be purchased for a lower price. Average residential construction cost will range from $40.00 to $50.00 per square foot.

      Average rental for a garden-type two bedroom apartment is $350.00. The average house in Brownsville would rent for $400.00 to $450.00 per month.

Education

      Public education in Brownsville is provided by the Haywood County Board of Education which operates six schools in Brownsville including a vocational school. There are approximately 4,100 students and 258 teachers in the entire system.

      Higher education is available at the many colleges, universities, business and vocational schools of nearby Jackson and Memphis. The Tennessee Technology Center at Jackson turns out many students who are trained for skilled industrial employment.

Medical Facilities

      As the primary resource for health care in Brownsville, Methodist Haywood Park Hospital plays a vital role in the community. The 62-bed, acute care hospital offers numerous services including: inpatient, emergency, outpatient, obstetrics, laboratory, therapeutic swingbed as well as intermediate and skilled care. Diagnostic services such as mammography, CT Scan, fluoroscopy and ultrasound are also at Methodist Hospital.

FINANCIAL INSTITUTIONS

      Brownsville has three strong banks. They reported the following condition as of the date of their last statement:

Brownsville Bank
----------------
Deposits .................... $184,295,000
Total Assets ................ $212,044,000

First State Bank
----------------
Deposits .................... $ 80,000,000
Total Assets ................ $ 92,959,000

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 16

--------------------------------------------------------------------------------

Tennessee Community Bank
------------------------
Deposits .................... $  5,883,000

      Financing of industrial projects in West Tennessee communities is an important factor in attracting new firms to the area and encouraging existing firms to expand. Local communities and the West Tennessee Industrial Association can suggest a plan suitable for most projects.

CONCLUSION

      Brownsville is a small town located in a generally rural setting. Long term data indicates the immediate economy is in transition from agricultural influences to increasing influences of industrial growth. Long term growth for the area is anticipated to be moderate and consistent with non-metropolitan areas of the region; however, high unemployment rates relative to the State of Tennessee and national averages is anticipated to continue. The effects on commercial real estate is anticipated to be stable to moderate appreciation in the long term.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 17

                               ===================
                                 CITY/COUNTY MAP
                               ===================

                               [GRAPHICS OMITTED]

--------------------------------------------------------------------------------


(C)1997 Hubber & Lamb Appraisal Group, Inc.                              Page 18

                                                         JACKSON COUNTY ANALYSIS
================================================================================

PHYSICAL CHARACTERISTICS

      Jackson County is situated in the southeast section of Mississippi, on the Gulf of Mexico. The County contains a total of 744 square miles of area, of which 56 square miles are incorporated areas of: Pascagoula, Moss Point, Ocean Springs and Gautier. Therefore, only eight (8) percent of the total area is incorporated. It is important to note, however, that there are several communities in Jackson County that are not incorporated, but account for a considerable amount of population. Gautier became an incorporated city in the mid-1980's, and the City of Moss Point annexed portions of Escatawpa in the early 1990's.

      The four incorporated areas mentioned above (Pascagoula, Moss Point, Ocean Springs and Gautier) are all located in the southern portion of the County, along the Gulf of Mexico and Pascagoula Rivers. Pascagoula is situated along the Gulf of Mexico and Pascagoula Rivers. Pascagoula is situated along the Gulf of Mexico and the east bank of the East Pascagoula River. Moss Point is located north of Pascagoula, on the Escatawpa River. Gautier is located on the Gulf of Mexico and the west bank of the West Pascagoula River and Ocean Springs is located on the Gulf of Mexico and the Biloxi Bay, in the western section of the County.

COMMUNITY INFLUENCES

      Pascagoula and Moss Point are industrial employment centers for the area, while Gautier and Ocean Springs are bedroom communities. Gautier has developed over the last 20 years due to the industrial expansion in Pascagoula and the scarcity of residential land in Pascagoula. It is now the location of a regional mall and three community shopping centers, and thus, it became the shopping center for the area. However, Wal-Mart and K-Mart have built new shopping centers in Pascagoula and Ocean Springs, and several of the neighborhood shopping center spaces around the Singing River Mall are now vacant. In fact, one of the shopping centers, located directly across from the mall, sold at auction several years ago.

      Ocean Springs has consistently been a favorite bedroom community in the area. It was a resort community until the early part of this century and it is now the fastest growing residential area of the County. It not only serves as a bedroom community for Pascagoula/Moss Point, but Biloxi/Gulfport as well. It is also a popular retirement community. It is interesting to note that from 1986 to 1991, Ocean Springs increased in total water meters by 10.8%, while Pascagoula increased by less than 2%, and Moss Point did not grow at all. Since 1991, however, Ocean Springs has embarked on an unprecedented growth cycle that is partially due to the Navy Homeport, but mainly to legalized gaming in Biloxi-Gulfport.

POPULATION

      The County's total population, in the 1995 estimate, was approximately 126,800 people. Of that estimate, Pascagoula contained 27,400, Moss Point - 18,100, Ocean Springs - 16,200 (does not include recently annexed area to the east) and Gautier - 11,000. The Pascagoula median household income is approximately $24,410. The

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 19

--------------------------------------------------------------------------------

Pascagoula per capita income is approximately $11,560. The average age in Pascagoula is 34 years.

      The unincorporated areas of Jackson County contain an estimated total of 54,100 people, according to the Census. This large number, outside the city limits, is primarily due to the fact that the municipalities are limited in growth potential by natural boundaries such as swamps, the Gulf, rivers, and undesirable lowlands.

      Pascagoula's existing tax base is not growing at a fast enough rate to keep up with escalating operating costs. In addition, a large regional shopping center, the Singing River Mall, was built in Gautier. This mall spawned growth of surrounding neighborhood shopping centers, and it made Gautier the shopping center of Jackson County. Consequently, much of the sales tax revenue has been lost from the other communities. This could be a potential problem for those communities since it could cause taxes to increase. However, within the last few years, Wal-Mart and K-Mart have built new shopping centers in Pascagoula and Ocean Springs, and a significant amount of the shopping center space around the Mall in Gautier is vacant or rented for low rates. The taxes in Pascagoula have increased by an average of only about 2.4% per year, over the last five years. However, there is not enough land available for sustained growth like that found in Ocean Springs.

ECONOMICS

      Jackson County ranks in the top ten of the 82 counties in Mississippi for per capita personal income, which was estimated to be $12,800 in 1995. It is the home of Mississippi's largest seaport, and it is the most industrialized county in the state.

      Litton Industries' Ingalls Shipbuilding Division is one of the largest shipyards in the United States, and it has been a very successful defense contractor with the Navy for the past thirty (30) years. However, the shipyard employed over 24,000 people in 1977, and the employment was reduced to about 11,000 in the early 1980's. This had a very negative impact on the local economy for several years, but the current employment has been stable for the last few years. However, the shipyard was not successful in a bid for a major Navy contract, and the workforce was reduced in late 1996 to about 9,000 employees. Recently, they have begun to rehire, due to new work in the offshore oil exploration and production industry. However, these "ups and downs" in the shipyards work force are typical characteristics of Ingall's since the employment requirements fluctuate during the building stages.

      The reader must be advised that the shipyard is dependent upon the U.S. Navy for the majority of their work. They apparently cannot compete with foreign shipyards for commercial shipbuilding, since costs are considerably less in some other shipbuilding countries. This point is made to illustrate how important the U.S. Navy budget is to the local economy. Therefore, the Navy budget is always of great concern to local business and political leaders. It is clear that the "600 ship Navy" goal of the 1980's is not the goal of the 1990's, and several shipbuilding programs, including those at Ingalls, are under scrutiny.

      The bright spot in the local economy has been the resurgence of activity in the offshore oil industry. The oil industry suffered a drastic downturn in the early

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 20

--------------------------------------------------------------------------------

1980's, and offshore rigs and supply boats were no longer in demand. Consequently, much of that hardware was sold at reduced prices and converted to other uses. There has been very little construction of that type of equipment (rigs and supply boats) since then, and new production in the Gulf is requiring new construction now. Consequently, Halter Marine and HAM Industries, two local companies, have hundreds of new jobs to fill.

      In addition to the shipyards, one of the largest oil refineries in the United States is located in Pascagoula, in the Stennis Industrial Park. This is the Chevron Refinery that has always been, and is expected to remain, "stable."

      When Ingalls Shipyard expanded in the early 1970's, the entire area enjoyed a "boom town" growth. Building permits in Jackson County were almost 1,100 in 1972, and 1,500 in 1973. As a comparison, building permits in the last three years have averaged between 550 and 650 per year.

      It is also important to note that Pascagoula has a Homeport for Naval vessels that officially opened in July of 1992. The County also has a "high tech" industrial park at the intersection of Interstate 10 and Highway 57, near the geographic center of the County. This development is known as Sunplex, and it is designed to attract lighter, high technology industries to diversify the industrial base. It has had limited success in attracting new "outside" industry.

      In summary, Jackson County has much potential as an industrial area, but is still dependent on the Navy. It will take years to diversify to a point that it will not "live and die" with the shipyard. However, the new construction demand from the offshore oil industry will stabilize the area for several years.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 21

                               ===================
                                 CITY/COUNTY MAP
                               ===================

                               [GRAPHICS OMITTED]

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 22

                                                 SHOPPING CENTER MARKET ANALYSIS
================================================================================

INTRODUCTION

      Trends in the shopping center market are examined in this section of the appraisal report in an effort to assess current, as well as future, influences on property value. The data most commonly utilized in the analysis of shopping center feasibility includes the supply of shopping center space and ongoing, or planned new construction. Additionally, absorption rates, occupancy levels and the direction of rental rates and expenses are viewed as critical in determining the marketability and ultimate feasibility of a project.

INFORMATION SOURCE

HUBER & LAMB:                               A survey of comparable properties in
                                            the subject's submarket was also
                                            conducted by Huber & Lamb Appraisal
                                            Group, Inc. This data is useful in
                                            delineating and identifying trends
                                            in the immediate market area of the
                                            subject as indicated by the subject
                                            and most competitive properties.

SUBMARKET OCCUPANCY ANALYSIS

    BROWNSVILLE/HAYWOOD COUNTY SUBMARKETS
      TYPE OF SHOPPING CENTER:              The shopping center market can be
                                            delineated into three general
                                            categories based on physical size
                                            and tenancy. The following
                                            summarizes these classifications.

        Neighborhood:                       Usually under 100,000 SF, 1 or 2
                                            anchors, usually anchored by
                                            grocery. Typically draws shoppers
                                            from within a three mile radius.

        Community:                          100,000 - 300,000 SF built around
                                            discount department store, variety
                                            store or junior department store and
                                            usually including supermarket. Draws
                                            shoppers from at least a seven mile
                                            radius.

        Regional:                           Usually over 300,000 SF with at
                                            least one major department store.
                                            Typically enclosed mall type
                                            shopping centers drawing shoppers
                                            from a greater than 10-mile radius.

SUBJECT MOST COMPETITIVE MARKET OCCUPANCY ANALYSIS

DESCRIPTION:                                Huber & Lamb has completed a survey
                                            of the most competitive properties
                                            with the subject located within the
                                            submarket. These properties are
                                            considered most direct competition
                                            of the subject and are utilized as
                                            the comparable rents in the

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 23

--------------------------------------------------------------------------------

                                            income capitalization approach. This
                                            analysis provides insight on the
                                            micro market level of the subject as
                                            compared to the previous general
                                            market analysis.

                             MOST COMPETITIVE MARKET
                                OCCUPANCY SUMMARY

=============================================================================================================
                                                              Square
Comparable Apartment                              Rent No.     Feet          Year Built             Occupancy
-------------------------------------------------------------------------------------------------------------
Brownsville Place Shopping Center                 Subject      76,762                  1989             98%
-------------------------------------------------------------------------------------------------------------

Bradford Square Shopping Center, Brownsville, TN     1                     1972, 1977, 1983
                                                               81,651                & 1987            100%
-------------------------------------------------------------------------------------------------------------

Subway Shopping Center, Brownsville, TN              2          6,000                  1990            100%
-------------------------------------------------------------------------------------------------------------

Humboldt Center, Humboldt, TN                        3        125,000                  1972             98%
-------------------------------------------------------------------------------------------------------------

Humboldt Eye Care/Cato Shopping Center,              4

Humboldt, TN                                                   14,000                  1996            100%
=============================================================================================================

Totals/ Weighted Avgs.                                        303,413                                    99%
=============================================================================================================

TOTAL SF OCCUPIED:                          299,713 SF
TOTAL SF VACANT:                            3,700 SF

ANALYSIS:                                   The most competitive shopping center
                                            properties, including the subject
                                            have an occupancy rate at 98% or
                                            higher. The most competitive
                                            market's occupancy is obviously
                                            reflective of the good health of the
                                            submarket. The subject property was
                                            constructed in 1989. It should be
                                            noted that the Brownsville shopping
                                            center properties have 100%
                                            occupancies excluding the subject.
                                            However, the population within the
                                            county has not increased over the
                                            past 40 years, which leads the
                                            appraisers to believe that growth is
                                            not a factor in this county or city.

INVESTMENT DESIRABILITY:                    The retail real estate investor
                                            market is becoming cautious. Retail
                                            sales nationally and locally were
                                            weaker than expected in 1995,
                                            particularly for the Christmas
                                            season. In addition, the market is
                                            changing significantly with the
                                            on-slaught of superstores and the
                                            significant growth in catalogue
                                            retail sales. Thus, tenant type and
                                            center design is constantly changing
                                            as well as consumers' buying habits.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 24

--------------------------------------------------------------------------------

                                            It is inevitable that a certain
                                            percentage of these superstores will
                                            fall out due to increased
                                            competition. Thus, while power
                                            centers were the investors choice
                                            only one to two years ago, they have
                                            fallen out of favor over the past
                                            several months. Investors are
                                            considering neighborhood and
                                            community centers to be a better
                                            investment. People will always have
                                            to buy groceries, get their hair
                                            cut, buy pizza and purchase
                                            consumable items and services from
                                            local neighborhood and community
                                            stores. This is considered a
                                            positive for the subject.

                                            Smaller, non-anchored strip centers
                                            will attract local investors. This
                                            market has had limited sales
                                            activity over the past two to three
                                            years. Most of the activity from a
                                            few years ago was during the end of
                                            a cycle where lending institutions
                                            had taken control or foreclosed on
                                            properties and sold the strip
                                            centers to local investors. These
                                            investors have held the properties
                                            as the market has improved. Only
                                            recently has there been significant
                                            evidence of smaller retail strip
                                            centers beginning to sell again.

CONCLUSIONS

      The overall City of Brownsville & Haywood County shopping center market has relatively static over the years since the subject property was constructed. No significant new construction has occurred. Occupancies have remained high for the last few years. In neighboring Humboldt, a very similar rural community the situations is approximately the same. Most rural Tennessee communities of this size have remained stable over the past few years, unless an outside source changes the area.

      In the final analysis, the economy is maintaining strength with increased retail sales. Neighborhood shopping centers are gaining strength, particularly well anchored centers in good locations. Speculative new development is currently limited in this market. This should result in continued high occupancies and moderate rent appreciation over the foreseeable future, or at least two years.

SUBJECT PROPERTY CONCLUSIONS

      The subject property can be classified as an anchored neighborhood center. The subject's retail submarket is relatively strong with high occupancies in the newer or renovated centers as well as occupancies in the older centers. The tenant mix for the subject is appropriate for the local market it serves. Thus, the subject property is considered an average quality investment property with the most probable buyer being a regional buyer.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 25

                                                           NEIGHBORHOOD ANALYSIS
================================================================================

NEIGHBORHOOD DEFINED

      A neighborhood, as defined by the 9th edition of The Appraisal of Real Estate is "a grouping of complementary land uses" effected by similar operation of the four forces that affect property value. These forces include social, economic, governmental and environmental factors. A neighborhood is further defined by the revised edition of Real Estate Appraisal Terminology as being a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises. Neighborhood boundaries may consist of well-defined natural or manmade barriers or they may be more or less defined by a distinct change in land use or in the character of the inhabitants. The overriding purpose of describing and analyzing a particular neighborhood is to observe and/or quantify data indicating discernible patterns or urban growth, structure and change that may enhance or detract from property values.

NEIGHBORHOOD BOUNDARIES

North:      Brownsville northern city limits/Iola Avenue
East:       Brownsville eastern city limits/Morgan Street
South:      Brownsville southern city limits
West:       Brownsville city limits/Hillcrest Drive

      COMMENTS: The boundaries for the subject neighborhood were chosen because they contain homogeneous and dependent land uses delineated by distinct man-made boundaries. The neighborhood boundaries cover an area of approximately 0 miles. These boundaries constitute the neighborhoods.

GENERAL NEIGHBORHOOD DATA

DISTANCE FROM CBD:                    60 miles southwest (Memphis)
DISTANCE FROM AIRPORT:                60 miles southwest (Memphis)
PERCENT BUILT-UP:                     65%
GENERAL LAND USES:
   Single Family:                     60%; $20,000 to $70,000
   Apartment:                         15%
   Retail, Office:                    10% retail and 5% office
   Industrial, heavy commercial:      10%
TYPES OF COMMERCIAL TENANCIES:
   Predominant:                       Multi-tenant
   Secondary:                         Limited free standing owner occupant
PREDOMINANT PROPERTY AGE RANGE:       1960's - 1990's
NEIGHBORHOOD LIFE CYCLE STAGE:        Stable
PUBLIC TRANSPORTATION:                None

      COMMENTS: The subject neighborhood is a typical rural community with a few local industries. Residents commute to Memphis, Jackson and other rural locations for employment. Since the neighborhood is generally Brownsville, it contains a very wide range of development types and ages. The community has only two grocery stores and it is the county seat for Haywood County.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 26

--------------------------------------------------------------------------------

MAJOR TRAFFIC ARTERIES/ACCESS

================================================================================

STREET NAME    TYPE                         DIRECTION        NO. OF LANES
--------------------------------------------------------------------------------

US-70 & 70A    PRIMARY NEIGHBORHOOD ARTERY  EAST-WEST        4 LANE + TURN LANE
--------------------------------------------------------------------------------

US-79          PRIMARY NEIGHBORHOOD ARTERY  NORTH-SOUTH      4 LANE + TURN LANE
--------------------------------------------------------------------------------

SR-76/BY-PASS  NEIGHBORHOOD ARTERY          NORTH-SOUTH      4 LANE + TURN LANE
--------------------------------------------------------------------------------

SR-54          NEIGHBORHOOD ARTERY          NORTH-SOUTH      2 LANE
--------------------------------------------------------------------------------

SR-19          NEIGHBORHOOD ARTERY          EAST-WEST        2 LANE
================================================================================

      ACCESSIBILITY: The major traffic arteries provide average ingress and egress for the neighborhood. Main Street/US-70 is the primary retial/commercial corridor for Brownsville. The traffic arteries in the previous chart provided adequate accessibility throughout the neighborhood. IH-40 has three interchanges that provide accessibility to Brownsville.

NEIGHBORHOOD UTILITIES & INFRASTRUCTURE

================================================================================

ITEM                    ADEQUACY               PROVIDER             COST
--------------------------------------------------------------------------------

SEWER                   ADEQUATE               PUBLIC               TYPICAL
--------------------------------------------------------------------------------

WATER                   ADEQUATE               PUBLIC               TYPICAL
--------------------------------------------------------------------------------

GAS                     ADEQUATE               PUBLIC               TYPICAL
--------------------------------------------------------------------------------

POWER                   ADEQUATE               PUBLIC               TYPICAL
--------------------------------------------------------------------------------

TELEPHONE               ADEQUATE               SOUTH BELL           TYPICAL
--------------------------------------------------------------------------------

INTERIOR ROADS          ADEQUATE               PUBLIC               N/A
================================================================================

      COMMENTS: The neighborhood utilities and infrastructure are considered typical for the area and no negative influences are noted.

TRENDS

      GENERAL NEIGHBORHOOD HISTORY: The subject neighborhood is a developed rural community with a stable history. Commercial development along Main Street/US-70 as it currently exists began in the late 1960's into the 1970's with retail strip centers and free standing commercial buildings. The local city/county population has shifted over the past few years, but overall has stayed relatively the same since the 1950's.

      NEW DEVELOPMENT: In general, the subject neighborhood is a retail and commercial district with occasional redevelopment. The likelihood of new major retail/commercial development in the Brownsville area is slight, since the local population has remained relatively the same over the past few years. The last major development was of the subject property.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 27

--------------------------------------------------------------------------------

CONCLUSIONS

      In general, the subject neighborhood is a retail and commercial district with occasional development. The likelihood of new major retail/commercial development in the Brownsville area is slight, since the local population has remained relatively the same over the past few years. The last major development was of the subject property.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 28

                              ====================
                                NEIGHBORHOOD MAP
                              ====================

                               [GRAPHICS OMITTED]

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 29

                                                                   SITE ANALYSIS
================================================================================

LOCATION:                           110-128 Dupree Avenue/SR-76 By-pass;
                                    Southeast corner of Dupree
                                    Avenue/SR-76 Bypass and East Main
                                    Street/US-70

SIZE:

      ACRES:                        11.433
      SQUARE FEET (SF):             498,017 SF
      SOURCE:                       Proposed metes & bounds description

      COMMENTS:                     The above size is based on a proposed
                                    metes & bounds description based on the
                                    site plans and legal description
                                    provided by the developer/owners. The
                                    appraisers were instructed not to value
                                    the EXCESS VACANT SOUTHERN PORTION OF
                                    LAND. However, the appraisers were not
                                    provided a metes and bounds description.
                                    Therefore, the appraisers have estimated a size utilizing a software program designed for surveys. The company is Apex Software in Austin, Texas. The proposed survey and site description is included within this section of the report with two drainage basis along
                                    Dupree Avenue.

SHAPE:                              Semi-rectangular; Improvements are
                                    situated parallel to Dupree
                                    Avenue/SR-76 By-pass providing excellent visibility for the retail tenants.

FRONTAGE:
    DUPREE AVE./SR-76 BYPASS:       329.51'

    EAST MAIN STREET/US-70:         276'

STREET IMPROVEMENTS:
    DUPREE AVENUE/SR-76 BYPASS:
      Street Type:                  Primary neighborhood artery
      Traffic Direction:            North - south
      Quality; Condition:           Asphalt bar-ditches; average
      Number of Lanes:              Four; with one turn lane, bi-directional
      Driveway Cuts:                One on Dupree Avenue/SR-76 Bypass
      General Traffic Patterns:     Moderate

    EAST MAIN STREET/US-70:
      Street Type:                  Primary neighborhood artery
      Traffic Direction:            East - west
      Quality; Condition:           Asphalt bar-ditches; average
      Number of Lanes:              Four; with one turn lane, bi-directional
      Driveway Cuts:                Two on East Main Street/US-70
      General Traffic Patterns:     Moderate

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 30

--------------------------------------------------------------------------------

VISIBILITY:                         Good, for stores fronting Dupree
                                    Avenue/SR-76 Bypass.

INGRESS/EGRESS:                     Good.  One curb cut on Dupree
                                    Avenue/SR-76 Bypass and two side
                                    entrance to the northside. No limiting
                                    factors noted.

TOPOGRAPHY:                         Level. Frontage slightly above street
                                    grade level.

SUBSOIL CONDITIONS & DRAINAGE:      The appraisers are not aware of an
                                    engineering study made to determine the
                                    subsoil conditions. Upon inspection of
                                    the subject and surrounding
                                    improvements, conditions appear adequate to support the subject structure.
                                    Drainage appears to be adequate.

FLOOD PLAIN:                        No
      FEMA MAP #:                   470087 0015 C
      EFFECTIVE DATE:               03/04/88

NUISANCES & HAZARDS:
ENVIRONMENTAL:                      Based on our site inspection, the
                                    appraisers did not observe any hazardous materials on the subject site. In August of 1990 a Phase I Environmental Site
                                    Assessment was conducted by United
                                    States Testing Company, Inc. of Memphis,
                                    Tennessee. They have determined that no
                                    environmental problems exist on the
                                    subject property. However, the
                                    appraisers are not qualified to detect
                                    such substances and would recommend an
                                    environmental audit be performed by an
                                    expert in this field to determine the
                                    possible existence of any potentially
                                    hazardous substances. No responsibility
                                    is assumed by the appraisers for any
                                    such conditions and the value estimate
                                    contained in this report is predicated
                                    on the assumption that there are no such hazardous materials existing on the site.

     GENERAL:                       No other nuisances or potential hazards
                                    were noted.

EASEMENTS:                          Neither the survey nor the on-site
                                    inspection of the property indicated any unusual or detrimental easements other than typical utility easements.

UTILITIES & SERVICES:               All typical public utilities including
                                    sewer, water, gas, electric and
                                    telephone are available and in use at
                                    the site. Capacity is considered
                                    adequate for any potential feasible
                                    development of the site.

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 31

--------------------------------------------------------------------------------

SURROUNDING LAND USES:              The subject tract is surrounded on the east
                                    and south by vacant farm land. The vacant land to the south is owned by the subject property's developer for future expansion of the center, but is not a part of this appraisal report. A separately owned, Exxon
                                    Station, outlot is located in the northwest corner of the subject property and has frontage along Dupree Avenue/SR-76 Bypass and East Main Street/US-70. To the north of the subject property across East Main
                                    Street/US-70 are some vacant residential tracts. Directly across Dupree Avenue/SR-76
                                    Bypass to the west from the subject site is a commercial property.

      CONCLUSION: The subject site is compatible with surrounding parcels both in physical features and use. Additionally, it is functionally adequate for the existing improvements and development of any potential feasible development consistent with surrounding land uses. There is no evidence of any negative site factors that would hamper the existing use, value, or marketability of the subject site.

      The reader is directed to the site analysis exhibits provided on the following pages.

--------------------------------------------------------------------------------


(C)1997 Hubber & Lamb Appraisal Group, Inc.                              Page 32

                               ===================
                                 AS-BUILT SURVEY
                               ===================

                               [GRAPHICS OMITTED]

--------------------------------------------------------------------------------


(C) 1997 Hubber & Lamb Appraisal Group, Inc.                             Page 33

                               ===================
                                 PROPOSED SURVEY
                               ===================

                               [GRAPHICS OMITTED]

--------------------------------------------------------------------------------


(C) 1997 Hubber & Lamb Appraisal Group, Inc.                             Page 34

                              ====================
                                SITE DESCRIPTION
                              ====================

================================================================================

   Beginning at a point of the Lot described by Metes and Bounds as follows:

TRACT 1:
   THENCE North 01 degrees;54'00" East, a distance of 450 ft.;

   THENCE North 08 degrees;50'00" West, a distance of 150.37 ft.;

   THENCE North 06 degrees;38'59" East, a distance of 179.14 ft.;

   THENCE North 76 degrees;46'39" East, a distance of 13.64 ft.;

   THENCE South 86 degrees;01'06" East, a distance of 141.31 ft.;

   THENCE North 03 degrees;58'54" East, a distance of 180.79 ft.;

   THENCE North 85 degrees;49'22" East, a distance of 242 ft.;

   THENCE South 03 degrees;58'54" West, a distance of 178 ft.;

   THENCE South 86 degrees;01'06" East, a distance of 151.20 ft.;

   THENCE North 03 degrees;58'54" East, a distance of 202.24 ft.;

   THENCE North 84 degrees;52'20" East, a distance of 34 ft.;

   THENCE South 03 degrees;58'54" West, a distance of 1029 ft.;

   THENCE North 85 degrees;29'32" West, a distance of 537.32 ft.;

    Said tract containing 11.4329 acres (498016.74 sqft.) of land, more or less

================================================================================

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 35

                                ================
                                  TAX PLAT MAP
                                ================

                               [GRAPHICS OMITTED]

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 36

                               ===================
                                 FLOOD PLAIN MAP
                               ===================

                               [GRAPHICS OMITTED]

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 37

                                                     DESCRIPTION OF IMPROVEMENTS
================================================================================

      The data and analysis included in this report section describes the building and improvement data relevant to the appraisal problem. Sources of the data are identified and information not available to the appraiser is noted where necessary. The data presented is analyzed based upon the functional utility and physical condition relative to their influence on the value conclusion of this assignment.

PROPERTY TYPE AND CHARACTER

PROPERTY TYPE:                  Neighborhood shopping center

BUILDING AGE:
     Year Built:                 1989
     Actual Age:                 8 years
     Total Economic Life:        50 years(*)
     Effective Age:              8 years(*)
     Remaining Economic Life:    42 years(*)
     * See Condition Analysis to follow

NO. OF STORIES:                  1

SIZE:
     Gross Building Area (GBA):  77,752 SF
     Net Rentable Area (NRA):    76,762 SF
     Source:                     Rent roll and tax records
     Floor-to-Area Ratio:        0.16:1

TYPICAL SMALL SHOP BAY DEPTH:    60' to 100'

TYPICAL SMALL SHOP BAY WIDTH:    15' to 60'

ANCHOR SPACE:
    Tenants:                     Wal-Mart
    Total Size:                  54,962 SF
    % Anchor:                    71.60%

      COMMENT: The subject anchor space is specifically designed for the anchor tenant. However, the open "big box" space is easily adaptable to other tenants. A loading dock is located in the rear of this space.

TENANCY:
     No. of Tenants:             9
     Type Occupancy:             Multi-tenant
     Current Physical Occupancy: 98%

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 38

--------------------------------------------------------------------------------

GENERAL CONSTRUCTION COMPONENTS

DATA SOURCES:
     Building Plans Provided:     Plans and specifications were not made
                                  available to the appraisers.

     Other: Property inspection by the appraisers, discussions with representatives of the property owner and information available from the Tax Assessor's office.

FOUNDATION:                       Concrete slab

STRUCTURAL SYSTEM:                Concrete black

ROOF SYSTEM:                      Built-up composition cover over metal
                                  rib decking on steel-bar joists

EXTERIOR WALLS:                   The exterior walls are brick on store
                                  fronts and painted concrete block on
                                  sides and rear.

EXTERIOR DOORS:                   Storefront glass in aluminum frame

EXTERIOR WINDOWS:                 Glass in aluminum frame

ELECTRICAL:                       Electrical fixtures and systems were
                                  noted to be in average quality. Average commercial service. Assumed to comply with all governing codes and good industry standard practice.

H.V.A.C.:                         Each lease space has an electric package
                                  heating and cooling units. Ground level.

PLUMBING:                         Each lease space has a men's and women's
                                  restroom. All restaurants have special
                                  plumbing for sinks and restrooms.

      COMMENTS: The subject improvements are composed of two separate buildings. These two buildings are separated by 115' tract of land set aside for a future expansion of the Wal-Mart space of approximately 20,000 SF of building area. The front of this space is covered by concrete block decorative wall.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 39

--------------------------------------------------------------------------------

SITE IMPROVEMENTS

SIGNAGE:                          One lighted sign on Dupree Avenue/SR-76
                                  Bypass

PARKING AREA:                     Asphalt paved with adequate parking spaces;
                                  average condition. Heavy duty concrete in the rear of the center for truck loading area.

     NO. OF SPACES:               529
     NO./1,000 SF OF GBA:         6.89/1,000 SF

FENCING:                          None

CONCRETE WALKS:                   Concrete along retail area

CONDITION/QUALITY

CONSTRUCTION QUALITY:             Average and typical of the local market

CONDITION OF IMPROVEMENTS:        Average to good given actual age

RECENT SIGNIFICANT
CAPITAL EXPENDITURES:             None

EFFECTIVE AGE ANALYSIS

      The improvements actual age is 8 years. This is not unusual in this neighborhood. The typical economic life for similar structures is 50 years. The condition, quality of construction and effective maintenance program by the current owner has maintained the economic life of the property. Based on the condition/quality analysis presented, a 42 year remaining economic life is considered reasonable before significant capital expenditures would be required to extend the economic life. This yields an estimated 8 year effective age.

FUNCTIONAL UTILITY ANALYSIS

      The overall property is considered to have average functional utility based upon the property type and use. The straight line shape of the center parallel to the highway is considered to be a functional shape with good visibility from the road. The local space bay depths are considered to be optimal for the market.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 40

                                  =============
                                    SITE PLAN
                                  =============

                               [GRAPHICS OMITTED]

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 41

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================

                               [GRAPHICS OMITTED]

            Front view of the subject on Dupree Avenue/SR-76 Bypass.

                               [GRAPHICS OMITTED]

            Front view of the subject on Dupree Avenue/SR-76 Bypass.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 42

--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

       View of East Main Street/US-70 looking north with subject on right.

                               [GRAPHICS OMITTED]

                          View of the rear of the site.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 43

                                                         SUBJECT PROPERTY ZONING
================================================================================

SUBJECT ZONING DATA SUMMARY

SUBJECT ZONING DESIGNATION:      GC - General Commercial District

ZONING AUTHORITY:                City of Brownsville & Haywood County

PURPOSE OF ZONING DISTRICT:      These districts are designed to provided
                                 adequate space in appropriate locations for the establishment of a wide variety of uses including commercial trade and service uses, entertainment facilities, offices and establishments engaged in wholesale trade.
                                 Since these activities tend to generate
                                 relatively large volumes of traffic and have other characteristics detrimental to residential districts, their locations should be removed from the proximity of residential district as much as possible.

PERMITTED USES:                  These  districts  provide  for  residential,
                                 governmental  uses,  institutional,
                                 community facilities and utilities necessary to serve these districts or which are required for general community welfare, automotive parking, retial and commercial, medical service, general office uses and general personal service uses.

REGULATIONS

MINIMUM FRONT YARD:              50'
    SIDE YARD:                   50' when adjoining residential; 10' for all
                                 others
    REAR YARD:                   50' when adjoining residential; 30' for all
                                 others
    MAXIMUM FLOOR AREA RATIO:    None
    MAXIMUM HEIGHT:              35 foot maximum front wall

LANDSCAPING:                     The first 10 feet of any required yard
                                 adjacent to a street shall be devoted to devoted to landscaping. All other required yard areas not occupied by sidewalks and driveways shall also be devoted to landscaping.

IMPROVEMENTS CONFORMITY:         Improvements appear to conform to the zoning
                                 regulations.

OTHER PRIVATE, PUBLIC OR LEGAL RESTRICTIONS

DEED RESTRICTIONS:               None known to the appraisers

PUBLIC RESTRICTIONS:             None known to the appraisers

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 44

--------------------------------------------------------------------------------

      The reader's attention is directed to the zoning map exhibit presented on the following page.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 45

                               ==================
                                   ZONING MAP
                               ==================

                               [GRAPHICS OMITTED]

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 46

                                                            HIGHEST AND BEST USE
================================================================================

INTRODUCTION

      In highest and best use analysis, an appraiser identifies the most profitable, competitive use to which a property can be utilized. Highest and best use may be defined as:

      The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(1)

      Proper analysis includes consideration of the highest and best use of a given property 1) as if vacant, and 2) as improved. The purpose of determining the highest and best use of land as though vacant is to identify a site's potential use, which governs its value. The purpose of determining the highest and best use of property as improved is to identify the use that is expected to produce the greatest overall return on the capital invested, and to assist the appraiser in the selection of comparable properties.

      A property's highest and best use must be 1) physically possible, 2) legally permissible, 3) financially feasible, and 4) maximally productive. These criteria will be considered sequentially and conditionally in this section of the appraisal report.

      The highest and best use analysis and conclusions form the foundation for the application of the three approaches to value and the reconciliation and final value estimate. The data presented in the previous sections of this report is analyzed and used as support for establishing the opinion of highest and best use. Therefore, only the more distinctive characteristics from each section that have substantial impact on the highest and best use are analyzed. The reader is referred to the previous sections for the detailed data.

HIGHEST AND BEST USE AS VACANT

      The initial step in analyzing the highest and best use of the appraised property is to consider the land as if vacant. Highest and best use of land or a site as vacant assumes that a parcel of land is vacant or can be made vacant by demolishing any improvements.

1.    PHYSICALLY POSSIBLE

      The size, shape, location, topography, and surrounding land use pattern of a parcel of land affects its physical utility and adaptability. These and other physical characteristics are considered in analyzing the physical capabilities of the site and most probable uses.

      REPORT SECTION REFERENCE: Site Analysis and Neighborhood Analysis

----------
      (1) THE APPRAISAL OF REAL ESTATE, NINTH EDITION, (CHICAGO: AMERICAN INSTITUTE OF REAL ESTATE APPRAISERS, 1987), P. 269.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 47

--------------------------------------------------------------------------------

      GENERAL SITE FEATURES:

        Physical Characteristics:     The semi-rectangular shape, average
                                      frontage, level topography, soil
                                      conditions and 11.433 acre size are
                                      functional for almost any type of
                                      development consistent with neighborhood trends. No unusual site development costs would be required.

        Utilities & Services:         All public utilities are available to
                                      the site in adequate supply and capacity to permit development of any probable use of the site. The site fronts on a public street that is in good condition.

        Functional Utility:           Considering the general site features,
                                      the functional utility and physical
                                      adaptability of the subject site is
                                      considered average and will allow most
                                      any typical development prevalent in the area.

      SURROUNDING LAND USES:          The subject tract is surrounded on the
                                      east and south by vacant farm land. The
                                      vacant land to the south is owned by the subject property's developer for future expansion of the center, but is not a part of this appraisal report. A separately owned, Exxon Station, outlot is located in the northwest corner of the subject property and has frontage along Dupree Avenue/SR-76 Bypass and
                                      East Main Street/US-70. To the north of
                                      the subject property across East Main
                                      Street/US-70 are some vacant residential tracts. Directly across Dupree
                                      Avenue/SR-76 Bypass to the west from the subject site is a commercial property.

      LIMITING FACTORS:               No limiting physical factors noted

      PHYSICALLY POSSIBLE CONCLUSION: The physical characteristics of the site and available utilities and services are adequate for a variety of uses and do not significantly limit the potential development of the site except to the density which would be allowed under the current zoning.

2.    LEGALLY PERMISSIBLE USES

      The analysis of legally permissible uses of the property includes consideration of zoning ordinances, private and deed restrictions, historic district controls and environmental regulations.

      REPORT SECTION REFERENCE:       Zoning Analysis

      ZONING DESIGNATION:             GC - General Commercial District

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 48

--------------------------------------------------------------------------------

      PERMITTED USES:                   These districts provide for residential,
                                        governmental uses, institutional,
                                        community facilities and utilities
                                        necessary to serve these districts or
                                        which are required for general community welfare, automotive parking, retial and commercial, medical service, general office uses and general personal service uses. See Zoning Analysis for more information.

      DEED RESTRICTIONS:                None known to the appraisers

      PUBLIC RESTRICTIONS:              No public restrictions are known.

      POSSIBILITY OF
         ZONING CHANGE:                 None known to the appraisers

      LEGALLY PERMISSIBLE USES CONCLUSIONS: Based upon the factors analyzed and the legally permissible uses for the subject, the best uses appear to be retail services.

3.    FINANCIALLY FEASIBLE

      In determining which uses are physically possible and legally permissible, an appraiser eliminates some uses from consideration. Then the uses that meet the first two criteria are analyzed further to determine which are likely to produce an income, or return, equal to or greater than the amount required to satisfy operating expenses, financial obligations and capital amortization. All uses that are expected to produce a positive return are regarded as financially feasible.

      MOST PROBABLE USES:              Based upon the analysis of physically
                                       possible uses and legally permissible
                                       uses, the best and most probable uses
                                       are limited to the highest density of
                                       retail space physically possible.

      FEASIBILITY:                     All of the most probable uses listed
                                       above are considered financially
                                       feasible based upon land values in the
                                       immediate area.

         Income: The use with the highest potential net operating income is retail sales, particularly a shopping center complex.

         Occupancies:                  Overall occupancy for retail shop space
                                       in Brownsville is estimated to be near
                                       98.8%. This is considered sufficient to
                                       justify new construction.

      FEASIBILITY CONCLUSION: The analysis of potential income and return on investment as well as demand (occupancy) indicates that retail services with a low percentage of office space would yield the highest return.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 49

--------------------------------------------------------------------------------

4.    MAXIMALLY PRODUCTIVE

      A comparison of the financially feasible uses indicates that retail services with low office percentage would yield the highest return to the land.

HIGHEST AND BEST USE
 AS IF VACANT STATEMENT:               The highest and best use of the subject
                                       site assuming it is vacant is
                                       development of a neighborhood shopping
                                       center.

HIGHEST AND BEST USE AS IMPROVED

      The preceding analysis of the site as vacant is also relevant to the highest and best use of the subject property, as improved. If the existing improvements are the same as those indicated for the highest and best use as vacant, the four tests for highest and best use do not have to be applied here because the conclusions reached in testing for the highest and best use of the site as though vacant are applicable to the analysis as improved.

CONFORMANCE TO HIGHEST AND BEST
 USE AS VACANT:                        The existing improvements of the subject
                                       property generally conform to the
                                       highest and best use as vacant.

POSSIBLE DEMOLITION, RENOVATION OR
 CONVERSION IN USE:                    A comparison of the land value estimate
                                       and the value estimate of the property
                                       as improved in the forthcoming valuation
                                       section indicates that the improvements
                                       contribute significant value to the
                                       property. Therefore, demolition is not
                                       justified. An economic analysis shows
                                       remodeling, renovation or conversion of
                                       the subject to another use is not
                                       economically justified.

HIGHEST & BEST USE
 AS IMPROVED STATEMENT:                The highest and best use as improved is
                                       continued use as a neighborhood shopping center development.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 50

                                                        REAL ESTATE TAX ANALYSIS
================================================================================

TAXING AUTHORITIES:                    The City of Brownsville & Haywood
                                       County. The local government tax rate
                                       represents all local municipal tax
                                       charges. School Districts or other
                                       special districts as a separate taxing
                                       authority do not exist. All municipal
                                       funding from real estate taxes are under the tax rate charged in the two taxing districts.

REAL ESTATE TAX RATES

           TAX RATE'S YEAR:            1997
           TAX BILL DUE DATE:          Between October and February

ASSESSMENT RATIO

      The local government applies an assessment ratio to each property's tax appraised value for the calculation of taxes. The assessment ratio applied is determined by the property type as follows:

           RESIDENTIAL PROPERTY        25%
           COMMERCIAL PROPERTY         40%

SUBJECT REAL ESTATE TAX DATA

           REAL ESTATE TAX DISTRICT:   City of Brownsville & Haywood County
           REAL ESTATE TAX RATE:       $3.90 per $100 of Assessed Value
           ASSESSMENT RATIO:           40%
           TAX APPRAISED VALUE:        $2,076,700

TAX COMPARABLES

=============================================================================================
                          APPRAISED      ASSESSED     TAX RATE     TAX       SIZE
   COMPARABLES              VALUE         VALUE        /$100     EXPENSE     (SF)    TAXES/SF
---------------------------------------------------------------------------------------------
BRADFORD SQUARE S/C       $1,881,300     $752,520      $3.90     $29,348    81,133     $0.36
---------------------------------------------------------------------------------------------

934 W. MAIN STREET          $256,300     $102,520      $3.90      $3,998    14,196     $0.28
---------------------------------------------------------------------------------------------

1362 N. WASHINGTON ST.      $349,900     $139,960      $3.90      $5,458    10,240     $0.53
---------------------------------------------------------------------------------------------

SUBJECT                   $2,076,700     $830,680      $3.90     $32,397    76,762     $0.42
=============================================================================================

      Note: 1)    Building size is based on gross square feet gross square feet.
            2)    The assessed value is calculated based on a 40% assessment ratio.

SUBJECT TAX EXPENSE ANALYSIS:          The subject property's tax bill falls in
                                       the middle of the range based on the
                                       comparison of tax expenses for each
                                       property. After consideration of the
                                       proposed valuation methodology used by
                                       the tax assessor it appears that the
                                       real estate tax

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 51

--------------------------------------------------------------------------------

                                       expense projection is fair and reasonable for the subject property.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 52

                                                             APPRAISAL PROCEDURE
================================================================================

INTRODUCTION

      The estimation of market value of a property that is being appraised is accomplished by the comparison and analysis of as many techniques as are appropriate. Three approaches are generally used to produce value indications.

COST APPROACH:                     This valuation technique is based on the
                                   premise that the value of a property can be indicated by the current cost to construct a reproduction or replacement of the improvements minus the amount of depreciation evident in the structures from all causes plus the value of the land and entrepreneurial profit. The
                                   Cost Approach is particularly useful for appraising new or nearly new improvements. Current costs for constructing improvements are derived from cost estimators, cost publications, builders or contractors. Depreciation is measured by market research and/or through the application of specific mathematical procedures. Land value is estimated separately by direct sales comparison.

SALES COMPARISON APPROACH          This approach is most viable when an
                                   adequate number of properties of similar type have been sold recently or are currently offered for sale in the subject market. The application of this approach produces a value indication for a property through comparison with similar properties, called comparable sales. The sale prices of properties judged to be most comparable tend to set a range in which the value indication for the subject falls.

INCOME CAPITALIZATION APPROACH:    This approach to value is applicable to
                                   properties capable of producing a net
                                   income stream. By using the income
                                   capitalization approach, the appraiser
                                   measures the present value of the future benefits of property ownership. Income streams and the value of property upon resale (reversion) are capitalized or converted into a present, lump-sum value. Research and analysis of data for this approach are conducted against a background of supply and demand relationships. This background provides information on trends and market anticipation that must be verified for data analysis.

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 53

--------------------------------------------------------------------------------

RECONCILIATION OF APPROACHES:      The strengths and weaknesses of each
                                   approach used are weighed in the final
                                   analysis. The approach or approaches
                                   offering the greatest quantity and
                                   quality of supporting data are typically given most consideration and the final estimate of value is correlated.

APPROACHES UTILIZED
    IN THIS ASSIGNMENT:            The Cost, Sales Comparison and Income
                                   Capitalization Approaches to value have
                                   each been utilized in estimating the
                                   market value of the subject property as
                                   of the effective date of appraisal.

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 54

                                                                  LAND VALUATION
================================================================================

INTRODUCTION

      A reliable value indication for the subject parcel is provided by an analysis and comparison of other comparable sites which have sold in the marketplace. Many factors influence the price of land. The technique involved in the value estimate of the land uses the principle of substitution as the basis for analysis, and the methodology includes an analysis of what buyers in the area have been paying for similar properties. Therefore, the value of the subject site is derived from sales and listings of comparable properties in the area. The comparable land sales included in this report are analyzed with respect to market conditions (time), location, physical characteristics (functional utility) and size.

      Dollar or percentage adjustments are made to the sale price of each comparable. Positive adjustments are made for deficiencies in the comparable property relative to the subject site. Negative adjustments are made for superior characteristics of the sale relative to the subject. When sufficient sales data is available, a "paired sales" analysis is utilized. This is a procedure in which sales are compared in pairs to identify the effect of specific differences on sale price. When such data is unavailable or inconclusive, adjustments are made based on discussions with active market participants (buyers, sellers, investors and developers), historical sales data, or the appraiser's experience in valuing similar properties.

      The sales on the following pages are considered to have a reasonable degree of comparability to the land being appraised. In formation pertaining to these transactions has been verified by either the buyer, seller, broker, or other sources considered reliable and having knowledge of the particular transaction.

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 55

--------------------------------------------------------------------------------

                                                      COMPARABLE LAND SALES DATA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 56

                                                     LAND SALE COMPARABLE NO. 1:
--------------------------------------------------------------------------------

PROPERTY DATA

 Location:   Hwy 76 Bypass south of SH-19, Brownsville, TN

 County:     Haywood

 Grantor:    Lyle Reid, etux

 Grantee:    MHR Properties, LLC

 Map(s):     074P-B

 Parcel(s):  002.06

 Sale Date:  03/01/96              Book/Page:   211  /  818

SITE DATA

 Size (Acres):  3.00

 Size (SF):     130,680

 Zoning:        Commercial

 Utilities:     All available to site

 Frontage:      Along Hwy 76 Bypass

 Shape:         Rectangular

 Topography:    Slightly Sloping

 Easements:     None detrimental

 Improvements:  None of value at sale date

 Intended Use:  Future Farmers Home Office

TRANSACTION DATA

 Consideration:   $25,000          Price/Acre:     $8,333

 Cash Equivalent: $25,000       Adj. Price/Ac:     $8,333

 Financing:       All cash to seller.

 Verified By:     Haywood County Assessor's Office

 COMP_CODE:       1287

COMMENTS: This tract of land is located on the eastside of Brownsville.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 57

                                                     LAND SALE COMPARABLE NO. 2:
--------------------------------------------------------------------------------

PROPERTY DATA

 Location:   1462 East Main Street, Brownsville, TN

 County:     Haywood

 Grantor:    Cherry M. Lea & Joe W. Lea, Jr., etal

 Grantee:    Thomas O. Lea, etux

 Map(s):     074

 Parcel(s):  021.01

 Sale Date:  12/01/94            Book/Page:      205  /   480

SITE DATA

 Size (Acres):   1.90

 Size (SF):      82,764

 Zoning:         Commercial

 Utilities:      All available

 Frontage:       Along East Main Street

 Shape:          Rectangular

 Topography:     Slightly Sloping

 Easements:      None detrimental

 Improvements:   None of value at sale date

 Intended Use:   Future Retail Store

TRANSACTION DATA

 Consideration:   $18,000            Price/Acre:     $9,474

 Cash Equivalent: $18,000         Adj. Price/Ac:     $9,474

 Financing:       All cash to seller.

 Verified By:     Haywood County Assessor's Office

 COMP_CODE:       1288

COMMENTS:         This tract of land is located on the eastside of Brownsville.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 58

                                                     LAND SALE COMPARABLE NO. 3:
--------------------------------------------------------------------------------

PROPERTY DATA

 Location:   E/s of Highway 76 Bypass, Brownsville, TN

 County:     Haywood

 Grantor:    Lyle Reid, etux

 Grantee:    Pedigo-Brownsville Properties, LP

 Map(s):     074P-B

 Parcel(s):  002.03

 Sale Date:  12/17/92                  Book/Page:     195  /  404

SITE DATA

 Size (Acres):   3.14

 Size (SF):      136,778

 Zoning:         Commercial

 Utilities:      All available

 Frontage:       Along Hwy 76 Bypass

 Shape:          Rectangular

 Topography:     Slightly Sloping

 Easements:      None detrimental

 Improvements:   None of value at sale date

 Intended Use:   Future Department of Human Services

TRANSACTION DATA

 Consideration:   $40,000                 Price/Acre:  $12,739

 Cash Equivalent: $40,000              Adj. Price/Ac:  $12,739

 Financing:       All cash to seller.

 Verified By:     Haywood County Assessor's Office

 COMP_CODE:       1289

COMMENTS:         This tract of land is located on the eastside of Brownsville.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 59

                                                     LAND SALE COMPARABLE NO. 4:
--------------------------------------------------------------------------------

PROPERTY DATA

 Location:   NWC of US-70 and Prospect Lane, Brownsville, TN

 County:     Haywood

 Grantor:    Timothy O. Morris

 Grantee:    Tennessee Seeds Brownsville

 Map(s):     075

 Parcel(s):  017.02

 Sale Date:  08/29/96             Book/Page:      214   /   360

SITE DATA

 Size (Acres):   32.67

 Size (SF):      1,423,105

 Zoning:         Commercial

 Utilities:      All available

 Frontage:       Along Hwy 76 Bypass & Prospect Lane

 Shape:          Rectangular

 Topography:     Slightly Sloping

 Easements:      None detrimental

 Improvements:   None of value at sale date

 Intended Use:   Future Retail/Warehouse

TRANSACTION DATA

 Consideration:     $138,000          Price/Acre:  $4,224

 Cash Equivalent:   $138,000       Adj. Price/Ac:  $4,224

 Financing:         All cash to seller.

 Verified By:       Haywood County Assessor's Office

 COMP_CODE:         1290

COMMENTS:           This tract of land is located on the southwest side of
                    Brownsville. This tract of land was purchased for a retail sales location and warehouse.

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 60

                               ==================
                                 LAND SALES MAP
                               ==================

                               [GRAPHICS OMITTED]

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 61

                                         COST APPROACH - LAND VALUATION ANALYSIS
================================================================================

COMPARABLE LAND SALES SUMMARY

--------------------------------------------------------------------------------

               SUBJECT    SALE #1       SALE #2        SALE #3      SALE #4
--------------------------------------------------------------------------------

SALE DATE      CURRENT    03/01/96      12/01/94       12/17/92     08/29/96
--------------------------------------------------------------------------------

SIZE/ACRES     11.43      3.00          1.90           3.14         32.67
--------------------------------------------------------------------------------

ZONING         GC         COMMERCIAL    COMMERCIAL     COMMERCIAL   COMMERCIAL
--------------------------------------------------------------------------------

SP/SF          N/A        $8,333        $9,474         $12,739      $4,224
--------------------------------------------------------------------------------

INTRODUCTION

      A search for comparable land sales within the subject neighborhood and competitive locales was conducted by the appraiser. The appraiser consulted with local real estate agents knowledgeable of the subject market and researched public records for pertinent information. The sales used herein represent the most comparable data available at the time of the report. Adjustments to these land prices for market financing, market conditions (time), location, physical characteristics (functional utility) and size, as they relate to the subject property, are made accordingly.

      Following is a discussion of the major factors which influence the value of the subject site. It should be noted that financing, conditions of sale and time adjustments are made first to each of the comparables in order to reflect authentic and current pricing trends. The net percentage of the remaining adjustments for location, physical characteristics (utility) and size is then applied to the "time adjusted" sales price to reflect the indicated value of the subject.

UNIT OF COMPARISON:    SP/SF; sales price per square foot
     Analysis:         Discussions with brokers and developers in the subject
                       market indicated that this is the basic unit of comparison from which they make their acquisition decisions for land similar to the subject.

FINANCING:             The transactions are either all cash transactions or are
                       considered to represent typical market financing and do not require an adjustment for non-market financing. As such, no adjustments are made for factors relating to financing.

CONDITIONS OF SALE:    All of the comparable sales are considered to have
                       typical conditions of sale, therefore no adjustments were made.

MARKET CONDITIONS:
   DESCRIPTION:        This adjustment, often referred to as the "time
                       adjustment", reflects the direction of change in the market from the sale date of the comparable to the valuation date of the subject property.

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 62

--------------------------------------------------------------------------------

     ANALYSIS:          The adjustment to Sale No. 2 reflects inferior
                        market conditions at the time related to the local economic recession. The adjustment to the listing indicates the level at which offers to purchase have been received.

LOCATION:
     DESCRIPTION:       Locational features include visibility, access and
                        proximity to other quality development.

     ANALYSIS:          All of the sales are located in a similar
                        neighboring community. Sale Nos. 1 and 3 are adjusted for their weaker locations. Sale No. 2 is the most similar to the subject in location with no adjustment is required.

PHYSICAL CHARACTERISTICS

           The analysis of physical attributes considers shape, frontage, topography, zoning and the availability of public utilities. Only those physical characteristics which impact the sales price of the comparable relative to the subject will be addressed. The physical elements of the sales as they relate to the subject are addressed as follows.

     SHAPE
        Description:    The shape of a site will determine its adaptability
                        to possible uses. Some configurations may restrict structural design or limit the buildable/usable area of the parcel. A site must have adequate depth to accommodate the layout of the improvements, but should not be excessive in relation to the parcel's frontage and size.

        Analysis:       All of the comparable sales have a shape adequate
                        for their intended use. As such, no adjustments are deemed appropriate for the comparables.

     FRONTAGE:
        Description:    The amount of street frontage is important to
                        commercial properties and, in particular, retail properties.

        Analysis:       All of the comparable sales have a frontage
                        adequate for their intended use. As such, no adjustments are deemed appropriate for the comparables.

     TOPOGRAPHY:
        Description:    The topography of a site can significantly impact
                        the costs of development. Consideration must be given to the contour, grade and drainage of the sale tracts in relation to the appraised property.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 63

--------------------------------------------------------------------------------

          Analysis:          The subject tract has a level topography. All of
                             the comparable sales were considered to have similar topographical characteristics at the time of sale. Thus, no adjustments for topography are deemed necessary to the sales.

        ZONING:
          Description:       Zoning is often the most basic criteria in
                             selecting comparables. Sites zoned the same as the subject property are the most appropriate comparables. When sufficient sales in the same zoning category are not available, data from similar categories may be used after adjustments have been made. These adjustments are based on the allowable uses, permitted density and restrictions within the ordinance in comparison to the subject.

          Analysis:          All of the sales utilized in this land valuation
                             have the same or comparable zoning designation as the subject. Thus, no adjustments for zoning are deemed necessary to the sales.

       UTILITIES:
         Description:        The availability and proximity to public utilities
                             (water, sewer, electricity, gas and telephone) is an important attribute to the development of any property. This adjustment reflects the difference in sales price caused by the distance and capacity of utility services to the comparable sites and also considers the cost of bringing utilities to the tract.

         Analysis:           All utilities were available to the comparable
                             sites at the time of their sale, as they are to the subject. No adjustment is made for factors associated with utilities.

      SIZE:
         Description:        Most types of development have an optimal site
                             size. If a site is larger than optimal, the value of the excess land tends to decline at an accelerating rate. As a result, larger tracts of land typically sell for less per unit of comparison than smaller parcels, all other factors being equal.

         Analysis:           The subject land contains 11.433 acres of land. The
                             comparable sales have land sizes ranging from 1.90 to 32.67 acres. The subject site is considered larger than optimal and slight adjustments are made for size.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 64

--------------------------------------------------------------------------------

      On the following page is an adjustment grid of the comparable sales utilizing the adjustments noted in the previous analysis.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 65

                      COMPARABLE LAND SALES ADJUSTMENT GRID

                                SUBJECT                  SALE #1              SALE #2                SALE #3            SALE #4
                                                      ------------------------------------------------------------------------------
SALE PRICE                                                $8,333               $9,474                $12,739             $4,224
                                                      ------------------------------------------------------------------------------
ELEMENTS OF COMPARISON
                                                      ------------------------------------------------------------------------------
DATE OF SALE                                             03/01/96             12/01/94              12/17/92            08/29/96
                                                      ------------------------------------------------------------------------------
  COMPARISON                                             SIMILAR              SIMILAR                SIMILAR            SIMILAR
                                                      ------------------------------------------------------------------------------
  ADJUSTMENT                                                0%                   0%                    0%                  0%
                                                      ------------------------------------------------------------------------------
                                                      HWY 76 BYPASS         E. MAIN ST.           HWY 76 BYPASS         HWY 70 &
                                                                                                                        PROSPECT
                                                      ------------------------------------------------------------------------------
ADJUSTED PRICE                                            $8,333               $9,474                $12,739             $4,224
                           ---------------------------------------------------------------------------------------------------------
LOCATION                         GOOD                      GOOD                 GOOD                  GOOD              AVERAGE
                           ---------------------------------------------------------------------------------------------------------
  COMPARISON                                             SIMILAR              SIMILAR                SIMILAR            INFERIOR
                                                      ------------------------------------------------------------------------------
  ADJUSTMENT                                                0%                   0%                    0%                 45%
                           ---------------------------------------------------------------------------------------------------------
SHAPE                      SEMI-RECTANGULAR            RECTANGULAR          RECTANGULAR            RECTANGULAR        RECTANGULAR
                           ---------------------------------------------------------------------------------------------------------
  COMPARISON                                             SIMILAR              SIMILAR                SIMILAR            SIMILAR
                                                      ------------------------------------------------------------------------------
  ADJUSTMENT                                                0%                   0%                    0%                  0%
                           ---------------------------------------------------------------------------------------------------------
FRONTAGE                        AVERAGE                  AVERAGE              AVERAGE                AVERAGE            AVERAGE
                           ---------------------------------------------------------------------------------------------------------
  COMPARISON                                             SIMILAR              SIMILAR                SIMILAR            SIMILAR
                                                      ------------------------------------------------------------------------------
  ADJUSTMENT                                                0%                   0%                    0%                  0%
                           ---------------------------------------------------------------------------------------------------------
TOPOGRAPHY                       LEVEL               SLIGHTLY SLOPING     SLIGHTLY SLOPING      SLIGHTLY SLOPING    SLIGHTLY SLOPING
                           ---------------------------------------------------------------------------------------------------------
  COMPARISON                                             SIMILAR              SIMILAR                SIMILAR            SIMILAR
                                                      ------------------------------------------------------------------------------
  ADJUSTMENT                                                0%                   0%                    0%                  0%
                           ---------------------------------------------------------------------------------------------------------
ZONING                            GC                    COMMERCIAL           COMMERCIAL            COMMERCIAL          COMMERCIAL
                           ---------------------------------------------------------------------------------------------------------
  COMPARISON                                             SIMILAR              SIMILAR                SIMILAR            SIMILAR
                                                      ------------------------------------------------------------------------------
  ADJUSTMENT                                                0%                   0%                    0%                  0%
                           ---------------------------------------------------------------------------------------------------------
UTILITIES                    ALL AVAILABLE        ALL AVAILABLE TO SITE    ALL AVAILABLE          ALL AVAILABLE      ALL AVAILABLE
                           ---------------------------------------------------------------------------------------------------------
  COMPARISON                                             SIMILAR              SIMILAR                SIMILAR            SIMILAR
                                                      ------------------------------------------------------------------------------
  ADJUSTMENT                                                0%                   0%                    0%                  0%
                           ---------------------------------------------------------------------------------------------------------
SIZE/ACRES                       11.43                     3.00                 1.90                  3.14               32.67
                           ---------------------------------------------------------------------------------------------------------
  COMPARISON                                             SIMILAR              SIMILAR                SIMILAR            INFERIOR
                                                      ------------------------------------------------------------------------------
  ADJUSTMENT                                                0%                   0%                    0%                 45%
                           ---------------------------------------------------------------------------------------------------------
OTHER                             N/A
                           ---------------------------------------------------------------------------------------------------------
  COMPARISON                                             SIMILAR              SIMILAR                SIMILAR            SIMILAR
                                                      ------------------------------------------------------------------------------
  ADJUSTMENT                                                0%                   0%                    0%                  0%
                                                      ------------------------------------------------------------------------------
NET ADJUSTMENT                                              0%                   0%                    0%                  0%
                                                      ------------------------------------------------------------------------------
FINAL ADJUSTMENT SALE PRICE                               $8,333               $9,474                $12,739             $8,026
                                                      ------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 66

--------------------------------------------------------------------------------

RECONCILIATION

      The sales prices ranged from 4,224 to 12,739 per square foot before the adjustment process. The indicated value of the subject property ranged between $8,026 and $12,739 per square foot after analysis. The adjusted value range is considered very narrow and provides consistent and reliable data from which to estimate the subject's land value. The most weight is placed on Sale Nos. 2 and 3 because of their location on Hillsboro Pike. In the final analysis, the subject's land value was based on the low end of the range of sales due to the site's excessive depth relative to its frontage and visibility.

      Based on this analysis, a value of $9,000/SF is considered highly supportable. Thus, the market value of the fee simple interest in the subject parcel as if vacant, contingent to the assumptions and limiting conditions stated herein, as of August 14, 1997 is calculated below:

                               LAND VALUE ESTIMATE

                     Land Size                        11.43

                     (Acres)

                     Estimated Value/Acre            $9,000
                                                   --------
                     x

                     Estimated Value               $102,896

                     Rounded                       $103,000

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 67

                                                                   COST APPROACH
================================================================================

INTRODUCTION

      The principle of substitution is basic to the Cost Approach. The principle affirms that no prudent investor would pay more for a property than the amount for which the site can be acquired and for which improvements that have equal desirability and utility can be constructed without undue delay. An indication of value may be produced by adding the depreciated value of the improvements to the land value estimated by market (direct sales) comparison. The depreciated value of the improvements is determined by first estimating the reproduction or replacement cost new and subtracting depreciation from all causes, if any.

      In providing complete building cost estimates, an appraiser must consider direct (hard) costs, and indirect (soft) costs. Both types of costs are essential for a reliable reproduction or replacement cost estimate. In addition, any entrepreneurial profit likely to be realized from the building project must be estimated.

COST DATA

      SOURCE:                 Marshal Valuation Service Manual - calculator cost

      ABOUT THE SOURCE: This publication is a widely accepted cost data source in the appraisal industry. The cost data presented in this manual are based on years of valuation experience, thousands of appraisals and continual analysis of the costs of new buildings. This publication has been recognized as an authority in the appraisal field for over fifty years.

      COSTS INCLUDED IN SOURCE: The base calculator costs depicted in the Marshal Valuation Service Manual include the following:

      1.    Architects's and engineer's fees;

      2. Normal interest on only the building improvement funds during the period of construction and processing fee or service charge;

      3.    Sales taxes on materials;

      4. Normal site preparation including finish, grading and excavation for foundation and backfill;

      5.    Utilities from structure to lot line figured for typical setback;

      6. Contractor's overhead and profit including job supervision, workmen's compensation, fire and liability insurance, unemployment insurance, equipment, temporary facilities, security, etc.

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 68

--------------------------------------------------------------------------------

      COSTS NOT INCLUDED IN SOURCE: The base calculator costs depicted in the Marshal Valuation Service Manual do not include the following:

      1. Costs of buying or assembling land such as escrow fees, legal fees, property taxes, right of way costs, demolition, storm drains, or rough grading, are considered costs of doing business or land improvement costs.

      2.    Pilings or hillside foundations;

      3.    Interest or taxes on the land;

      4.    Feasibility studies, appraisal or consulting fees, etc.;

      5. Discounts or bonuses paid for financing, project bond issues, development overhead or fixture and equipment purchases, etc.;

      6. Yard improvements including signs, landscaping, paving, walls, yard lighting, pools or other recreation facilities;

      7. Off site costs including roads, utilities, park fees, jurisdictional hook-up, tap, impact or entitlement fees and assessments, etc.;

      8. Marketing costs to create first occupancy including model or advertising expenses, leasing or broker's commissions or temporary operation of property owners associations.

SUBJECT'S MARSHALL VALUATION COST DATA

      SUMMARY OF SUBJECT GENERAL BUILDING CHARACTERISTICS:
         Property Type:                Neighborhood shopping center
         Structure:                    Masonry
         No. of Stories:               1
         Gross Building Area:          77,752 SF

      CLASSIFICATION                   Class C Community Center
      TYPE (QUALITY)                   Average
      REGION/CLIMATE                   Central/Moderate
      PAGE REFERENCE                   Section 13, Page 28
      PAGE REFERENCE DATE              September 1995
      CURRENT MULTIPLIER PAGE          August 1997
      LOCAL MULTIPLIER PAGE DATE       July 1997
      COST METHOD                      Calculator; therefore, replacement cost

      The reader is directed to the base cost and adjustments presented on the following page.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 69

--------------------------------------------------------------------------------

MVS BASE COST & ADJUSTMENTS

================================================================================

 1 BASE SQUARE FOOT COST                                                  $46.08
--------------------------------------------------------------------------------

 2     SQUARE FOOT REFINEMENTS
--------------------------------------------------------------------------------

 3 Heating Cooling, ventilation                                           $ 0.00
--------------------------------------------------------------------------------

 4 Elevator                                                               $ 0.00
--------------------------------------------------------------------------------

 5 Miscellaneous                                                          $ 1.50
--------------------------------------------------------------------------------

 6 Total SF Refinements                                                   $47.58
--------------------------------------------------------------------------------

       HEIGHT & SIZE REFINEMENTS
--------------------------------------------------------------------------------

 7 Number of Stories Multiplier                                             1.00
--------------------------------------------------------------------------------

 8 Height per story multiplier                                              1.04
--------------------------------------------------------------------------------

 9 Floor area-perimeter multiplier                                          0.81
--------------------------------------------------------------------------------

10 Combined multipliers (7x8x9)                                             0.84
--------------------------------------------------------------------------------

       FINAL CALCULATIONS
--------------------------------------------------------------------------------

11 Refined SF Cost (Line 6x10)                                            $40.16
--------------------------------------------------------------------------------

12 Current cost multiplier                                                  1.05
--------------------------------------------------------------------------------

13 Local multiplier                                                         0.96
--------------------------------------------------------------------------------

14 Final SF Cost (Line 11x12x13)                                          $40.48
================================================================================

SITE IMPROVEMENTS
  & OTHER HARD COSTS:         Site improvement cost and other hard costs related
                              to the improvements must be added to the base structural cost estimate. The reader is directed to the Cost Summary exhibit at the end of this report section for a summary of these costs.

INDIRECT COSTS:               Indirect costs not included in the Marshall
                              Valuation base costs include loan interest on land, lease-up costs and professional fees.
                              Calculations for the loan interest on land and lease-up costs are presented below.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 70

--------------------------------------------------------------------------------

LAND LOAN INTEREST CALCULATIONS:

                                   LAND VALUE ESTIMATE                 $103,000

                                   CONSTRUCTION INTEREST RATE       X      9.00%

                                   CONSTRUCTION PERIOD (YEARS)      X      0.75
                                                                       --------

                                     LAND INTEREST                  =    $6,953

LEASE-UP COST CALCULATIONS:

                                     COMMISSIONS

                                       Market Rent/SF                     $4.62

                                       Net Rentable Area (SF)       X    76,762

                                       Commissions %                X      6.00%

                                       Average years of leases      X      5.00
                                                                       --------

                                     COMMISSION COST, ROUNDED       =  $106,400

                                     PLUS: OTHER (MARKETING, ETC.)  +         0
                                                                       --------

                                     TOTAL LEASE-UP COSTS           =  $106,400

TOTAL REPLACEMENT COST NEW
  (IMPROVEMENTS, PROFIT & LAND):    $4,111,000

ANALYSIS OF DEPRECIATION

INTRODUCTION - ACCRUED DEPRECIATION

      Accrued depreciation is a loss in value from the reproduction or replacement cost of improvements due to any cause as of the date of appraisal. The value difference may emanate from physical deterioration, functional obsolescence, external obsolescence, or any combination of these sources. A description of each of these forms of depreciation as they apply to the appraised property is detailed as follows:

PHYSICAL DETERIORATION

      Physical deterioration is the result of wear, tear and weathering. This form of depreciation can be divided into two categories - curable and incurable.

PHYSICAL CURABLE:
  Description:                Refers to items of deferred maintenance which are
                              in need of repair on the date of the appraisal in order to restore occupancy or marketability.
                              Deferred maintenance includes minor refurbishing of painted, tiled or carpeted surfaces. It also includes deferred repairs of mechanical systems,

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 71

--------------------------------------------------------------------------------

                              the building exterior roof cover and the parking areas.

   Subject Analysis:          This is an 8-year old property; no deferred
                              maintenance.

PHYSICAL INCURABLE:
   Description:               Involves an estimate of deterioration that is not
                              practical or currently feasible to correct. It pertains to structural elements that were not listed in the physically curable category.
                              Generally, incurable physical deterioration is a product of the aging of major structural components such as the foundation, framing, walls, plumbing, electrical, mechanical and roof systems.
                              In order to estimate the depreciation charged for this category, the physical age-life method is applied to the current reproduction or replacement cost of the entire structure less the components treated as curable.

   Subject Analysis:          The reader is directed to the Description of
                              Improvements Analysis for the analysis of effective age and economic life. Employing the physical age-life (straight line) method of estimating physical incurable deterioration, the calculations are made as follows:

                               PHYSICAL INCURABLE CALCULATIONS

                                    Actual Age                                8
                                    Effective Age                             8
                                    Divide By Economic Life                  50
                                                                     ----------
                                    Incurable Physical %                 16.00%
                                    Remaining Economic Life                  42

                               CALCULATIONS:

                                    Replacement Cost New             $4,007,969
                                    Less Physical Curable                     0
                                                                     ----------
                                    Subtotal                         $4,007,969
                                    Incurable Physical %                    16%
                                                                     ----------
                                    Incurable Physical Estimate        $641,275

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 72

--------------------------------------------------------------------------------

FUNCTIONAL OBSOLESCENCE

      This is the adverse effect on value resulting from defects in design. It can also be caused by changes that, over time, have made some aspect of a structure, material or design obsolete by current standards. Functional obsolescence is generally attributable to deficiencies or superadequacies inherent in the improvements and the defect may be curable or incurable.

           FUNCTIONAL CURABLE
              Description:              To be curable, the cost of replacing the
                                        outmoded or unacceptable aspect must be
                                        at least offset by the anticipated
                                        increase in value. The measure of
                                        curable functional obsolescence is the
                                        cost to effect the cure.

              Subject Analysis:         The physical inspection of the subject
                                        indicated the  property  has  no
                                        functional  curable obsolescence.

           FUNCTIONAL INCURABLE
              Description:              Involves an estimate of obsolescence
                                        that is not practical or currently
                                        feasible to correct.  It pertains to
                                        structural elements that were not listed in the functional curable category.
                                        Capitalization of the net income loss is the commonly accepted approach to the measurement of incurable functional obsolescence.

           Subject Analysis:            The inspection of the subject property
                                        and a review of the plans provided
                                        indicate that the two-story design of
                                        the subject improvements is functional.
                                        Therefore, no functional incurable
                                        obsolescence was noted in the subject
                                        property.

EXTERNAL OBSOLESCENCE

      External obsolescence, which is the result of the diminished utility of a structure due to negative influences from outside the site, is always incurable. It can be caused by a variety of factors - neighborhood decline, the property's location in a community, or market conditions. Only the portion of the loss that is applicable to the improvements is deducted from the current replacement cost since the effect of external influences on land value is calculated in the land valuation. In the absence of comparable sales subject to the same negative influence, the best method of measuring external obsolescence is by capitalization of the rent loss or discounting of the rent loss over the affected time period.

           SUBJECT ANALYSIS:            The subject has average access and
                                        visibility, and conforms to
                                        surrounding development.  Market
                                        conditions have been historically
                                        weak; however, rents have begun to
                                        increase over the past 24

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 73

--------------------------------------------------------------------------------

                                        months. However, it appears rents have
                                        not increased to a level to justify
                                        speculative development. Thus, the
                                        minimal external obsolescence is
                                        calculated in the following table.

EXTERNAL OBSOLESCENCE CALCULATIONS

       Total Replacement Cost New, Building And Land             $4,110,969

        Less: Physical Items                                       (641,275)

        Less: Functional Items                                            0
                                                                 ----------

       Depreciated RCN                                           $3,469,694
       --------------------------------------------------------------------

       Required NOI                  ($3,469,694 X 10.00% )        $346,969

        Less: Estimated NOI                                        (324,972)

       NOI Loss Due To External Obsolescence                        $21,998

         Less: NOI Attributable To Land             2.51%              (551)

       NOI Loss Attributable To Improvements                        $21,447

       Capitalized At:                                               10.00%

       External Obsolescence                                       $214,467

       External Obsolescence, Rounded                              $214,000

ACCRUED DEPRECIATION SUMMARY

                        PHYSICAL CURABLE                                 $0

                        PHYSICAL INCURABLE                         $641,275

                        FUNCTIONAL CURABLE                               $0

                        FUNCTIONAL INCURABLE                             $0

                        EXTERNAL                                   $214,000
                                                                 ----------

                        TOTAL ACCRUED DEPRECIATION                 $855,275

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 74

COST APPROACH SUMMARY
================================================================================

DIRECT COSTS                                                   Marshall Valuati
                                                                 Cost Estimates
                                                               ----------------
Structural Improvements
-----------------------
     Property Size   77,752 SF @    $40.48 /SF  =                    $3,147,381

Special Tenant lmprovements*
----------------------------
Wal-Mart Store       54,962 SF @     $0.00 /SF  =                            $0
Anchor                    0 SF @     $0.00 /SF  =                            $0
Anchor                    0 SF @     $0.00 /SF  =                            $0
Small Shop Allowan   21,800 SF @     $0.00 /SF  =                            $0

Site Improvements
-----------------
Asphalt Paving      200,000 SF @     $1.50 /SF  =         $300,000
Fence                   115 LF @    $25.00 /LF  =            2,875
Signage & Lighting:                                          5,000
Landscaping:                                                10,000
Site Preparation                                            10,000
Traffic Light Installation:                                      0
Additional Fees & Permits                                    5,000
                                                          --------

                    Subtotal Site Improvements:                         332,875
                                                                     ----------

                    Total Direct Costs:                              $3,480,256

INDIRECT COSTS

                    Land Loan Interest:                     $6,953
                    Lease-Up Costs:                        106,400
                    Professional Fees:                      50,000
                                                          --------

                     Total Indirect Costs:                              163,353
                                                                     ----------

Total Direct and Indirect Costs:                                     $3,643,608

Entrepreneurial Profit as % of Direct/Indirect Costs, Rd.      10%      364,361
                                                                     ----------

Total Cost New of Improvements and Profit:                           $4,007,969

Less: Accrued Depreciation                                             (855,275)
                                                                     ----------

Depreciated Cost of Improvements:                                    $3,152,694

Plus: Estimated Land Value by Market Comparison:                        103,000
                                                                     ----------

Value Indicated by the Cost Approach:                                $3,255,694

                    STABILIZED VALUE ESTIMATE, ROUNDED               $3,260,000
                    Less: Lease-Up Costs to Stabilization                     0
                                                                     ----------
                    COST APPROACH AS IS VALUE ESTIMATE:              $3,260,000

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 75

                                                       SALES COMPARISON APPROACH
================================================================================

INTRODUCTION

      The application of this approach produces an estimate of value by comparing the subject with properties which recently sold or which are currently offered for sale in the same or competing areas. This approach is most viable when an adequate number of properties of similar type have been sold recently. The sales comparison approach is essential to almost every appraisal of real property.

      In applying the sales comparison approach, the appraiser must complete five steps:

      1. Seeks out similar properties for which pertinent sales, listings, offerings, and/or rental data are available.

      2. Ascertains the nature of the conditions of sale, including the price, terms, motivating forces, and its bona fide nature.

      3. Analyzes each of the comparable properties' important attributes with the corresponding ones of the property being appraised, under the general divisions of conditions of sale, financing terms, market conditions (time), location, physical characteristics and income characteristics.

      4. Considers the dissimilarities in the characteristics disclosed in Step 3, in terms of their probable effect on the sale price.

      5. Formulates, in light of the comparison thus made, an opinion of the relative value of the subject property as a whole, or where appropriate, by applicable units, compared with each of the similar properties.

      After completing the necessary research, the property sales on the following pages are considered the most comparable available transactions for analysis and comparison with the subject.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 76

--------------------------------------------------------------------------------

                                                  COMPARABLE IMPROVED SALES DATA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 77

                                            RETAIL CENTER SALE COMPARABLE NO. 1:
--------------------------------------------------------------------------------

PROJECT DATA

    COMP_CODE:  218

 Project Name:  Franklin Square Shopping Center

     Location:  7602 Franklin Avenue, Spartanburg, SC

       County:  Spartanburg

      Grantor:  Paine Webber Retail Properties

      Grantee:  Glimcher Properties Ltd. Partnership

PROPERTY DATA

  Net Rentable Area (SF):  195,912

               Land Size:  24.93 acres

     Land/Building Ratio:  5.5:1

              Year Built:  1987

               Occupancy:  97%

            Construction:  1-story masonry

               Condition:  Good

          Anchor Tenants:  Wal-Mart, Ingles, Baby Superstore & Goody's (85%)

  Date of Sale:  10/01/96            Book/Page:           64X  /  P502

  Map(s):        6-20-03

  Parcel(s):     90.1 & 90.2

TRANSACTION DATA

  Actual Consideration:  $9,380,038       Cash Equivalent:  $9,380,038

  Financing:             All cash to seller.

  First Mortgage:        $0

  Other Mortgages:       $0

  Total Mortgages:       $0               Actual Equity:   $9,380,038

  Verified By:           Grantee

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 78

--------------------------------------------------------------------------------

OPERATING DATA:                               TOTAL $        PER SF     % OF GAI

   Gross Annual Income:                     $ 1,027,542      $ 5.24      100.00%

          Less Vacancy:                     ($   30,826)     ($0.16)     -3.00%
                                            -----------      ------      ------

Effective Gross Income:                     $   996,716      $ 5.08       97.00%

         Less Expenses:                     ($   59,459)     ($0.30)     -5.79%
                                            -----------      ------      ------

  Net Operating Income:                     $   937,257      $ 4.78       91.21%

          Debt Service:                     $         0      $ 0.00        0.00%
                                            -----------      ------      ------

             Cash Flow:                     $   937,257      $ 4.78       91.21%

UNITS OF COMPARISON                            ACTUAL

                          GIM:                     9.13

                Effective GIM:                     9.41

                 Overall Rate:                    9.99%

              Equity Dividend:                    9.99%

           Sales Price Per SF:                   $47.88

COMMENTS:    This community center was constructed in 1987 and an additional
             10,565 SF was added to the Wal-Mart space between 1991 and 1995.
             Local space totals 29,200 SF or 15% of the center. The center sold in 1995 for $9,000,000 or $48.56/SF based on 185,347 SF in place at the time. The appraisers only had access to the NOI. Therefore, the appraisers have estimated the gross income, vacancy, and expenses.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 79

                                            RETAIL CENTER SALE COMPARABLE NO. 2:
--------------------------------------------------------------------------------

PROJECT DATA

     COMP_CODE:  219

  Project Name:  Pine Valley Shopping Center

      Location:  3600 South College Road, Wilmington, NC

        County:  New Hanover

       Grantor:  Prime Properties Ventures, LLC

       Grantee:  Pine Valley Commercial Center Number One

PROPERTY DATA

  Net Rentable Area (SF):  60,000

               Land Size:  5.38

     Land/Building Ratio:  3.9:1

              Year Built:  1990

               Occupancy:  100%

            Construction:  1-story masonry with stucco cover

               Condition:  Good

          Anchor Tenants:  Food Lion and Revco (71%)

Date of Sale:    04/28/96          Book/Page:       2024  /  927

Map(s):          N/A

Parcel(s):       N/A

TRANSACTION DATA

Actual Consideration:   $4,400,000             Cash Equivalent:  $4,400,000

Financing:              All cash to seller.

First Mortgage:         $0

Other Mortgages:        $0

Total Mortgages:        $0                     Actual Equity:    $4,400,000

Verified By:            Phil Krauss

--------------------------------------------------------------------------------


(C)l997 Huber & Lamb Appraisal Group, Inc.                               Page 80

--------------------------------------------------------------------------------

OPERATING DATA:                           TOTAL $        PER SF      % OF GAI

   Gross Annual Income:                  $ 478,952       $ 7.98       100.00%

          Less Vacancy:                  ($ 14,369)      ($0.24)      -3.00%
                                         ---------       ------       ------

Effective Gross Income:                  $ 464,583       $ 7.74        97.00%

         Less Expenses:                  ($ 24,583)      ($0.41)      -5.13%
                                         ---------       ------       ------

  Net Operating Income:                  $ 440,000       $ 7.33        91.87%

          Debt Service:                  $       0       $ 0.00         0.00%
                                         ---------       ------       ------

             Cash Flow:                  $ 440,000       $ 7.33        91.87%

UNITS OF COMPARISON                       ACTUAL

                  GIM:                        9.19

        Effective GIM:                        9.47

         Overall Rate:                      10.00%

      Equity Dividend:                      10.00%

   Sales Price Per SF:                      $73.33

COMMENTS:     This neighborhood center is in a good location in a growth corridor south of Wilmington. The buyer indicated that approximately 85% of the cash flow was derived from a credit tenant base. The buyer also indicated that the center was purchased on a 10% overall capitalization rate. The appraisers only had access to the NOI. Therefore, the appraisers have estimated the gross income, vacancy and expenses.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 81

                                            RETAIL CENTER SALE COMPARABLE NO. 3:
--------------------------------------------------------------------------------

PROJECT DATA

     Comp_Code:  204

  Project Name:  North Nixson Marketplace Shopping Center

      Location:  Hixson Place and Camp Columbus Road, Chattanooga, TN

        County:  Hamilton

       Grantor:  North Nixson, LLC

       Grantee:  Amberjack, Ltd.

PROPERTY DATA

  Net Rentable Area (SF):  63,270

               Land Size:  9.24 acres

     Land/Building Ratio:  6.4:1

              Year Built:  1995

               Occupancy:  96%

            Construction:  1-story with split face block

               Condition:  Good

          Anchor Tenants:  Winn Dixie & Big "B" Drugs (83%)

Date of Sale:   03/15/96            Book/Page:             N  /  A

Map(s):         N/A

Parcel(s):      N/A

TRANSACTION DATA

  Actual Consideration:    $4,760,000               Cash Equivalent:  $4,760,000

  Financing:               All cash to seller.

  First Mortgage:          $0

  Other Mortgages:         $0

  Total Mortgages:         $0                       Actual Equity:    $4,760,000

  Verified By:             Dick Schmalz (205-871-23617)

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 82

--------------------------------------------------------------------------------

OPERATING DATA:                           TOTAL $          PER SF       % OF GAI

   Gross Annual Income:                  $ 623,083         $ 9.85        100.00%

          Less Vacancy:                  ($ 13,057)        ($0.21)       -2.10%
                                         ---------         ------        ------

Effective Gross Income:                  $ 610,026         $ 9.64         97.90%

         Less Expenses:                  ($127,697)        ($2.02)       -20.49%
                                         ---------         ------        ------

  Net Operating Income:                  $ 482,329         $ 7.62         77.41%

          Debt Service:                  $       0         $ 0.00          0.00%
                                         ---------         ------        ------

             Cash Flow:                  $ 482,329         $ 7.62         77.41%

UNITS OF COMPARISON                        Actual

                GIM:                          7.64

      Effective GIM:                          7.80

       Overall Rate:                        10.13%

    Equity Dividend:                        10.13%

 Sales Price Per SF:                        $75.23

COMMENTS:    This one-story neighborhood shopping center with split-face concrete block exterior walls and synthetic stucco on a steel stud canopy. Other tenants are Movie Gallery and Sally's Beauty Salon.
             Tenant expenses are CAM, taxes and insurance. At the time of sale, there were two vacant local shops containing 2,400 SF. Expense contributions included in potential gross income and local vacancy. The vacancy is based on 10% of local shop income plus expense contributions. The expenses are based on 4% management, excluding contributions, $1.59/SF for taxes, CAM and insurance plus $0.10/SF for reserves. The estimated expenses were consistent with Grantor's proforma. Average local shop space rent for leased space was $10.45/SF.

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 83

                                             RETAIL CENTER SALE COMPARABLE NO.4:
--------------------------------------------------------------------------------

PROJECT DATA

    Comp_Code:  171

 Project Name:  Kimball Crossing

     Location:  NEC IH-24 and US-41/72/64/8, Kimball, TN

       County:  Marion

      Grantor:  Alford-Jasper TN, Ltd.

      Grantee:  Excell Realty Partners, LP

PROPERTY DATA

  Net Rentable Area (SF):  139,455

               Land Size:  21.148

     Land/Building Ratio:  6.53/1

              Year Built:  1987

               Occupancy:  Average

            Construction:  Concrete block and steel frame

               Condition:  95%

          Anchor Tenants:  Wal-Mart, Bi-Lo, Goody's (78% anchored)

Date of Sale:    11/08/95            Book/Page:           211  /  141

Map(s):          133

Parcel(s):      128.01

TRANSACTION DATA

 Actual Consideration:   $6,057,328        Cash Equivalent:      $6,057,328

 Financing:              All cash to seller; conventional financing from PNC
                         Bank, amount not provided

 First Mortgage:         $0

 Other Mortgages:        $0

 Total Mortgages:        $0                Actual Equity:         $6,057,328

 Verified By:            Fletcher Bright

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 84

--------------------------------------------------------------------------------

OPERATING DATA:                               TOTAL $       PER SF      % OF GAI

   Gross Annual Income:                     $ 688,200       $ 4.93       100.00%

          Less Vacancy:                     ($ 22,729)      ($0.16)      -3.30%
                                            ---------       ------       ------

Effective Gross Income:                     $ 665,471       $ 4.77        96.70%

         Less Expenses:                     ($ 54,197)      ($0.39)      -7.88%
                                            ---------       ------       ------

  Net Operating Income:                     $ 611,274       $ 4.38        88.82%

          Debt Service:                     $       0       $ 0.00         0.00%
                                            ---------       ------       ------

             Cash Flow:                     $ 611,274       $ 4.38        88.82%

UNITS OF COMPARISON                           ACTUAL

                GIM:                             8.80

      Effective GIM:                             9.10

       Overall Rate:                           10.09%

    Equity Dividend:                           10.09%

 Sales Price Per SF:                           $43.44

COMMENTS:   The property is located in a very small community along
            IH-24between Chattanooga and Mt. Eagle, Tennessee. However, the location serves a multi-county region extending to Mt. Eagle to the west, counties in Alabama to the south and Grundy County to the north. The Wal-Mart lease was initiated in 1987 for a 20 year term. Thus, the lease had 12 years remaining. Goody's lease was initiated in 1987 and will expire in 3.5 years. The Bi-Lo lease has 12 years remaining as well. A substantial portion of the parking lot is in the 100 year floodplain, but all building improvements have been raised above flood elevation. The vacancy is calculated on 10% of local shops only because of the location.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 85

                                            RETAIL CENTER SALE COMPARABLE NO. 5:
--------------------------------------------------------------------------------

PROJECT DATA

     COMP_CODE:  210

  Project Name:  Market Place Shopping Center

      Location:  U.S. Highway 74, Shelby, NC

        County:  Cleveland

       Grantor:  ING and Bosch Properties

       Grantee:  Mid-America Capital

PROPERTY DATA

  Net Rentable Area (SF):  197,787

               Land Size:  23.27 acres

     Land/Building Ratio:  5:1

              Year Built:  1987

               Occupancy:  100%

            Construction:  1-story masonry

               Condition:  Good

          Anchor Tenants:  Wal-Mart, Bi-Lo, Goody's and Revco (85%)

Date of Sale:     05/14/96           Book/Page:           N / A

Map(s):           N/A

Parcel(s):        N/A

TRANSACTION DATA

  Actual Consideration:  $8,350,000           Cash Equivalent:  $8,350,000

  Financing:             All cash to seller.

  First Mortgage:        $0

  Other Mortgages:       $0

  Total Mortgages:       $0                   Actual Equity:    $8,350,000

  Verified By:           Grantee

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 86

--------------------------------------------------------------------------------

OPERATING DATA:                             TOTAL $         PER SF      % OF GAI

   Gross Annual Income:                   $ 1,103,124       $ 5.58       100.00%

          Less Vacancy:                   ($   33,094)      ($0.17)      -3.00%
                                          -----------       ------       ------

Effective Gross Income:                   $ 1,070,030       $ 5.41        97.00%

         Less Expenses:                   ($  220,000)      ($1.11)      -19.94%
                                          -----------       ------       ------

  Net Operating Income:                   $   850,030       $ 4.30        77.06%

          Debt Service:                   $         0       $ 0.00         0.00%
                                          -----------       ------       ------

             Cash Flow:                   $   850,030       $ 4.30        77.06%

UNITS OF COMPARISON                          ACTUAL

GIM:                                             7.57

Effective GIM:                                   7.80

Overall Rate:                                  10.18%

Equity Dividend:                               10.18%

Sales Price Per SF:                            $42.22

COMMENTS:   This property is located in a rural community and serves as the primary retail facility for a large trade area. The block building was completed in 1987 and renovated in 1994. Overall, the property has good market appeal. Occupancy was 100% at the time of sale, but the Grantee utilizes a 6% overall vacancy and collection loss rate when underwriting the deal. Anchor spaces comprise nearly 85% of the total center space. The center reportedly included one vacant out parcel, however, information regarding the Grantee's perceived value of the out parcel was not available.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 87

                            ========================
                              COMPARABLE SALES MAP
                            ========================

                               [GRAPHICS OMITTED]

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 88

                                            SALES COMPARISON APPROACH - ANALYSIS
================================================================================

COMPARABLE IMPROVED SALES SUMMARY

===================================================================================================
Sale No.          Subject     1             2             3               4            5
---------------------------------------------------------------------------------------------------

Name/Address                  Franklin                    North Nixson
                              Square        Pine Valley   Marketplace     Kimball
                              Shopping      Shopping      Shopping        Crossing     Market Place
                              Center,       Center,       Center,         Shopping     Shopping
                              Spartanburg,  Wilmington,   Chattanooga,    Center,      Center,
                              SC            NC            TN              Kimball, TN  Shelby, NC
---------------------------------------------------------------------------------------------------

Sale Date         Current     10/01/96      04/28/96      03/15/96        11/08/95     05/14/96
---------------------------------------------------------------------------------------------------

Year Built        1989        1987          1990          1995            1987         1987
---------------------------------------------------------------------------------------------------

Occupancy         98%         97%           100%          96%             95%          100%
---------------------------------------------------------------------------------------------------

Size(SF)          76,762      195,912       60,000        63,270          139,455      197,787
---------------------------------------------------------------------------------------------------

% Credit/Anchor   72%         85%           71%           83%             78%          85%
---------------------------------------------------------------------------------------------------

SP/SP             N/A         $47.88        $73.33        $75.23          $43.44       $42.22
---------------------------------------------------------------------------------------------------

NOI/SF            $423        $4.78         $7.33         $7.62           $4.38        $4.30
---------------------------------------------------------------------------------------------------

GIM               N/A         9.13          9.19          7.64            8.80         7.57
---------------------------------------------------------------------------------------------------

NOI/GPI           91.59%      91.21%        91.87%        77.41%          88.82%       77.06%
===================================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

INTRODUCTION

      A search for comparable sales within the subject neighborhood and competitive locales was conducted by the appraiser. The appraiser consulted with local real estate agents knowledgeable of the subject market and researched public records for pertinent information. The sales used herein represent the most comparable data available at the time of the report.

COMPARISON OF IMPORTANT FACTORS AFFECTING SP/SF

      All property characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.

SUBJECT:
      Primary Negative Factors:  None
      Primary Positive Factors:  None significant compared to most comparable sales

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 89

--------------------------------------------------------------------------------

SALE NO.1 - FRANKLIN SQUARE SHOPPING CENTER, SPARTANBURG, SC:
     Inferior Factors
      Compared to Subject:        None
     Superior Factors
      Compared to Subject:        None
     Overall Comparison
      to Subject:                 Slightly superior before adjustment and
                                  similar after

SALE NO.2 - PINE VALLEY SHOPPING CENTER, WILMINGTON, NC:
     Inferior Factors
      Compared to Subject:        None
     Superior Factors
      Compared to Subject:        Superior market
     Overall Comparison
      to Subject:                 Superior before adjustment and similar after

SALE NO.3 - NORTH NIXSON MARKETPLACE SHOPPING CENTER, CHATTANOOGA, TN:
     Inferior Factors
      Compared to Subject:        None
     Superior Factors
      Compared to Subject:        Superior market; slightly newer center
     Overall Comparison
      to Subject:                 Superior before adjustment and similar after

SALE NO.4 - KIMBALL CROSSING SHOPPING CENTER, KIMBALL, TN:
     Inferior Factors
      Compared to Subject:        None
     Superior Factors
      Compared to Subject:        NOI/SF
     Overall Comparison
      to Subject:                 SlightLy superior before adjustment and
                                  similar after

      COMMENT: The sale date for this property is slightly older than desired; however, the economic and physical characteristics of this sale are highly similar to the subject. It is located within an hour of a metropolitan area (Chattanooga) within a very small community near an interstate. The property has a higher number of anchors (Wal Mart at 65,930 SF, Bi-Lo, and Goody's at 17,050
SF); however, the center is larger yielding a very similar percentage of anchor space. In fact, Goody's only had 3.5 years remaining on their lease. Therefore, excluding Goody's as an anchor based upon remaining term, the property's percentage of anchor is only 65%.

      In addition, this property had an adjacent parcel available should Wal Mart require a "relocation" to a supercenter style store. In fact, since the sale date, the new owner has announced that they are developing a supercenter Wal Mart on the adjacent site. This factor is also highly similar to the subject, which has ample acreage located on an adjacent tract. While the actual intent of Wal Mart is unknown, they have a well

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 90

--------------------------------------------------------------------------------

established history of moving out of existing stores similar in size and age as the subject and moving into a new supercenter store.

      Finally, the date of sale does not appear to be a significant factor when compared to Sale Nos. 1 and 5, which also have Wal Mart as an anchor. These sales occurred in mid to late 1996 and reflect highly similar sale prices per square foot and overall rates. Thus, the use of this 1995 sale is justified.

SALE NO. 5 - MARKET PLACE SHOPPING CENTER, SHELBY, NC:
     Inferior Factors
      Compared to Subject:    None
     Superior Factors
      Compared to Subject:    None
     Overall Comparison
      to Subject:             Slightly superior before adjustment and
                              similar after

MOST COMPARABLE SALES:        Nos. 1, 4 and 5

      COMMENT: Sale Nos. 1, 4 and 5 have the most similar income, anchor and risk characteristics as the subject. This is primarily related to the percent of anchor space and the risk associated with the Wal Mart anchors. Sale No.3 has Winn Dixie as an anchor tenant. Thus, the adjusted price per square foot range of Sale Nos. 1, 4 and 5 are most comparable to the subject property and given most weight.

      The appraisers acknowledge that a similarly aged Wal Mart and Food Lion anchored shopping center sold in October 1996 in Ashland City, Tennessee. However, after repeated attempts to confirm the sale from the buyer and seller, the appraisers were not successful in confirming the sale. The known factors are that the recorded price from the deed is $3,092,717 and is 93,304 SF. The percentage of anchor is 71% with Wal Mart occupying 41,304 SF and Food Lion 25,000 SF. The sale price equates to $33.15/SF.

      The appraisers a very familiar with this shopping center, with the exception of the income information. The center has suffered from high vacancies in the local shop space because of a very poor location removed from the small town of Ashland City. Ashland City is generally removed from interstate roads resulting in the Wal Mart being an at risk location relative going dark. Furthermore, several supercenter stores have been developed in the adjacent counties to the north, east and west. The surrounding terrain is very hilly with no expansion land available for Wal Mart. Considering all of these factors, the relatively low sales price per square foot is reasonable for this sale, which is substantially inferior to the subject.

SALE PRICE PER SQUARE FOOT METHOD

DESCRIPTION:                  The Price Per Square Foot indicator is a general
                              common denominator which encompasses all influences without specifically identifying their impact. It is most affected by location, size, age/condition, and existing leases at above or

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 91

--------------------------------------------------------------------------------

                              below market levels, if a rental property. This indicator is derived by dividing the sales price by the net rentable area.

NOI/SF ADJUSTMENT TECHNIQUE:  A wide range produced by this method indicates that the comparable sales have varying
                              income-producing capabilities attributable to differences in age, location, size and quality. In order to adjust for these differences, a multiplier is obtained by dividing the subject's NOI/SF by the NOI/SF of each comparable sale. The resulting multiplier is then applied to the sales price/SF of each comparable resulting in an indicated sale price/SF for the subject property. The following grid displays this technique.

NOI/SF ADJUSTMENT ANALYSIS

SALE NO.       NOI/SF      SP/SF      MULTIPLIER     ADJ. SP/SF
--------       ------      -----      ----------     ----------

 Subj.         $4.23       ----          ----           ----

   5           $4.30      $42.22        0.9845         $41.57

   4           $4.38      $43.44        0.9666         $41.99

   1           $4.78      $47.88        0.8857         $42.41

   2           $7.33      $73.33        0.5776         $42.36

   3           $7.62      $75.23        0.5556         $41.80

        Note: Above chart is sorted based on ascending NOI/SF's.

      COMMENTS/ANALYSIS: Additional subjective adjustments may be required based on unquantifiable factors not recognized in the NOI/SF adjustment. Examples are investment grade compared to owner occupancy, quality of tenants, conditions of sale and other intangible factors. Sale Nos. 1, 4 and 5 are the most similar to the subject in income producing ability, anchors, and location. Based on the adjusted sale price per square foot of the previously identified most comparable sales and considering the sale requiring the least adjustment the indicated market value per square foot range for the subject property is $41.50 to $42.50. The calculations are presented as follows.

                           SP/SF METHOD CALCULATIONS

                                                   VALUE EST.,
               SIZE              SP/SF EST.          ROUNDED

           76,762    SF     x     $41.50     =     $3,190,000
           76,762    SF     x     $42.50     =     $3,260,000

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 92

--------------------------------------------------------------------------------

GROSS INCOME MULTIPLIER METHOD

DESCRIPTION:                  The Gross Income Multiplier illustrates the
                              relationship between the sales price and the revenue stream of a property. Investments are often acquired on the basis of a multiple either of their current or potential income flow. Because this indicator is a good reflection of the motives of purchasers, it is considered to be a realistic assessment of market tendencies.

NOI/GROSS POTENTIAL INCOME
 RATIO COMPARISON OF GIM'S:   GIM's are typically influenced by the relationship
                              between the net operating income and gross potential income as measured by the net operating income to gross income ratio (NOI/GPI ratio). The sales with the most similar NOI/GPI ratios are typically considered to be the most comparable to the appraised property all other factors being equal. The following chart summarizes the comparison of the GIM's to the comparable sales'
                              NOI/GPI ratio as well as comparing the NOI/GPI ratio of the comparable sales to the subject's
                              NOI/GPI ratio.

                            NOI/GPI TO GIM COMPARISON

            Sale No.                  NOI/GPI %                    GIM
            --------                  ---------                    ---
                5                      77.06%                      7.57
                3                      77.41%                      7.64
                4                      88.82%                      8.80
              Subj.                    91.59%                      ----
                1                      91.21%                      9.13
                2                      91.87%                      9.19

            Note: Above chart is sorted based on ascending NOI/GPI's.

      COMMENT/ANALYSIS: Based on the comparison in the previous chart and considering the general characteristics of the transactions as compared to the subject previously discussed, the subject's GIM should be slightly above Sale No.4 and at or slightly below Sale No.1 since these sales bracket the subject's NOI/GPI%. Thus, the GIM range estimated for the subject is 8.80x to 9.10x after considering the factors noted above. The calculations for this method are presented below.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 93

--------------------------------------------------------------------------------

                                GIM CALCULATIONS

                                              VALUE EST.,
          GROSS INC.        GIM EST.           ROUNDED

          $354,822      x     8.80     =     $3,120,000
          $354,822      x     9.10     =     $3,230,000

SALES COMPARISON APPROACH - RECONCILIATION

                            SUMMARY OF VALUE RANGES

         METHOD                   VALUE RANGE
                       ----------------------------------

         SP/SF         $3,190,000     to     $3,260,000
         GIM:          $3,120,000     to     $3,230,000

      COMMENT/ANALYSIS: The two valuation techniques yield highly similar value ranges. This is attributed to the narrow range indicated by the most comparable sales, which also had Wal Mart anchors and constructed in the late 1980's. With equal consideration placed upon the sales price per square foot method and GIM method, a value at the middle of the range is reasonable.

      The value ranges previously derived represent an as stabilized value range for the subject property. The subject center is 98% economically leased. Therefore, there are no deductions for the prospective value upon completion.

                            SALES COMPARISON APPROACH
                              AS IS VALUE ESTIMATE

        Current Stabilized Value              $3,225,000
        Estimate

        Less: Deferred Maintenance                     0

        Less: Lease-Up Costs to
        Stabilization                                  0
                                              ----------

        As Is Value Estimate                  $3,225,000
                                              ==========

      As a result, the value estimate as indicated by the sale comparison approach, is reconciled as follows.

SALES COMPARISON APPROACH VALUE ESTIMATE:    $3,225,000
        Implied SP/SF:                           $42.01
        Implied GIM:                               9.09

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 94

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

INTRODUCTION

      The income capitalization approach is the procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present worth figure through the capitalization process.

      This approach, like the cost and sales comparison approaches, requires extensive market research. Specific areas that an appraiser investigates for this approach are the property's gross income expectancy, the expected reduction in gross income from lack of full occupancy and collection loss, the expected annual operating expenses, the pattern and duration of the property's income stream, and the anticipated value of the resale of other real property interest reversions. When accurate income and expense estimates are established, the income streams are converted into present value by the process of capitalization. The rates or factors used for capitalization are derived by the investigation of acceptable rates of return for similar properties.

      The income capitalization approach is generally applied in appraising income-producing properties. The quantity, quality and durability of the income stream must be considered in estimating the economic rent of an income-producing property.

      QUANTITY:          Rental comparables have been gathered from similar
                         properties to show current market rents.

      QUALITY: This is a measure of the strength of the tenant that could be expected to occupy the subject (i.e., AAA, regional, local, etc.).

      DURABILITY:        This is reflected in the vacancy of the area.

      In order to analyze contractual rentals of the subject and determine the economic rent potential of the available space, a survey was conducted of similar developments.

      The pages which follow will summarize the comparable rental data utilized in the appraisal of the subject property. While this study does not include all competitive space, it is useful in determining patterns of occupancy and economic levels of rent.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 95

--------------------------------------------------------------------------------

                                                 COMPARABLE IMPROVED RENTAL DATA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 96

                                                   RETAIL RENT COMPARABLE NO. 1:
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

PROJECT DATA

 Project Name: Bradford Square Shopping Center

     Location: 321 East Main Street, St. Brownsville, TN

       County: Haywood

PROPERTY DATA

     Rentable Area (SF): 81,651

             Year Built: 1972,1977,1983 & 1987

           Construction: 1-Story masonry

             Bay Depths: 50'

         Anchor Tenants: Kroger's, Heilig-Meyers & Freds

RENTAL DATA

         Quoted Rate/SF: $2.00 to $3.00

     EXISTING RATE RANGE

         Anchor Tenants: $2.00/SF (Kroger)

             Spec Space: N/A

       Restaurant Space: N/A

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 97

--------------------------------------------------------------------------------

LEASE TERMS

          Lease Basis:  Gross and triple-net

   Typical Lease Term:  Varies

           CAM Charge:  $1.20/SF

     Escalator Clause:  N/A

           Finish-Out:  N/A

    Rental Concessions  N/A

Occupancy Rate:  100%                  Historical Occupancy Rate:  100%

Verified By:     Vernon Brown (901-757-0500)

Date:            08/21/97                                COMP_CODE:314

COMMENTS:   The Kroger space has five years left on the lease agreement. Other tenants are Auto Zone & Family Dollar. Fred's and Heilig-Meyers
            Furniture occupy the former Wal-Mart space.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 98

                                                   RETAIL RENT COMPARABLE NO. 2:
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

PROJECT DATA

 Project Name:  Subway Shopping Center

     Location:  960-1000 East Main Street, St. Brownsville, TN

       County:  haywood

PROPERTY DATA

    Rentable Area (SF):  6,000

            Year Built:  1990

          Construction:  1-Story metal frame with brick veneer

            Bay Depths:  55'

        Anchor Tenants:  Subway

RENTAL DATA

        Quoted Rate/SF:  $5.50

   EXISTING RATE RANGE

        Anchor Tenants:  N/A

            Spec Space:  N/A

      Restaurant Space:  N/A

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 99

--------------------------------------------------------------------------------

LEASE TERMS

          Lease Basis:  Gross

   Typical Lease Term:  3 to 5 years

           CAM Charge:  None

     Escalator Clause:  Negotiable

           Finish-Out:  Negotiable

    Rental Concessions  None

Occupancy Rate:  100%                    Historical Occupancy Rate:  100%

Verified By:     Everett Harrison (901-635-3368)

Date:            08/19/97                                  COMP_CODE:315

COMMENTS:   Other tenants at this location are Pizza For Less, Prime Time
            Video & a beauty salon.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 100

                                                   RETAIL RENT COMPARABLE NO. 3:
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

PROJECT DATA

 Project Name: Humboldt Center

     Location: 2120 North Central Avenue/US-45W, Humboldt, TN

       County: Gibson

PROPERTY DATA

       Rentable Area (SF): 125,000

               Year Built: 1972

             Construction: 1-Story

               Bay Depths: 80'

           Anchor Tenants: Piggly Wiggly & Peebles

RENTAL DATA

           Quoted Rate/SF: $6.00/SF to $8.00/SF

EXISTING RATE RANGE

           Anchor Tenants: N/A

               Spec Space: N/A

         Restaurant Space: N/A

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 101

--------------------------------------------------------------------------------

LEASE TERMS

          Lease Basis:  Triple-net

   Typical Lease Term:  5 to 10 years

           CAM Charge:  $1.00

     Escalator Clause:  No

           Finish-Out:  Negotiable

    Rental Concessions  None

Occupancy Rate:  98%                Historical Occupancy Rate:  100%

Verified By:     David Hutton Jr. (615-363-6545)

Date:            08/20/97                           COMP_CODE:  316

COMMENTS:   This center is located on the southeast corner of the by-pass and
            N. Central Avenue/US-45W. This well maintained center is the largest in Humboldt.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 102

                                                   RETAIL RENT COMPARABLE NO. 4:
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

PROJECT DATA

 Project Name:  Humboldt Eye Care/Cato Shopping Center

     Location:  2439 North Central Avenue, Humboldt, TN

       County:  Gibson

PROPERTY DATA

       Rentable Area (SF):  14,000

               Year Built:  1996

             Construction:  1-Story masonry

               Bay Depths:  80'

           Anchor Tenants:  Eye Care Clinic & Cato Plus

RENTAL DATA

           Quoted Rate/SF:  $11.00

       EXISTING RATE RANGE

           Anchor Tenants:  N/A

               Spec Space:  N/A

         Restaurant Space:  N/A

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 103

--------------------------------------------------------------------------------

LEASE TERMS

          Lease Basis:  Triple-net

   Typical Lease Term:  3 to 5 years

           CAM Charge:  $1.10/SF

     Escalator Clause:  N/A

           Finish-Out:  N/A

    Rental Concessions  N/A

Occupancy Rate:  100%                 Historical Occupancy Rate:  100%

Verified By:     George Currin (704-362-6706)

Date:            08/20/97                            Comp_Code:  317

COMMENTS:   Other tenants at this location are Friedman's Jewelers and
            Fashions. The Eye Care Clinic operator and some other investors own this new center.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 104

                             =======================
                               COMPARABLE RENT MAP
                             =======================

                               [GRAPHICS OMITTED]

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 105

                                              ANALYSIS OF POTENTIAL GROSS INCOME
================================================================================

CURRENT SUBJECT PROPERTY STATUS

                       SUBJECT EXISTING RENT ROLL SUMMARY

================================================================================================
                                                            LEASE
 SUITE                       SIZE     LEASE       LEASE     TERM               LEASE     ANNUAL
   #      TENANT             (SF)     BEGIN       END       (YRS.)  RENT/SF    TYPE      RENT
------------------------------------------------------------------------------------------------
   1      WAL-MART STORE    54,962    03/90       04/10     20      $3.35      NNN      $184,122
------------------------------------------------------------------------------------------------

   2      SIMPLY 6           3,000    04/95       05/00      5      $7.75      NNN(1)   $ 23,250
------------------------------------------------------------------------------------------------

   3      PIC 'N PAY         3,000    02/95       03/00      5      $7.75      NNN(1)   $ 23,250
------------------------------------------------------------------------------------------------

   4      CATO/CATO PLUS     4,800    12/89       01/98      5      $9.00      NNN(1)   $ 43,200
------------------------------------------------------------------------------------------------

   5      BEAUTY WORLD       2,000    07/96       09/99      3+     $6.75      NNN(2)   $ 13,500
------------------------------------------------------------------------------------------------

   6      VACANT             1,200    -           -          -      $9.00      NNN(2)   $ 10,800
------------------------------------------------------------------------------------------------

   7      NEW WAVE HAIR      3,000    05/93       06/98      5      $4.50      NNN(2)   $ 13,500
          ACAD.
------------------------------------------------------------------------------------------------

   8      MOVIE GALLERY      3,600    01/93       02/98      5      $9.00      NNN(2)   $ 32,400
------------------------------------------------------------------------------------------------

   9      STEVE PINSON       1,200    03/95       04/00      5      $9.00      NNN(2)   $ 10,800
------------------------------------------------------------------------------------------------

Total/Average               76,762    SQUARE FEET                   $4.62               $354,822
================================================================================================

      Note: Vacant Space Current Rent/SF input at market rent estimates.

1. PLUS RESERVES

2. PLUS RESERVES & MANAGEMENT FEE

TENANCY:                                 Multi-tenant
SQUARE FEET OCCUPIED:                    75,562 SF
SQUARE FEET VACANT - SHELL:              0 SF
SQUARE FEET VACANT -
 2ND GENERATION:                         1,200 SF
RENT TREND:                              Stable
HISTORICAL TENANT FINISH:
     New Lease:                          None
     Refinish:                           Negotiable

      COMMENTS/ANALYSIS: As discussed earlier this is a shopping center that was built in 1989. The most current lease is Beauty World in June 1996 at $6.75/SF for 3 1/2-years on a absolute net basis. The bay depth for Beauty World is 80', with 25' store front; however, they did not need 2,000 SF, only 1,500 SF. The typical 80' bay depth user requires more space and bay width. Therefore, the effect rental rate for this space is

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 106

--------------------------------------------------------------------------------

$9.00/SF for typical bay epth. Thus, the $6.75/SF rate is reflective of deep bay depth. The current asking rental rate for local shop space is $9.50/SF.

      The anchor expense recovery for the center is the standard triple net lease in which taxes, insurance and common area maintenance (CAM) is recovered from the tenant. However, three tenants, also pay their pro rata share of the management fee. In addition, three other tenants have absolute net leasesin which they pay pro rata share of capital expenses.

COMPARABLE RENTAL ANALYSIS/SUBJECT ESTIMATED MARKET RENTS

INTRODUCTION

      In order to estimate market rent rates to apply to the subject, we surveyed similar properties in the subject neighborhood. Factors which typically influence rental rates include location, and physical attributes such as age, condition and design/appeal characteristics. The rent comparables presented in this report represent the most comparable properties to the subject with respect to age, quality of construction and location. The following chart summarizes the comparable improved rental data previously presented.

SUMMARY OF COMPARABLE IMPROVED RENTAL DATA

=====================================================================================================================
Rent No.             Subject             1                         2                  3                     4
                   Brownsville                                                                         Humnoldt Eye
                      Place       Bradford Square           Subway Shopping                             Care/Cato
Name/Address        Shopping      Shopping Center,              Center,        Humnoldt Center,      Shopping Center,
                     Center       Brownsville, TN           Brownsville, TN      Humnoldt, TN          Humnoldt, TN
---------------------------------------------------------------------------------------------------------------------
Size(SF)             77,752                  81,651             6,000                  125,000             14,000
---------------------------------------------------------------------------------------------------------------------

Year Built             1989        1972, 1977, 1983              1990                     1972               1996
                                             & 1987
---------------------------------------------------------------------------------------------------------------------

Occupancy                98%                    100%              100%                      98%               100%
---------------------------------------------------------------------------------------------------------------------

Quoted Rate/SF          N/A          $2.00 to $3.00             $5.50           $6.00 to $8.00             $11.00
---------------------------------------------------------------------------------------------------------------------

Tenant Expenses         N/A      Gross & triple-net             Gross               Triple-net         Triple-net
---------------------------------------------------------------------------------------------------------------------

CAM Charge              N/A                $1.20/SF              None                 $1.00/SF           $1.10/SF
---------------------------------------------------------------------------------------------------------------------

Rental                  N/A                    None              None                     None               None
Concessions
=====================================================================================================================

      All property characteristics of the comparable rentals and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable rentals affecting rents as compared to the subject.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 107

--------------------------------------------------------------------------------

COMPARISON TO SUBJECT

SUBJECT:
      Primary Negative Factors:  None
      Primary Positive Factors:  Newer facility; Wal-Mart anchor; frontage along two major highways

RENT NO.1 - BRADFORD SQUARE SHOPPING CENTER, BROWNSVILLE, TN:
     Inferior Factors
      Compared to Subject:       Older center; below market anchor rent
     Superior Factors
      Compared to Subject:       None
     Tenant Expenses:            Gross lease for Kroger and all other
                                 tenants are triple-net
     Overall Comparison
      to Subject:                Inferior

RENT NO.2 - SUBWAY SHOPPING CENTER, BROWNSVILLE, TN:
     Inferior Factors
      Compared to Subject:       No anchor; construction; gross leases
     Superior Factors
      Compared to Subject:       None
     Tenant Expenses:            All tenants pay gross
     Overall Comparison
      to Subject:                Inferior

RENT NO.3 - HUMNOLDT CENTER, HUMNOLDT, TN:
     Inferior Factors
      Compared to Subject:       Slightly older property;
     Superior Factors
      Compared to Subject:       None
     Tenant Expenses:            Similar; no adjustment required
     Overall Comparison
      to Subject:                Slightly inferior

RENT NO.4 - HUMNOLDT EYE CARE/CATO SHOPPING CENTER, HUMNOLDT, TN:
     Inferior Factors
      Compared to Subject:       No anchor
     Superior Factors
      Compared to Subject:       Newer property
     Overall Comparison
      to Subject:                Similar

MOST COMPARABLE RENTALS:         Nos. 3 and 4

      CONCLUSIONS/ANALYSIS: The two comparables in Brownsville do not compare well with the subject property. The two Humboldt properties are similar to the subject in size, quality of tenants and a similar rural market. However, Rent No. 3 is a significantly older property. After reviewing the subject's leases as well as the rent

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 108

--------------------------------------------------------------------------------

comparable data, the current asking rental rate for small shop space of $9.50/SF is considered reasonable.

     ESTIMATED MARKET RATE:
          60' Bay Depth:      $9.50/SF

          80' Bay Depth
           Beauty World:      $7,125/SF ($9.50/SF for 60' of the depth)*
           Cato/Cato Plus:    $8.00/SF (recognizes >3,000 SF size)
          100' Bay Depth:     $8.00/SF (based on 3,000 SF size)

           *Note: Lower than Cato spaces because of less functional 25' width.

     EXPENSE RECOVERIES:
           Analysis:          The anchor expense recovery for the center is
                              the standard triple net lease in which taxes, insurance and common area maintenance (CAM) is recovered from the tenant. However, three tenants, also pay their pro rata share of the management fee. In addition, three other tenants have absolute net leases.

           Conclusion:        Market lease rates based on the following
                              expense recovery: NNN.

      Inasmuch as the subject is an existing property with several leases in place, the existing contract rents and expense recoveries are utilized for occupied space and the market lease rates and expense recovery for vacant spaces are utilized in the Stabilized Operating Statement which follows the Analysis of Expenses.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 109

                                                            ANALYSIS OF EXPENSES
================================================================================

EXPENSE HISTORY

                  $/SF HISTORY COMPARED TO APPRAISER'S ESTIMATE

EXPENSE ITEM               1994        1995          1996         ESTIMATE
------------               ----        ----          ----         --------

MANAGEMENT                 $0.00       $0.00         $0.18         $0.21

TAXES:                     $0.45       $0.39         $0.45         $0.42

INSURANCE:                 $0.05       $0.05         $0.05         $0.05

CAM:                       $0.40       $0.20         $0.19         $0.20

ADMINISTRATION:            $0.00       $0.00         $0.00         $0.01

RESERVES:                  $0.00       $0.00         $0.00         $0.10

SUBTOTAL                   $0.90       $0.65         $0.87         $0.99

VACANCY & COLLECTION LOSS
    EXPENSE DESCRIPTION:           Vacancy & collection loss is an allowance for
                                   reductions in potential income attributable to vacancies, tenant turnover and nonpayment of rent. The allowance is usually estimated as a percentage of potential gross income, which varies depending on the type and characteristics of the physical property, the quality of tenants, current and projected supply and demand, and general and local economic conditions. The percentage rate recognized reflects typical investor expectations over the specific holding period assumed or projected.

SUBJECT DATA:
    TENANCY:                       Multi-tenant
    CURRENT OCCUPANCY:             98%

    ANALYSIS:                      Based on a review of the market data above as
                                   well as the subject's current vacancy, a vacancy and collection loss of 5% of local shop space is believed to appropriately recognize potential tenant turnover and collection loss over the holding period.

ESTIMATED VACANCY &
 COLLECTION LOSS:                  5% of local shop space

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 110

--------------------------------------------------------------------------------

MANAGEMENT:
           EXPENSE DESCRIPTION:   The subject must be considered as an
                                  investment under prudent management. A charge is made to reflect either the owner's input of time and attention or that of a professional agent. The expense would include the collection of rents, supervision of all maintenance, etc.

           ANALYSIS:              The proforma annual management fee for the
                                  subject property is 4.0% of the Effective
                                  Gross Income. This is consistent with local practices.

           ESTIMATED MANAGEMENT:  4.0%

REAL ESTATE TAXES:                See previously presented Real Estate Tax
                                  Analysis for detailed analysis and expense history.

           ESTIMATED REAL ESTATE
                TAXES:            $32,397, or $0.42/SF

INSURANCE:
           Expense Description:   The subject property will be insured against
                                  losses arising out of fire, casualty, and liability. Other various extended coverages are also provided for under this policy.

           ANALYSIS:              The subject's expenses history reflects an
                                  expense range of $0.05/SF to $0.05/SF   Based
                                  on a competitive analysis of other retail centers and the subject's historical expense, an estimate of $0.05/SF annually is judged appropriate for the subject.

           ESTIMATED INSURANCE:   $0.05/SF

COMMON AREA MAINTENANCE (CAM):

           EXPENSE DESCRIPTION:   The common area maintenance charge covers all
                                  trash removal, common area maintenance,
                                  certain recoverable administrative expenses, landscaping charges and common area utilities and any other common area expenses.

           ANALYSIS:              The subject's expenses history reflects an
                                  expense range of $0.19/SF to $0.40/SF. Based on a competitive analysis of other retail centers and the subject's historical expense, an estimate of $0.20/SF annually is judged appropriate for the subject.

           ESTIMATED CAM:         $0.20/SF

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 111

--------------------------------------------------------------------------------

ADMINISTRATION:
           EXPENSE DESCRIPTION:        The administrative expense consists of
                                       non-recoverable administrative expenses
                                       such as legal expenses and other
                                       miscellaneous expenses that are not
                                       passed through to the tenant in the
                                       common area expense recovery.

           ANALYSIS:                   The subject's expenses history reflects
                                       an expense of $0.00$0.00/SF. Based on a
                                       competitive analysis of other retail
                                       centers and the subject's historical
                                       expense, an estimate of $0.01/SF
                                       annually is judged appropriate for the
                                       subject.

           ESTIMATED ADMINISTRATION:   $0.01/SF

RESERVES:

           EXPENSE DESCRIPTION:        A reserves or replacement allowance
                                       provides for the periodic replacement of building components that wear out more rapidly than the building itself and must be replaced periodically during the building's economic life. Examples of these components are roof cover, HVAC compressors, parking areas and other site improvements.

           ANALYSIS:                   The reserves expense estimate is based
                                       primarily on the typical expense
                                       recognized by buyers as compared to a
                                       calculated type estimate Based upon the
                                       age and condition of the property and
                                       typical buyer actions, the reserves
                                       expense estimate is $0.10/SF.

           ESTIMATED RESERVES:         $0.10/SF

ESTIMATED EXPENSE SUMMARY

                          MANAGEMENT         4.0%     EGI     =     $16,042

                          TAXES:            $0.42     /SF     =     $32,397

                          INSURANCE:        $0.05     /SF     =      $3,838

                          CAM:              $0.20     /SF     =     $15,352

                          ADMINISTRATION:   $0.01     /SF     =        $768

                          RESERVES:         $0.10     /SF     =      $7.676
                                            -----                   -------

                     SUBTOTAL EXPENSES:     $0.99     /SF     =     $76,073

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 112

STABILIZED OPERATING STATEMENT
================================================================================

GROSS RENTAL INCOME POTENTIAL:

                                           Lease
                       Size (SF)            Rate
                       ---------            ----
     Anchors              54,962     @     $3.35     /SF     =     $184,122
     Local Shop Space     21,800     @     $7.83     /SF     =     $170,700
                          ------           -----                   --------
     Gross Rent Income    76,762     @     $4.62     /SF     =     $354,822
     (See Rent Roll for Rent Allocation)

Plus: Expense Recovery
     Anchor @       Triple-net                                      $36,937
     Local Shop @   Mixture of triple-net to absolute net           $18,758
                                                                   --------
     Total Expense Recovery                                         $55,695

Total Income By Tenant Type Classification
   Anchor @                                                        $221,059
   Local Shop @                                                    $189,458
                                                                   --------
TOTAL GROSS ANNUAL INCOME:                                         $410,517

LESS: VACANCY/COLLECTION LOSS
        Anchor Income @                        0%                        $0
        Local Shop Income @                    5%                   ($9,473)
                                                                   --------

Effective Gross Income:                                            $401,044

LESS EXPENSES
        Management        4.0%   EGI  =  $16,042
        Taxes:           $0.42   /SF  =  $32,397
        Insurance:       $0.05   /SF  =   $3,838
        CAM:             $0.20   /SF  =  $15,352
        Administration:  $0.01   /SF  =     $768
        Reserves:        $0.10   /SF  =   $7,676
                                         -------
SUBTOTAL EXPENSES:       $0.99   /SF  =  $76,073                   ($76,073)
                                                                   --------
NET OPERATING INCOME:                                              $324,972
                                                                   ========

        NOI/SF:                     $4.23
        NOI/Gross Rental Income     91.59%
        NOI/Gross Income            79.16%

                          CAPITALIZATION TECHNIQUE
              ================================================

                 NOI       /      OAR     =     Value Estimate
              $324,972     /     10.00%   =        $3,249,715

              CURRENT STABILIZED VALUE ESTIMATE     $3,250,000
              Less: Deferred Maintenance                     0
              Less: Lease-Up Costs to Stabilization          0
                                                    ----------
              AS IS VALUE ESTIMATE                  $3,250,000

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 113

                                          ANALYSIS OF DIRECT CAPITALIZATION RATE
================================================================================

INTRODUCTION

      Direct capitalization is a method used to convert a single year's income estimate into a value indication. The capitalization rate utilized in the income capitalization approach combines input from the marketplace in conjunction with a review of mortgage/equity positions. Although the appraiser can estimate an overall capitalization rate by using various techniques, derivation of the rate from comparable sales is generally preferred when sufficient data are available from transactions of similar, competitive properties. In order to provide a consistent basis for comparison, the net operating income from each comparable is calculated and estimated in the same manner as that for the subject property. Additionally, the appraiser must conclude that neither non-market financing terms nor different market conditions have affected the transaction prices of the comparables. When these requirements are met, the appraiser estimates the overall rate by dividing each property's net operating income by its sale price.

IMPROVED SALES' OVERALL RATE SUMMARY

=================================================================================================
Sale No.         Subject   1             2            3               4              5
-------------------------------------------------------------------------------------------------

Name/Address               Franklin                   North Nixson
                           Square        Pine Valley  Marketplace     Kimball
                           Shopping      Shopping     Shopping        Crossing       Market Place
                           Center,       Center,      Center,         Shopping       Shopping
                           Spartanburg,  Wilmington,  Chattanooga,    Center,        Center,
                           SC            NC           TN              Kimball, TN    Shelby, NC
-------------------------------------------------------------------------------------------------
Sale Date        Current    10/01/96      04/28/96     03/15/96        11/08/95       05/14/96
-------------------------------------------------------------------------------------------------

Year Built         1989        1987         1990         1995             1987           1987
-------------------------------------------------------------------------------------------------

Occupancy            98%         97%         100%          96%              95%           100%
-------------------------------------------------------------------------------------------------

Size(SF)         76,762     195,912       60,000       63,270          139,455        197,787
-------------------------------------------------------------------------------------------------

% Credit/Anchor      72%         85%          71%          83%              78%            85%
-------------------------------------------------------------------------------------------------

Overall Rate        N/A        9.99%       10.00%       10.13%           10.09%         10.18%
=================================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

COMPARISON OF IMPORTANT FACTORS AFFECTING OAR

      All property and conditions of sale characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 114

--------------------------------------------------------------------------------

      NOTE: The reader is reminded that this is a comparison of overall rates and not the sales price per square foot. Therefore, the terms of comparison to the subject of each sale may be different than those used in the previously presented Sales Comparison Approach, which was based on the quantity of income and subsequent adjustments to the sales price per square foot. While the overall rate recognizes physical factors, intangible factors such as quality of tenants, conditions of sale, occupancy at time of sale, and investment quality tend to have stronger influence on the overall rate comparison. As an example, two properties with different locations and quality of improvements may have significantly different per square foot sales prices, but very similar overall rates. Thus, the comparison to the subject includes the intangible factors influencing overall rates.

SUBJECT:
     Primary Negative Factors:          None
     Primary Positive Factors:          Anchor percentage and quality of anchor;
                                        recent renovation

SALE NO. 1 - FRANKLIN SQUARE SHOPPING CENTER, SPARTANBURG, SC:
     Inferior Factors
      Compared to Subject:              None
     Superior Factors
      Compared to Subject:              None
     Overall Comparison
      to Subject:                       Similar

SALE NO. 2 - PINE VALLEY SHOPPING CENTER, WILMINGTON, NC:
     Inferior Factors
      Compared to Subject:              None
     Superior Factors
      Compared to Subject:              None
     Overall Comparison
      to Subject:                       Similar

SALE NO. 3 - NORTH NIXSON MARKETPLACE SHOPPING CENTER, CHATTANOOGA, TN:
     Inferior Factors
      Compared to Subject:              None
     Superior Factors
      Compared to Subject:              None
     Overall Comparison
      to Subject:                       Similar

SALE NO.4 - KIMBALL CROSSING SHOPPING CENTER, KIMBALL, TN:
     Inferior Factors
      Compared to Subject:              None
     Superior Factors
      Compared to Subject:              None
     Overall Comparison
      to Subject:                       Similar

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 115

--------------------------------------------------------------------------------

SALE NO. 5 - MARKET PLACE SHOPPING CENTER, SHELBY, NC:
     Inferior Factors
      Compared to Subject:              None
     Superior Factors
      Compared to Subject:              None
     Overall Comparison
      to Subject:                       Similar

MOST COMPARABLE SALES:                  Nos. 1, 4 and 5

           COMMENT/ANALYSIS: All of the sales are community or neighborhood shopping centers with moderate to strong anchors, which for the most part dominate the overall physical size of each center. Analysis in the Sales Comparison Approach concluded that Sale Nos. 1, 4 and 5 are the most similar to the subject in the type of risk and anchor tenant. Based on the relatively narrow range indicated by the most comparable sales, the appropriate overall rate for the subject is 10.00%.

CONCLUDED OAR:                          10.00%

ANALYSIS OF SUBJECT'S POTENTIAL MORTGAGE TERMS

PRELIMINARY ANALYSIS:                   Several factors affect the potential
                                        real estate mortgage terms of any given
                                        property. These factors include, credit worthiness of the borrower, quality of tenants, length of term, amortization and other factors considered by lenders when analyzing the relative risk of a loan. However, lenders typically have general parameters or guidelines established for real estate loans. The appraisers have had discussions with local mortgage brokers about long-term financing terms and bank loan officers about short term financing.

LONG-TERM FINANCING:                    Institutional lenders are typically
                                        establishing interest rates on the basis of 200 to 250 basis points above the comparable term U.S. Treasury Bond with a 7 to 10 year term, 20 to 25 year amortization and 70% to 75% loan-to-value ratio. While these terms may vary from lender to lender, the ultimate test for a particular loan is the debt coverage ratio.

BANK SHORT-TERM
 FINANCING:                             Banks are typically utilizing the prime
                                        rate as the index for loans.  Mortgage
                                        interest rates are typically 150(plus or minus) basis points above the prime rate. The mortgage terms are preferably a three year call based on a 20 to 25 year amortization and 70% to 75%
                                        loan-to-value ratio; however, banks will provide a five year term in some situations.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 116

--------------------------------------------------------------------------------

SUMMARY OF SUBJECT'S POTENTIAL MORTGAGE TERMS

MORTGAGE TYPE:                    Long-term;
  Analysis:                       This appraisal contemplates a typical
                                  long-term loan instead of a bank short-term loan. While the bank loan is common, a long-term loan is more consistent with the typical holding period for real estate.

U.S. TREASURY BOND
  10 YEAR RATE(1):                6.50%
 LOAN TERM:                       10 years
 AMORTIZATION:                    25 years
 LOAN-TO-VALUE RATIO:             75%
 APPROX. INTEREST RATE:           8.00%

DEBT COVERAGE RATIO (DCR) ANALYSIS: A TEST OF REASONABLENESS

                                                                    FINAL REPORT
                                             DIRECT CAP VALUE              VALUE

DIRECT CAPITALIZATION VALUE                        $3,250,000        $3,250,000

LOAN AMOUNT @ L-TO-V OF   75%                      $2,437,500        $2,437,500

MONTHLY PAYMENT                                    $   18,813        $   18,813

ESTIMATED NOI                                      $  324,972        $  324,972

DIVIDED BY ANNUAL PAYMENT                          $  225,756        $  225,756

IMPLIED DEBT COVERAGE RATIO                              1.44              1.44

      COMMENT/ANALYSIS: The implied debt coverage ratios for the direct capitalization method value estimate and the final report value (based on correlation of all three approaches) are acceptable and reasonable.

----------
      (1) Note: The rate is an approximation on a rounded basis due to the weekly change in the rate.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 117

                                                   DISCOUNTED CASH FLOW ANALYSIS
================================================================================

INTRODUCTION

      In a discounted cash flow analysis (DCF) the quantity, variability, timing and duration of the cash flows to a property are analyzed. Each cash flow is discounted to a present value and then all the present values are added to obtain the total value of the income to the real property interest being appraised. The future value of that interest, the reversion, is forecast at the end of the projection period and is also discounted.

      This method is particularly appropriate for properties with irregular cash flows. This is particularly appropriate in the case of properties with below stabilized occupancy, below or above market rental rates, and other unusual circumstances.

      In order to utilize this analysis, certain assumptions must be made. A summary of all such assumptions used as a basis for the DCF analysis will follow. Projections regarding market (economic) rental rates, occupancy levels, expenses and absorption rates are all market-derived and have been discussed in previous sections of this report. Consideration is also given to several investment surveys provided by regional/national research companies. These investor surveys included the Real Estate Investor Survey published by Peter F. Korpacz & Associates, Inc.. This report provides a summary of the expected rates of return, property selection criteria, and investment outlook of a representative sampling of large institutional investors in the United States.

      The DCF technique will follow the assumptions and forecasts listed below. This projected economic model carries no warranties, expressed or implied, that the scenario will actually be achieved by the subject property.

ASSUMPTIONS & FORECASTS

PROJECTION PERIOD:
    ANALYSIS:                      The appraisers have relied upon conversations
                                   with market participants and a review of investor surveys to determine the appropriate holding period for the subject property.
                                   Additionally, significant consideration is given to the remaining economic life of the property, the current economic climate of the region and changes in the tax laws. Noting that investment properties have historically been held for a period of 7 to 15 years, and that the survey data provided by P.F. Korpacz indicate expectations of a similar time frame, a ten year investment period is projected. The cash flow for the subject is presented on a fiscal year with the first year beginning in the month of the effective date of appraisal (August 14, 1997).

     ESTIMATE:                     10 years

GROSS INCOME ESTIMATES:            Gross annual income is based on the
                                   contractual income from the existing leases, and the market

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 118

================================================================================

                                   rental rate on the vacant space. Existing leases are forecasted to roll over at market rates.

MARKET RENTAL RATES:               See Analysis of Potential Gross Income for
                                   details and analysis.

   MARKET RENT:                    $9.00/SF

EXPENSE RECOVERY:                  Mixture of triple-net to absolute net; The
                                   anchor expense recovery for the center is the standard triple net lease in which taxes, insurance and common area maintenance (CAM) is recovered from the tenant. However, three tenants, also pay their pro rata share of the management fee. In addition, four other tenants have absolute net leases.

RENT APPRECIATION:
   DESCRIPTION:                    Support for the rental rate appreciation is
                                   based upon several factors. Items to be
                                   considered include historical and forecasted consumer price index data, current supply and demand factors (market vacancy & market rent trends), and investors' perceptions (investor surveys).

   CPI INDEX RECENT HISTORY:       2% to 3%
   ECONOMISTS' CONSENSUS
     CPI FORECAST:                 3%(plus or minus) in short-term, moderate
                                   increase long-term Under current Federal
                                   Reserve leadership, inflation is anticipated to be reasonably maintained and under control.

GENERAL OCCUPANCY TRENDS:

Property Type:                     Neighborhood shopping center

Submarket:                         98.8%

MARKET RENT TRENDS:                Increasing

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 119

================================================================================

INVESTOR SURVEYS:
    Source:                        Korpacz Real Estate Investor Survey; Second
                                   Quarter 1997
    Property Type:                 National Strip Shopping Center Market
    Rent Appreciation
      Range:

                                   --------------------------------------
                                   KEY INDICATORS         CURRENT QUARTER
                                   --------------------------------------

                                   MARKET RENT CHANGE RATE

                                   Range                0.00%         6.00%

                                   Average                     2.83%

DCF RENT APPRECIATION
   FORECAST:
            Years 1-3:             3.00%
            Years 4-11:            4.00%

      COMMENTS/ANALYSIS: The market occupancy is strong; however, there is no evidence of enough demand to yield rent appreciation higher than anticipated inflation over the holding period. Thus, rent appreciation is forecasted to be at general inflationary rates in the short-term and slightly below in the long-term.

VACANCY & COLLECTION LOSS:
            ANALYSIS:              The subject will undergo a loss in potential
                                   gross income attributable to lease-up, normal vacancy, collection losses, tenant default and turnover. The appraisers have considered the historical performance of the subject, the amount of unleased space in the competitive market and planned new construction in the projection of vacancy over the holding period. The DCF analysis assumes competent and professional management of the property at the previously cited market rental rates.

SUBJECT OCCUPANCY:                 See Analysis of Expenses for details and
                                   analysis
            Current Occupancy:     98%
            Stabilized Vacancy:    5% (local shop space only)

GENERAL OCCUPANCY TRENDS:
            Property Type:         Neighborhood shopping center

            Submarket:              98.8%
            Submarket Years Supply: Equilibrium

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 120

================================================================================

TENANT TURNOVER:

     VACANCY AT TURNOVER:          4 months
     PROBABILITY OF RENEWAL:       75%

     SPECIAL EXISTING TENANT
          TURNOVER SITUATIONS:     None

OPERATING EXPENSES
 PROFORMA YEAR 1:                  $0.99/SF

APPRECIATION:                      As in the market rental rate appreciation
                                   analysis, the appraiser must consider
                                   historical and forecasted CPI data and
                                   investors perceptions.

            CPI DATA:              See Rent Appreciation analysis
INVESTOR SURVEYS:
         Source:                   Korpacz Real Estate Investor Survey;
                                   Second Quarter 1997
         Property Type:            National Strip Shopping Center Market
         Expense Appreciation
          Range:

                                   --------------------------------------
                                   KEY INDICATORS       CURRENT QUARTER
                                   --------------------------------------

                                   EXPENSE CHANGE RATE

                                   Range                0.00%     5.00%

                                   Average                    3.58%

DCF EXPENSE APPRECIATION
 FORECAST:
  Years 1-3:                       3.00%
  Years 4-11:                      4.00%

      COMMENTS/ANALYSIS: The investor survey expense change data actually reflects a stratified expense appreciation segregated into a low rate in the early years and higher rate in later years. For the subject property, the expense appreciation is anticipated to be highly similar to the general inflation rate and similar to the income appreciation.

LEASING COMMISSIONS:
            ANALYSIS:              Leasing commissions are charged when any
                                   given lease renews or if a new lease is
                                   signed for vacant or vacated tenant space.
                                   The leasing commission for new leases is different than renewal leases. As existing leases roll over, the discounted cash flow applies a blended or weighted average of the two

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 121

================================================================================

                                   leasing commissions based on the probability of renewal/vacating. Charged as capital expense below NOI.

                                   SUBJECT BROKER & OUTSIDE BROKER: The new tenant commission is based on a typical 4% commission when the only broker involved in the transaction is the subject's leasing agent. When an outside broker is utilized, the total commission is typically 6% with 4% paid to the outside broker and 2% to the subject broker. Discussions with brokers indicated a 50% probability of an outside broker involvement is reasonable. The following table presents the calculations of the leasing commissions utilized in the discounted cash flow.

DCF LEASING COMMISSIONS CALCULATIONS

--------------------------------------------------------------------------------
NEW LEASE RATE CALCULATIONS
--------------------------------------------------------------------------------

                                                               WEIGHTED
                          % COMM.            PROBABILITY           RATE

w/ Outside Broker           6.00%     x           50%       =     3.00%

No Outside Broker           4.00%     x           50%       =     2.00%

COMPOSITE RATE                                                    5.00%


DCF LEASING COMMISSION
CALCULATIONS

New Lease Rate              5.00%     x           25%       =     1.25%

Renewal Lease Rate          2.00%     x           75%       =     1.50%

BLENDED LEASING RATE                                              2.75%

TENANT IMPROVEMENTS/RETROFIT (TI'S):

            ANALYSIS:              As vacant space is leased and existing tenant
                                   space rolls over, the landlord incurs a
                                   capital expense for tenant improvements.
                                   Different TI's/SF can be expected for two types of events - 1) renewal of existing tenant and 2) existing vacant or vacated lease space by a tenant The table presented below indicates the TI's/SF for the two events and the blended rate charged in the discounted cash flow.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 122

================================================================================

DCF TENANT IMPROVEMENT CALCULATIONS

--------------------------------------------------------------------------------
BLENDED TI CALCULATIONS
--------------------------------------------------------------------------------
                                                             WEIGHTED
ROLLOVER EVENT            TI'S/SF         PROBABILITY            $/SF

Vacate                      $3.00     x       25%         =     $0.75

Renewal                     $1.00     x       75%         =     $0.75
                                                                -----
BLENDED TI'S/SF                                                 $1.50

REVERSION:
            DESCRIPTION:           Income-producing properties typically provide
                                   two types of financial benefits - periodic income and the future value obtained from sale of the property or reversion of the property interest at the end of the holding period. In the case of the subject, the appraisers have projected the reversion as the proceeds of resale, or the net difference between the transaction price and any selling expenses, which may include brokerage commissions, legal fees, title policies, surveys, fix-up costs and the like. The reversion value is calculated by applying an overall rate to the 11th year's NOI.

            ANALYSIS:              The reversion overall rate is typically
                                   higher than the going-in overall rate to reflect higher risk associated with a forecast in the extended future and to reflect the older age of the property. A review of the overall capitalization rates provided by the investor surveys cited previously indicated that terminal capitalization rates are typically projected at 50 to 100 basis points higher than the going-in cap rates. The typical reversion rate for a property with similar quality investment characteristics as the subject would be 50 basis points higher because of its current age.

         ESTIMATED REVERSION OAR:  10.50%

         REVERSION SALES COSTS:    4%

YIELD OR DISCOUNT RATE:

            DESCRIPTION:           The selection of the appropriate rate
                                   requires the verification and interpretation of the attitudes and expectations of market participants including buyers, sellers, advisers and brokers. Although the

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 123

================================================================================

                                   actual yield on an investment cannot be
                                   calculated until the investment is sold, an investor may set a target yield for the investment before or during ownership. Historical yield rates derived from comparable sales may be relevant, but they reflect past, not future, benefits perceived by the investor and are not reliable indicators of current yield. Therefore, the selection of yield rates for discounting cash flows should focus on the prospective or forecast yield rates anticipated by typical buyers and sellers.

                                   The appropriate yield or discount rate is based upon a combination of factors and considerations. These include current mortgage interest rate levels, yield rates on government and corporate bonds, the anticipated rate of future inflation; the management, risk and illiquidity aspects of the subject property; and the expressed objectives of major investors in investment properties. Because of the importance of the proper selection of a yield rate in the DCF, the appraisers have attempted to estimate the rate by two independent techniques as follows:

BUILD-UP METHOD

            INTRODUCTION:          It is generally accepted that all investments
                                   are predicated on the expectation of
                                   receiving a return on capital that represents the time value of money with an appropriate adjustment for perceived risk. In the build-up method the appraisers attempt to recognize the premiums attached to the yield rate of a real estate investment compared to a safer, more liquid and marketable investment. The minimum rate of return for invested capital is sometimes referred to as the "safe" or "riskless" rate. Theoretically, the difference between the yield rate applied to real estate and the safe rate may be considered a premium to compensate the investor for risk, anticipated inflation, the burden of management, and the illiquidity of invested capital.

            SAFE RATE:             The safe rate used in this analysis is
                                   considered the yield applicable to government securities for a comparable term as the subject investment.

          ILLIQUIDITY &
           MARKETABILITY PREMIUMS: There are several hypothetical measurements for the add on premiums for illiquidity and risk, such

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 124

================================================================================

                                   as comparison of corporate bonds to
                                   government bonds. In our analysis, the
                                   premium for illiquidity and marketability is measured by the difference in yield rates depicted by government bonds and long term real estate mortgages. The more subjective adjustment for risk is based on this appraiser's interpretation of market expectations for this property type.

                                   ILLIQUIDITY & MARKETABILITY CALCULATION

                                   =============================================
                                   Long-Term Mortgage Rates(1)         8.00%
                                   ---------------------------------------------
                                   10-Year Treasuries(1)               6.50%
                                   ---------------------------------------------
                                   Spread (Premium for illiquidity &
                                    marketability)                     1.50%
                                   =============================================

                                   (1) SEE ANALYSIS OF DIRECT CAPITALIZATION,
                                   SUBJECT'S POTENTIAL MORTGAGE TERMS FOR
                                   ANALYSIS AND DETAILS.

                                   The lender's return reflects less risk on the loan capital as compared to the total investment in a property because of the cushion provided in the loan-to-value ratio. The lower risk position is considered to best reflect illiquidity and marketability.

RISK: As a correlation, the risk of the overall capital investment, above and beyond the safe rate and illiquidity and marketability premium, should be at or higher than the spread presented in the previous chart. Given the subject's age and quality of investment, the risk premium should be higher than the illiquidity and marketability risk.

CONCLUDED RISK
 PREMIUM:                          3.00%

BUILD-UP METHOD CALCULATION

                                   Safe Rate - 10 Yr. Treasuries        6.50%

                                   Plus: Premium for Illiquidity and
                                   Marketability                        1.50%

                                   Plus: Premium for Risk               3.00%
                                                                        -----

                                     Indicated Discount Rate           11.00%
                                     Rounded,                          11.00%
                                                                       ======

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 125

================================================================================

INVESTOR SURVEY:

   INTRODUCTION:                   The appraisers reviewed the investor surveys
                                   provided by P.F. Korpacz. This is a
                                   nationally recognized research company that provide ex ante return expectations or goals of investors contemplating acquisitions of real estate. This survey provides a timely insight into the yields, return criteria, and risk adjustments of national/institutional investors when making acquisition decisions.
                                   The general parameters depicted by the data are provided as follows:

   Source:                         Korpacz Real Estate Investor Survey; Second
                                   Quarter 1997
   Property Type:                  National Strip Shopping Center Market
   IRR Range:

                                   ---------------------------------------------
                                   KEY INDICATORS        CURRENT QUARTER
                                   ---------------------------------------------

                                   FREE & CLEAR IRR

                                   Range                10.00%      14.00%

                                   Average                    11.55%

    ANALYSIS:                      The subject does not fit the parameters of
                                   investment grade property, particularly
                                   considering that the property value is well below the typical $10,000,000 to $20,000,000 value range for properties desired by
                                   institutional investors. Therefore, the
                                   subject property's discount rate should be at the middle to upper middle of the range.

INVESTOR SURVEY DISCOUNT RATE
   CONCLUSION:                     11.50%

DISCOUNT RATE
   RECONCILIATION:                 The appraisers have given nearly equal weight
                                   to the two techniques above in selecting the appropriate discount rate for the appraised property with least weight placed on the build-up method. Also considered in the analysis was the age and construction quality of the subject, the current occupancy, quality of tenants and the economic constraints of the submarket in which it competes.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 126

================================================================================

      DISCOUNT RATE
        CONCLUSION:                11.50%

      The following discounted cash flow analysis is the summary of the individual tenant's income and the forecasted expenses to be incurred over the holding period. The individual lease analysis and discounted cash flow program generated assumptions and forecasts are presented in the Addenda section of this report.

      The reader is directed to the Discounted Cash Flow Analysis located on the following pages.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 127

                                                    DISCOUNTED CASH FLOW SUMMARY
================================================================================

Software       :ARGUS Ver. 7.0.01
File           :Brownsvl
Property Type  :Retail
Portfolio      :Merrill Lynch Mortgage Capital

                         Brownsville Place Shopping Ctr
                          110 - 128 Dupree Avenue/SR-76
                          Brownsville, Tennessee 38012
                        SCHEDULE OF PROSPECTIVE CASH FLOW
           In Inflated Dollars for the Fiscal Year beginning 8/1/1997

                                    Year 1      Year 2     Year 3     Year 4     Year 5      Year 6     Year 7    Year 8    Year 9
For the Years Ending              Jul-1998    Jul-1999   Jul-2000   Jul-2001   Jul-2002    Jul-2003   Jul-2004  Jul-2005  Jul-2006
                                  --------    --------   --------   --------   --------    --------   --------  --------  --------
POTENTIAL GROSS REVENUE
 Base Rental Revenue              $356,823    $371,920   $374,740   $379,214   $382,576    $393,978   $400,499  $413,067  $417,589
 Absorption & Turnover Vacancy      (8,725)                (6,512)               (4,360)     (7,011)    (6,143)   (1,533)   (5,101)
                                  --------    --------   --------   --------   --------    --------   --------  --------  --------
 Scheduled Base Rental Revenue     348,098     371,920    368,228    379,214    378,216     386,967    394,356   411,534   412,488

Expense Reimbursement Revenue
 Management Fee:                     1,672         688        270
 Real Estate Taxes:                 31,997      33,375     34,115     35,757     36,991      38,350     39,904    41,744    43,277
 Property Insurance:                 3,791       3,955      4,041      4,237      4,382       4,543      4,725     4,945     5,125
 CAM - Common Area Maintenance      15,163      15,816     16,166     16,945     17,530      18,174     18,911    19,783    20,508
 Reserves:                           1,640         948        606
                                  --------    --------   --------   --------   --------    --------   --------  --------  --------
Total Reimbursement Revenue         54,263      54,782     55,198     56,939     58,903      61,067     63,540    66,472    68,910
                                  --------    --------   --------   --------   --------    --------   --------  --------  --------
TOTAL POTENTIAL GROSS REVENUE      402,361     426,702    423,426    436,153    437,119     448,034    457,896   478,006   481,398
 General Vacancy                      (776)    (10,226)    (3,814)   (10,563)    (6,388)     (4,330)    (5,560)  (10,853)   (7,538)
                                  --------    --------   --------   --------   --------    --------   --------  --------  --------
EFFECTIVE GROSS REVENUE            401,585     416,476    419,612    425,590    430,731     443,704    452,336   467,153   473,860
                                  --------    --------   --------   --------   --------    --------   --------  --------  --------
OPERATING EXPENSES
 Management Fee:                    16,063      16,659     16,784     17,024     17,229      17,748     18,093    18,686    18,954
 Real Estate Taxes:                 32,397      33,369     34,370     35,745     37,175      38,662     40,208    41,816    43,489
 Property Insurance:                 3,838       3,953      4,072      4,235      4,404       4,580      4,763     4,954     5,152
 CAM - Common Area Maintenance:     15,352      15,813     16,287     16,939     17,616      18,321     19,054    19,816    20,609
 Reserves:                           7,676       7,906      8,144      8,469      8,808       9,161      9,527     9,908    10,304
 Administration:                       768         791        814        847        881         916        953       991     1,030
                                  --------    --------   --------   --------   --------    --------   --------  --------  --------
TOTAL OPERATING EXPENSES            76,094      78,491     80,471     83,259     86,113      89,388     92,598    96,171    99,538
                                  --------    --------   --------   --------   --------    --------   --------  --------  --------
NET OPERATING INCOME               325,491     337,985    339,141    342,331    344,618     354,316    359,738   370,982   374,322
                                  --------    --------   --------   --------   --------    --------   --------  --------  --------
LEASING & CAPITAL COSTS
 Tenant Improvements                12,600       4,635     14,641                 8,261      13,962      7,819     9,680     9,665
 Leasing Commissions                 9,537       3,229      9,011                 5,756      10,633      4,833     5,937     6,733
                                  --------    --------   --------   --------   --------    --------   --------  --------  --------
TOTAL LEASING & CAPITAL COSTS       22,137       7,864     23,652                14,017      24,595     12,652    15,617    16,398
                                  --------    --------   --------   --------   --------    --------   --------  --------  --------
CASH FLOW BEFORE DEBT SERVICE
 & INCOME TAX                     $303,354    $330,121   $315,489   $342,331   $330,601    $329,721   $347,086  $355,365  $357,924
                                  ========    ========   ========   ========   ========    ========   ========  ========  ========

                                  Year 10    Year 11
For the Years Ending             Jul-2007   Jul-2008
                                 --------   --------
POTENTIAL GROSS REVENUE
 Base Rental Revenue             $428,069   $433,214
 Absorption & Turnover Vacancy     (3,316)    (9,365)
                                 --------   --------
 Scheduled Base Rental Revenue    424,753    423,849

Expense Reimbursement Revenue
 Management Fee:
 Real Estate Taxes:                45,100     46,588
 Property Insurance:                5,342      5,518
 CAM - Common Area Maintenance     21,374     22,077
 Reserves:
                                 --------   --------
Total Reimbursement Revenue        71,816     74,183
                                 --------   --------
TOTAL POTENTIAL GROSS REVENUE     496,569    498,032
 General Vacancy                   (9,893)    (4,116)
                                 --------   --------
EFFECTIVE GROSS REVENUE           486,676    493,916
                                 --------   --------
OPERATING EXPENSES
 Management Fee:                   19,467     19,757
 Real Estate Taxes:                45,229     47,038
 Property Insurance:                5,358      5,573
 CAM - Common Area Maintenance:    21,433     22,290
 Reserves:                         10,717     11,145
 Administration:                    1,072      1,115
                                 --------   --------
TOTAL OPERATING EXPENSES          103,276    106,918
                                 --------   --------
NET OPERATING INCOME              383,400    386,998
                                 --------   --------
LEASING & CAPITAL COSTS
 Tenant Improvements                6,282     16,988
 Leasing Commissions                4,377     12,218
                                 --------   --------
TOTAL LEASING & CAPITAL COSTS      10,659     29,206
                                 --------   --------
CASH FLOW BEFORE DEBT SERVICE
 & INCOME TAX                    $372,741   $357,792
                                 ========   ========

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 128

                                          DISCOUNTED CASH FLOW REVERSION SUMMARY
================================================================================

Software       :ARGUS Ver. 7.0.01
File           :Brownsvl
Property Type  :Retail
Portfolio      :Merrill Lynch Mortgage Capital

                         Brownsville Place Shopping Ctr
                          110 - 128 Dupree Avenue/SR-76
                          Brownsville, Tennessee 38012
                           PROSPECTIVE PROPERTY RESALE

                                Year 1     Year 2    Year 3    Year 4    Year 5    Year 6    Year 7    Year 8    Year 9     Year 10
For the Years Ending          Jul-1998   Jul-1999  Jul-2000  Jul-2001  Jul-2002  Jul-2003  Jul-2004  Jul-2005  Jul-2006    Jul-2007
                              --------   --------  --------  --------  --------  --------  --------  --------  --------  ----------
RESALE AMOUNT
 Gross Proceeds from Sale                                                                                                $3,685,695
 Commissions & Other Costs                                                                                                 (147,428)
                              --------   --------  --------  --------  --------  --------  --------  --------  --------  ----------
NET PROCEEDS FROM SALE                                                                                                   $3,538,267
                              ========   ========  ========  ========  ========  ========  ========  ========  ========  ==========

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 129

                                              DISCOUNTED CASH FLOW VALUE SUMMARY
================================================================================

Software       :ARGUS Ver. 7.0.01
File           :Brownsvl
Property Type  :Retail
Portfolio      :Merrill Lynch Mortgage Capital

                         Brownsville Place Shopping Ctr
                          110 - 128 Dupree Avenue/SR-76
                          Brownsville, Tennessee 38012
                            PROSPECTIVE PRESENT VALUE
               Cash Flow Before Debt Service plus Property Resale
   Discounted Annually (End-point on Cash Flow & Resale) over a 10-Year Period

                    Discounted    Discounted Resale    Total       Total       Cash Flow      Resale
   For the           Cash Flow       @ 10.50% Cap    Discounted    Value     Contribution   Contribution
Discount Rates      Before Debt       Before Debt      Value      per SqFt    Before Debt    Before Debt
--------------      -----------   -----------------  ----------   --------   ------------   ------------
    11.50%           $1,920,745        $1,191,357    $3,112,102     $40.54       61.72%        38.28%

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 130

                                 INCOME CAPITALIZATION APPROACH - RECONCILIATION
================================================================================

INTRODUCTION

      The direct capitalization and discounted cash flow analysis are the two most frequently utilized methods in appraisal practice. The Direct Capitalization Method represents the more traditional method and the Discounted Cash Flow Analysis Method is the more current for investment grade property.

DIRECT CAPITALIZATION        $3,250,000

      The Direct Capitalization Method utilized stabilized gross income based on existing lease income (if any) and vacant lease space at market rates. Appropriate deductions from the gross income, including vacancy & credit loss and expenses, were analyzed and supported from available data. The resulting net operating income was capitalized based on an overall rate derived from comparable sales presented in the Sales Comparison Approach.

DISCOUNTED CASH FLOW         $3,112,000

      The Discounted Cash Flow model takes into account the actual cash flows that will result from the current leases (if any) as well as the future income to the property based on current and expected future market rental rates. The analysis also recognizes current investor perceptions of future appreciation rates and economic factors as well as current investors' required rates of return on invested capital. This technique is particularly useful in valuing investment grade, multi-tenant, and/or properties with below stabilized occupancies. The discounted cash flow analysis is less reliable for owner-occupied properties and small income properties which are typically purchased by less sophisticated buyers.

RECONCILIATION

VALUE ESTIMATE SUMMARY BY METHOD:
            DIRECT CAPITALIZATION:                            $3,250,000
            DISCOUNTED CASH FLOW ANALYSIS:                    $3,112,000
               VARIANCE:                                           4.43%

      The two methods utilized indicated a relatively narrow value range and are generally supportive of each other. The subject's investment grade quality is good with the most probable buyer being a sophisticated regional or national investor. Recent investor trends reflect a tendancy of investors to focus on the direct capitalization approach while utilizing the discounted cash flow for additional support. In addition, a sufficient number of recent sales of similar properties is available to derive an overall capitalization rate. Thus, most consideration is given the direct capitalization approach.

      Therefore, the estimated value of the subject property by the income capitalization approach, as of August 14, 1997, as follows:

VALUE INDICATED BY THE INCOME CAPITALIZATION APPROACH         $3,250,000

            Implied OAR:          10.00%

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 131

                                         CORRELATION AND FINAL ESTIMATE OF VALUE
================================================================================

INTRODUCTION:

      The three indications utilized in the appraisal of the subject property falls within an acceptable range. In the final analysis, the strengths and weaknesses of each approach must be considered and most weight must be given to the approach or approaches with the greatest quantity and quality of supporting data. Since market value is being sought, all three approaches rely heavily upon supporting data from the marketplace.

COST APPROACH:                     $3,260,000

GENERAL DESCRIPTION:               The cost approach is most applicable when a
                                   property is new or proposed and represents the highest and best use of the site. Land values are documented in the marketplace and cost estimates are readily supported. The inherent weakness of this approach is that it gives no consideration to the income-producing capability of a property.

ANALYSIS:                          Given the age of the subject property,
                                   estimation of remaining economic life is difficult.

WEIGHTED CONSIDERATION:            Limited

SALES COMPARISON APPROACH:         $3,225,000

GENERAL DESCRIPTION:               The sales comparison approach is utilized in
                                   the valuation of the subject. The appraisal utilizes the best available and verifiable neighborhood shopping center property sales located in the southeastern region of the country. This approach utilized two methods to estimate a value range for the subject -
                                   1) sales price per square foot and 2) the gross income multiplier (GIM). The adjusted selling price per square foot of building area and GIM of each comparable is utilized in comparison to the subject property. After appropriate adjustments, these sales were generally similar to the subject in quality, design, location and age.

ANALYSIS:                          A sufficient quantity and quality of
                                   comparable sales was available to compare to the subject. Since the subject's most probable buyer is a regional operator, this approach is considered most reflective of a regional or nationally owned neighborhood shopping centers.

WEIGHTED CONSIDERATION:            Significant

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 132

================================================================================

INCOME CAPITALIZATION APPROACH:    $3,250,000

GENERAL DESCRIPTION:               The income capitalization approach involved
                                   the analysis of the existing rent as compared with market rent for the subject space.
                                   Additionally, a stabilized operating
                                   statement was developed. The net operating income was capitalized by the appropriate capitalization rate which was derived by sales comparison.

ANALYSIS:                          A sufficient quantity and quality of
                                   comparable rental and sale data was available to compare to the subject. Since the subject's most probable buyer is a regional or national operator, this approach is considered most reflective of a regional or nationally owned neighborhood shopping centers this is considered a reasonable method of estimating value.

WEIGHTED CONSIDERATION:            Significant

SUMMARY OF VALUE INDICATIONS

  COST APPROACH                                      $3,260,000
  SALES COMPARISON APPROACH                          $3,225,000
  INCOME CAPITALIZATION APPROACH                     $3,250,000

FINAL CONCLUSIONS OF VALUE

      In view of the previous analyses, the most weight has been placed on the sales comparison approach, specifically the adjusted sales price per square foot method, and income capitalization approach. The cost approach value indication is supportive of the other two approaches. Thus, the market value of the subject property, contingent to the Assumptions and Limiting Conditions presented herein, as of August 14, 1997, is estimated to be:

                THREE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS
                                  ($3,250,000)

MARKETING PERIOD

ANALYSIS:                          The appraisers are required to clearly state
                                   the estimated marketing period required for the sale of the subject property. As discussed in the Highest and Best Use
                                   Analysis, the subject property is generally well suited as a neighborhood shopping center property. The property is located in a developed retail area with average income demographics for Haywood County surrounding the commercial neighborhood. Occupancies in the

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 133

================================================================================

                                   area are in excess of 98%. As evidenced in the sales comparison approach, several transactions have occurred within the past 12 months indicating buyer interest in the subject property type.

CONCLUSION:                        Based on discussions with local brokers and
                                   other market evidence, it is the appraisers' opinion that an approximate 12 month period of time would be required to sell the property, if subjected to a typical marketing program and if the property were listed at a price based on the conclusion of value presented above.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 134

                                                          CERTIFICATION OF VALUE
================================================================================

We certify that, to the best of our knowledge and belief,...

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Standards of Professional Practice of the Appraisal Institute.

6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

7. As of the appraisal date, James E. Lamb, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

8. Craig A. Johnson made a personal inspection of the property that is the subject of this report. James E. Lamb, MAI did not inspect the subject property.

9. No one provided significant professional assistance to the person(s) signing this report.

10. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

11. The market value of the leased fee interest in the subject property, subject to the Assumptions and Limiting Conditions stated herein, as of August 14, 1997 is estimated to be:

                THREE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS
                                  ($3,250,000)

/s/ James E. Lamb                              /s/ Craig A. Johnson
James E. Lamb, MAI                             Craig A. Johnson
Review Appraiser                               Associate Appraiser
State Certified General                        State Certified General
  Real Estate Appraiser                          Real Estate Appraiser
Licensee #CG-557                               Licensee #CG-1200

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 135

                                                       SUMMARY OF QUALIFICATIONS
                                                              JAMES E. LAMB, MAI
================================================================================

EDUCATION

Attended the University of North Alabama, Fall 1977 through Spring 1979. Graduate of the University of Mississippi, BBA Banking and Finance, May, 1981; MBA Finance, August, 1982.

PROFESSIONAL AFFILIATIONS

The Appraisal Institute, The Volunteer State Chapter; MAI Designation - Certification No. 8254. Continuing education completion status - through December 31, 1997

The National Association of Realtors, Member; local affiliation - Nashville Board of Realtors.

STATE CERTIFICATIONS

State of Tennessee Certified General Real Estate Appraiser - Licensee #CG-557 State of Georgia Certified General Real Property Appraiser - Licensee #005801

ACCREDITED APPRAISAL COURSES
            THE APPRAISAL INSTITUTE:

            Course      101   Introduction to Appraising Real Property
            Course      1A-1  Real Estate Appraisal Principles
            Course      1A-2  Basic Valuation Procedures
            Course      1B-A  Capitalization Theory and Techniques, Part A
            Course      1B-B  Capitalization Theory and Techniques, Part B
            Course      2-1   Case Studies In Real Estate Valuation
            Course      2-2   Valuation Analysis and Report Writing
            Course            Standard of Professional Practice, Part A
            Course            Standard of Professional Practice, Part B
            Seminar           Hazardous Materials in Real Property
            Seminar           Persuasive Styles in Narrative Report
                              Writing
            Seminar           Advanced Income Capitalization Overview

            OTHER

            Real Estate Principles
            Real Estate Finance
            Commercial and Investment Real Estate
            Project Seminar

PROFESSIONAL EXCHANGE TO FOREIGN COUNTRIES

Participated as a delegate of People to People International's Citizen Ambassador Program - Real Estate Delegation to Russia and Lithuania. Discussions focused on the privatization of real estate in these countries as they converted real estate ownership

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 136

                                                       SUMMARY OF QUALIFICATIONS
                                                              JAMES E. LAMB, MAI
================================================================================

from the government to the private sector. Issues specific to this process included real estate law fundamentals, real estate tax issues, real estate valuation and attracting foreign real estate investment.

PROFESSIONAL EXPERIENCE

Appraisal experience includes retail, industrial, office, multi-family, mixed-use land developments and special-purpose properties. Special-purpose property assignments include hotels, manufacturing facilities, restaurants, right-of-ways and retirement facilities. Appraisals have been utilized for mortgage loans, eminent domain, feasibility analyses, gift and estate tax, and corporate management decisions.

EXPERT WITNESS

Qualified as an expert witness in several real estate court cases. Court appearances have been in Middle Tennessee, East Tennessee and West Tennessee federal bankruptcy courts. Also, Mr. Lamb has qualified as an expert in federal bankruptcy court in Pennsylvania (Philadelphia) and Georgia (Atlanta).

Mr. Lamb has appeared before an Administrative Judge for the State of Tennessee State Board of Equalization.

EMPLOYMENT HISTORY

Currently employed with Huber & Lamb Appraisal Group, Inc., and is a principle in the company. Mr. Lamb is the principle in charge of the commercial real estate division of the company and is the managing partner of the firm.

Previously employed as Vice President and primary MAI with Dengel, Lamb & Huber prior to purchasing the assets and operations of DLH in October 1991.

Previously employed by a Dallas, Texas appraisal firm from March 1983 through June 1987 as a staff appraiser.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 137

                                                                    APPRAISAL OF
                                           THE BROWNSVILLE PLACE SHOPPING CENTER
                                                       ASSUMING A PORTFOLIO SALE
================================================================================




--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 138

                                                                 INTRODUCTION TO
                                           PORTFOLIO SALE MARKET VALUE ESTIMATES
================================================================================

INTRODUCTION

      This analysis is presented in a brief format in order that descriptions and analysis is not replicated from the previous section representing the appraisal report of the total shopping center. The following analysis relies heavily on the data and analysis previously presented and must remain a part of the total shopping center appraisal report to be fully understood by the reader.

      In addition to the appraisal of the subject previous market value estimate, the client has requested a value estimate assuming the subject property is part of a defined portfolio sale of 18 retail properties included in the client's loan package. Since all 18 properties are in the client's loan package, the portfolio valuation assumption requested is reasonable, particularly in assisting the client in the underwriting process. A summary of the 18 properties is provided as an exhibit to this report section.

      The reader should note that Huber & Lamb has only completed appraisals on seven of the properties, which include the following:

      1. Brownsville Plaza
      2. Hollywood Video, Paducah, KY
      3. Delchamps Plaza
      4. Chicot Crossing
      5. One Main Place
      6. Eckerds, Franklin, TN
      7. Hollywood Video/Jiffy Lube, Franklin, TN

      The appraiser has been provided the rentrolls for the remaining 11 properties. Since the appraiser has not appraised or inspected the remaining 11 properties, it must be assumed that these 11 properties are at least the same general quality of investment as the six properties appraised by Huber & Lamb. We have had discussions with the appraiser of the remaining 11 properties, which tends to support this assumption.

      The only reliable technique and approach to value is considered to be the direct capitalization approach of the income capitalization approach to value. This is the only approach that can adequately address the financial issues involved in the specialized value requested.

FACTORS EFFECTING PORTFOLIO VALUATIONS

      The appraisers have had numerous conversations with institutional lenders, brokers and retail investors to determine if a portfolio purchase could have an effect on individual property overall rates as compared to the individual, non-portfolio sales of similar properties. The question presented to each was "Does a portfolio purchase have an effect on the overall rate as compared to individual property transactions?" The surveyed individuals Included the following:

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 139

                                            PORTFOLIO SALE MARKET VALUE ESTIMATE

Institutional Lenders:             Prudential Insurance, Vice President of
                                   Comptrollers and Valuation, Newark, NJ office

                                   New York Life, Regional Appraiser - Southeast Region

Broker: Cushman & Wakefield, Atlanta - broker specializing in shopping center sales and portfolio transactions

Investor:                          Highwoods REIT, Vice President - primarily
                                   office and industrial investor in the
                                   southeast region of the US

                                   Itochu International, New York Office Vice
                                   President - Japanese investor representative and consultant with significant background in portfolio investments and consultations

      The following summary of general factors effecting portfolio valuations represent the general consensus of the people surveyed.

      1.    Geographic Dispersion

            Portfolios with properties in the same geographical region are preferred. However, for retail portfolios, dispersion in various locations within the region is preferred to spread out the potential risks of swings in local economies and retail markets.

      2.    Quality of Properties in the Portfolio

            The people surveyed indicated this factor can have a significant effect on the portfolio valuation. If all properties are low quality, riskier properties, the portfolio overall rates could very well be higher than the overall rate for individual property sales. However, if the quality of properties is good (i.e., well anchored centers with 10+ year remaining terms, age, location within their markets), the portfolio overall rate will be positively effected as compared to the overall rate for individual property sales.

      3.    Total Dollar of Portfolio Investment

            Assuming favorable geographic dispersion and quality of properties, the total dollar amount of the portfolio investment must be large enough to attract investors that would be willing to pay a premium for overall investment. Those surveyed respondents that indicated a dollar amount indicated the total portfolio investment would probably have to exceed $25 million.

      All of the respondents generally indicated that their opinions are based on the current market conditions. One gave the example that the same scenario approximately five years ago, during a real estate recession, would probably yield a discount on value (i.e., a higher overall rate). However, current and recent market conditions over the past two years have been very strong.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 140

                                            PORTFOLIO SALE MARKET VALUE ESTIMATE
================================================================================

      SUBJECT PORTFOLIO CONCLUSIONS: The general portfolio was described to each person surveyed including type of shopping center, general locations, percentage of anchor, remaining term of anchors and potential minimum of total dollar investment for the 18 property portfolio. All of the persons surveyed indicated that based on the information provided, the subject portfolio appears to be a good quality investment portfolio based on the primary criteria previously described.

SURVEYED RESPONDENTS INDICATION OF PORTFOLIO EFFECT ON THE OAR

      The respondents all tended to agree that, based upon the description of the subject portfolio, the overall rate of a portfolio purchase should have a positive effect as compared to the individual property overall rates. The institutional lender respondents tended to be more vague in their responses. The two respondents that appeared to have the most experience in this matter and provided more detailed responses were the Cushman & Wakefield broker and the Itochu investor/consultant. The most active portfolio buyers are currently Real Estate Investment Trusts (REITs); however, other national investor types such as pension funds, life companies and foreign investors are also active in portfolio purchases. The following summarizes their individual assessments.

CUSHMAN & WAKEFIELD BROKER:        The broker discussed potential effects on the
                                   overall rate in a broad and somewhat vague ranges. He indicated this was intentional because so many factors must be considered.
                                   One important factor is the motivation of the buyer.

                                   The broker indicated very generally that a portfolio purchase can definitely have a 25 basis point positive effect (i.e., reduction) on overall rates. If the portfolio ranks well in the quality of properties category previously discussed, it is the brokers opinion that the reduction in overall rate range is 50 basis points to about 100 basis points.

ITOCHU INVESTOR/CONSULTANT:        A true portfolio analysis truly consolidates
                                   the cash flows of all properties in the
                                   portfolio into one cash flow analysis. The consolidated cash flow analysis should probably yield an annual cash flow appreciation of 2% to 4%. This will accommodate the analysis of a true internal rate of return for the overall portfolio in total.

                                   The investor would be looking for a true internal rate of return of approximately 20% to 25%. Based on the description of the subject portfolio, a 20% internal rate of return would be the most probable targeted rate. The analysis should be based upon a hypothetical "loan" at an interest rate reflective of alternative cost of funds. This could be either 130(plus or minus) basis points above 10 year treasuries or 175(plus or minus) basis points above LIBOR.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 141

                                            PORTFOLIO SALE MARKET VALUE ESTIMATE
================================================================================

                                   Based on the respondents experience, this will probably have an approximate 50(plus or minus) to 100(plus or minus) basis point reduction in the overall rate as compared to individual property overall rates.

                                   Since the appraisers did not appraise all 18 properties in the subject portfolio, we have applied these criteria to the individual subject property cash flow. The implied alternative cost of funds, or hypothetical interest rate range equates to 7% to 7.5% and the hypothetical loan was derived based upon a 1.15 debt coverage ratio. This discounted cash flow analysis values under these two scenarios ranged from 8.76% to 9.09%. This compares to the original individual property sale valuation overall rate of 10.00%. Thus, a 100 basis point reduction appears to be justified.

CONCLUSION

      Obviously, it is difficult to utilize matched pairs comparison to determine the effect of portfolio investments on the overall rate because it can be highly subjective what the overall rate should have been assuming properties sold on an individual basis. Therefore, the appraiser had to rely on the opinions of real estate professionals experienced in this type of transaction. All persons surveyed suggested that a portfolio similar in quality to the subject portfolio should generate a lower overall rate than the overall rate assuming the properties sold individually. The two most reliable sources tended to suggest ranges of a 50+ to 100(plus or minus) basis point lower overall rate on a portfolio sale. Only one source provided a solid mathematical calculation to estimate the overall rate range. Based on the previous analysis, the most probable effect on the subject's overall rate is a 100 basis point reduction of the original individual property sale valuation overall rate of 10.00%, or 9.00%.

      The Stabilized Operating Statement net operating income utilized in the following calculation is the same as the original net operating income presented earlier in this report.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 142

                                            PORTFOLIO SALE MARKET VALUE ESTIMATE
================================================================================

                             ESTIMATED SUBJECT VALUE
                            ASSUMING A PORTFOLIO SALE

================================================================================
             NOI          /      OAR        =         Value Estimate
--------------------------------------------------------------------------------
          $324,972        /     9.00%       =           $3,610,794
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Portfolio Sale Value Estimate                           $3,610,000
================================================================================

FINAL CONCLUSIONS OF ASSUMED PORTFOLIO SALE VALUE

      In view of the previous analyses, the market value of the subject property, contingent to the Assumptions and Limiting Conditions presented herein, and particularly assuming the subject is part of a sale of the defined portfolio of properties, as of August 14, 1997, is estimated to be $3,610,000.

      SPECIAL LIMITING CONDITION: The reader is reminded that the a true portfolio valuation typically derives a value estimate based on the combined cash flows of all properties within the portfolio. The total value estimate is sometimes allocated to individual properties within the portfolio and sometimes not allocated. As a result, portfolio valuation can have varying effects on individual property values within the portfolio to a minor degree in a positive or negative direction. The estimated subject portfolio sale value represents the most probable overall effect on the subject property value, within reasonable parameters, and in conjunction with the overall portfolio, given the information available and stated herein.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 143

                                            PORTFOLIO SALE MARKET VALUE ESTIMATE
================================================================================

NOM SHOPPING CENTER PORTFOLIO SUMMARY

                                                                                                                 Years
Name                     Location         Size (GLA)      Anchor    Anchor Size (GLA)     % Anchor  Expiration  Remaining
----                     --------         ----------      ------    -----------------     --------  ----------  ---------
Brownsville Place        Brownsville, TN     76,762       Wal-Mart        54,962            71.6%     4/17/10      13      54962

Greenbrier Station       Anniston, AL        62,540       Winn Dixie      44,900            71.8%     1/28/17      20
                                                          Revco Drugs      9,240            14.8%     1/31/12      15
                                                                           -----            ----
                                                          Total Anchor    54,140            86.6%                          54140

59 West                  Bessemer, AL        95,591       Winn Dixie      44,090            46.1%    07/31/16
                                                          Drugs For Less  18,000            18.8%     8/31/11
                                                                          ------            ----
                                                          Total Anchor    62,090            65.0%                          62090

Clanton Marketplace      Clanton, AL         57,150       Winn Dixie      35,000            61.2%     3/10/13      16
                                                          Harco Drugs      8,450            14.8%     3/20/06       9
                                                                           -----            ----
                                                          Total Anchor    43,450            76.0%                          43450

Betts Crossing           Opelika, AL         58,400       Winn Dixie      44,000            75.3%     12/1/16      19      44000

Opp Marketplace          Opp, AL             25,350       B.C. Moore      16,900            66.7%      8/2/06       9
                                                          Harco            8,450            33.3%    11/15/08      11
                                                                           -----            ----
                                                          Total Anchor    25,350           100.0%                          25350

Russell Crossing         Phenix City, GA     72,312       Winn Dixie      45,500            62.9%     12/7/08      11
                                                          Big B Drugs      9,000            12.4%    11/28/03       6
                                                                           -----            ----
                                                                          54,500            75.4%                          54500

Parker Shopping Center   Pensacola, FL       68,680       Winn Dixie      44,000            64.1%     6/25/17      20
                                                          Scotty's        19,880            28.9%     2/28/06       9
                                                                          ------            ----
                                                                          63,880            93.0%                          63880

The Y                    Panama City,        64,848       Winn Dixie      46,422            71.6%    11/30/14      17
                                                          Eckerd Drugs    10,354            16.0%     7/28/09      12
                                                                          ------            ----
                                                                          56,776            87.6%                          56776

29 North                 Pensacola           58,040       Winn Dixie      44,000            75.8%    11/30/17      20
                                                          Big B            9,240            15.9%    11/30/12      15
                                                                           -----            ----
                                                                          53,240            91.7%                          53240

Nine Mile Plaza          Pensacola          191,787       Winn Dixie      46,372            24.2%    08/29/06       9
                                                          Eckerds          8,640             4.5%    09/30/05       8
                                                          TJX             78,000            40.7%    10/31/12      15
                                                                          ------            ----
                                                                         133,012            69.4%                         133012

Hollywood Video          Paducah, KY          7,488       Hollywood        7,488           100.0%    09/26/12      15
                                                          Video

Mandeville Marketplace   Mandeville, LA      77,785       Winn Dixie      53,986            69.4%     9/30/16      19
                                                          FNBC            10,500            13.5%     9/11/03       6
                                                                          ------            ----
                                                                          64,486            82.9%                          64486

Delchamps Plaza          Long Beach, MS      62,859       Delchamps       35,059            55.8%     7/31/09      12
                                                          Big B Drugs      9,000            14.3%     7/31/99       2
                                                                           -----            ----
                                                                          44,059            70.1%                          44059

Chicot Crossing          Pascagoula, MS     122,360       Winn Dixie      47,300            38.7%     3/24/16      19
                                                          Harco           10,125             8.3%     1/31/11      14
                                                          Goody's         27,435            22.4%     3/31/06       9
                                                                          ------            ----
                                                                          84,860            69.4%                          84860

One Main Place           Pascagoula, MS      68,566       Brunos (Food     4,802            69.7%     4/30/13      16
                                                          World)
                                                          Big B/Revco     10,064            14.7%     8/31/05       8
                                                                          ------            ----
                                                                          57,866            84.4%                          57866

Hollywood Video/Jiffy    Franklin, TN         9,305       Hollywood        7,488            80.5%     8/31/12      15
Lu                                                        Video
                                                          Jiffy Lube       1,817            19.5%     8/31/05      20
                                                                           -----            ----
                                                                           9,305           100.0%                           9305

Eckerd                   Franklin, TN        10,908       Eckerd          10,908           100.0%    11/30/17      20      10908
                                             ------                       ------           -----

Total Portfolio GLA                       1,190,731                      916,884            77.0%                  13    916,884

No. of Properties                                18

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 144

                                         CERTIFICATION OF VALUE - PORTFOLIO SALE
================================================================================

We certify that, to the best of our knowledge and belief,...

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Standards of Professional Practice of the Appraisal Institute.

6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

7. As of the appraisal date, James E. Lamb, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

8. Craig A. Johnson made a personal inspection of the property that is the subject of this report. James E. Lamb, MAI did not inspect the subject property.

9. No one provided significant professional assistance to the person(s) signing this report.

10. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 145

================================================================================

11.   MARKET VALUE OF SHOPPING CENTER ASSUMING PORTFOLIO SALE

      The market value of the leased fee interest in the subject property, subject to the Assumptions and Limiting Conditions stated herein, particularly assuming the subject is sold as part of the 18 property portfolio described in the attached report, as of August 14, 1997 is estimated to be:

                 THREE MILLION SIX HUNDRED TEN THOUSAND DOLLARS
                                  ($3,610,000)


/s/ James E. Lamb                                 /s/ Craig A. Johnson

James E. Lamb, MAI                                Craig A. Johnson
Review Appraiser                                  Associate Appraiser
State Certified General                           State Certified General
  Real Estate Appraiser                             Real Estate Appraiser
Licensee #CG-557 (Tennessee)
         Licensee #CG-1200

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 146

                                                       SUMMARY OF QUALIFICATIONS
                                                              JAMES E. LAMB, MAI
================================================================================

EDUCATION

Attended the University of North Alabama, Fall 1977 through Spring 1979. Graduate of the University of Mississippi, BBA Banking and Finance, May, 1981; MBA Finance, August, 1982.

PROFESSIONAL AFFILIATIONS

The Appraisal Institute, The Volunteer State Chapter; MAI Designation - Certification No. 8254. Continuing education completion status - through December 31, 1997

The National Association of Realtors, Member; local affiliation - Nashville Board of Realtors.

STATE CERTIFICATIONS

State of Tennessee Certified General Real Estate Appraiser - Licensee #CG-557

ACCREDITED APPRAISAL COURSES
     THE APPRAISAL INSTITUTE:

       Course    101    Introduction to Appraising Real Property
       Course    1A-1   Real Estate Appraisal Principles
       Course    1A-2   Basic Valuation Procedures
       Course    1B-A   Capitalization Theory and Techniques, Part A
       Course    1B-B   Capitalization Theory and Techniques, Part B
       Course    2-1    Case Studies In Real Estate Valuation
       Course    2-2    Valuation Analysis and Report Writing
       Course           Standard of Professional Practice, Part A
       Course           Standard of Professional Practice, Part B
       Seminar          Hazardous Materials in Real Property
       Seminar          Persuasive Styles in Narrative Report Writing
       Seminar          Advanced Income Capitalization Overview

     OTHER

       Real Estate Principles
       Real Estate Finance
       Commercial and Investment Real Estate
       Project Seminar

PROFESSIONAL EXCHANGE TO FOREIGN COUNTRIES

Participated as a delegate of People to People International's Citizen Ambassador Program - Real Estate Delegation to Russia and Lithuania. Discussions focused on the privatization of real estate in these countries as they converted real estate ownership from the government to the private sector. Issues specific to this process included real estate law fundamentals, real estate tax issues, real estate valuation and attracting foreign real estate investment.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 146

                                                       SUMMARY OF QUALIFICATIONS
                                                              JAMES E. LAMB, MAI
================================================================================

PROFESSIONAL EXPERIENCE

Appraisal experience includes retail, industrial, office, multi-family, mixed-use land developments and special-purpose properties. Special-purpose property assignments include hotels, manufacturing facilities, restaurants, right-of-ways and retirement facilities. Appraisals have been utilized for mortgage loans, eminent domain, feasibility analyses, gift and estate tax, and corporate management decisions.

EXPERT WITNESS

Qualified as an expert witness in several real estate court cases. Court appearances have been in Middle Tennessee, East Tennessee and West Tennessee federal bankruptcy courts. Also, Mr. Lamb has qualified as an expert in federal bankruptcy court in Pennsylvania (Philadelphia) and Georgia (Atlanta).

Mr. Lamb has appeared before an Administrative Judge for the State of Tennessee State Board of Equalization.

EMPLOYMENT HISTORY

Currently employed with Huber & Lamb Appraisal Group, Inc., and is a principle in the company. Mr. Lamb is the principle in charge of the commercial real estate division of the company and is the managing partner of the firm.

Previously employed as Vice President and primary MAI with Dengel, Lamb & Huber prior to purchasing the assets and operations of DLH in October 1991.

Previously employed by Crosson Dannis, Inc., a Dallas, Texas appraisal firm from March 1983 through June 1987 as a staff appraiser.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 147

                                                       SUMMARY OF QUALIFICATIONS
                                                                CRAIG A. JOHNSON
================================================================================

EDUCATION

Attended Lincoln Land Community College of Springfield, Illinois 1973 through
1975

PROFESSIONAL AFFILIATIONS

     International Association of Assessing Officers
     Certified Illinois Assessing Officer
     Registered Agent with the Tennessee State Board of Equalization Licensed Certified General Appraiser with the Tennessee State Board of
       Real Estate Appraisers
     Institute of Property Taxation

     State of Tennessee Certified General Real Estate Appraiser - Licensee #CG-1200

APPRAISAL COURSES

     INTERNATIONAL ASSOCIATION OF ASSESSING OFFICERS:
        Fundamentals of Real Property Appraisal
        Income Approach Valuation
        Development and Analysis of Narrative Appraisal Reports
        Assessment Administration
        Valuation of Machinery and Equipment

     APPRAISAL INSTITUTE
        Capitalization Theory and Techniques, Part A
        Industrial Valuation
        Standards of Professional Practice, Part A

     ILLINOIS PROPERTY ASSESSMENT INSTITUTE
        I-A  Rural and Residential Workshop (1978)
        I-A  Rural and Residential Workshop (1980)
        Basic Assessment Practices
        Masters-Cost, Market & Income Approaches to Value
        Assessment Procedures and the Law
        Adventures in Appraising & Real Estate Investment Analysis

PROFESSIONAL EXPERIENCE

Currently employed with Huber & Lamb Appraisal Group, Inc. as an Associate Appraiser.

Appraisal experience includes industrial, agricultural, multi-family, hotel/motel, urban renewal and special properties in 33 states throughout the nation. Appraisals have been utilized in tax assessment and tax consultation, loan application, relocation, urban renewal, legal purposes and condemnation.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 148

                                                                CRAIG A. JOHNSON
--------------------------------------------------------------------------------

EXPERT WITNESS

Qualified as an expert witness in several real estate court cases. Court appearances have been in Middle Tennessee federal bankruptcy court.

EMPLOYMENT HISTORY SUMMARY

Hollingsworth Group, Inc., in Nashville, Tennessee as an Executive Vice President, specializing in running daily operations of appraisal, real and personal property tax consulting firm.

Property Assessment Advisers, Inc., in Chicago, Illinois as a Tax Consultant, specializing in personal and real property taxes, appeals, filing returns and negotiating reductions.

DuCharme, McMillen & Associates, Inc., in Fort Wayne, Indiana as a Senior Staff Appraiser specializing in commercial and industrial narrative appraisals.

Charles R. Johnson, MAI, in Springfield, Illinois as an Associate Appraiser specializing in residential and commercial narrative appraisals.

Illinois Department of Revenue, in Springfield Illinois as Staff Appraiser specializing in commercial and industrial narrative appraisals.

Sangamon County Supervisor of Assessments Office, in Springfield, Illinois specializing in real estate appraisals.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 149

                                                                CRAIG A. JOHNSON
--------------------------------------------------------------------------------

[GRAPHICS OMITTED]
                      APPRAISER

                      NAME:    CRAIG ALAN JOHNSON

                      ADDRESS: 109 WESTPARK DRIVE SUITE 320 BRENTWOOD, TN  37027

                      LICENSING STATE: TENNESSEE

                      LICENSE NUMBER: CC-1200

                      SIGNATURE OF APPRAISER

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 150

                                                                         ADDENDA
================================================================================

CONTENTS

Exhibit 1                 Engagement Letter
Exhibit 2                 Subject Legal Metes & Bounds Description
Exhibit 3                 Discounted Cash Flow Supporting Schedules
Exhibit 4                 Historical & Supporting Operating Statement Data
Exhibit 5                 Insurance Valuation

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 151

                                                                       Exhibit 1
                                                               Engagement Letter
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.

July 31, 1997                                                             NEWTON
                                                                         OLDACRE
VIA FEDERAL EXPRESS                                                     MCDONALD

Mr. Jimmy Lamb
HUBER & LAMB
109 Westpark Drive, Suite 320
Brentwood,TN 37027

Re: New Appraisals

Dear Mr. Lamb,

Per Tom Newton's request, enclosed please find the information you have requested on the following centers:

      Brownsville Place
      Brownsville, TN

      Chicot Crossing
      Pascagoula, MS

      Delchamps Plaza
      Long Beach, MS

      One Main Place
      Moss Point, MS

Attached to this letter is a listing of the exact items included as well as an additional Federal Express tube containing drawings. The financial information will not be available until the first of next week due to our Controller being on vacation.

If you are in need of any additional information, please feel free to give me a call.

Sincerely,

/s/ Terry C. Templeton

Terry C. Templeton
                                                 Newton Oldacre McDonald, L.L.C.
                                                          P. O. Box 680176 36068
TCT:slw                                              250 Washington Street 36067
                                                             Prattville, Alabama
enclosure                                                         (334) 361-8500
                                                              FAX (334) 365-4183

------------------------------------------------------------------------------------------------------------
                             NEWTON OLDACRE MCDONALD
------------------------------------------------------------------------------------------------------------
                               APPRAISAL CHECKLIST
------------------------------------------------------------------------------------------------------------
     CENTER        APPRAISER       NAME &    LEASES   TAX     INSURANCE  INCOME/   SURVEY   PLOT     ENVIRO.
------------------------------------------------------------------------------------------------------------
                                  ADDRESS             INFO      INFO     EXPENSE   /LEGAL   PLAN     ASSESS
------------------------------------------------------------------------------------------------------------
Browsville Place    Huber & Lamb  X          X                                     X        X          X

------------------------------------------------------------------------------------------------------------
Chicot Crossing     Huber & Lamb  X          X                                     No       X          X
------------------------------------------------------------------------------------------------------------
Delchamps Plaza     Huber & Lamb  X          X                                     No       X        Can't
                                                                                                     Find
------------------------------------------------------------------------------------------------------------
One Main Place      Huber & Lamb  X          X                                     X                   X
------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT 2
                                        SUBJECT LEGAL METES & BOUNDS DESCRIPTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.

                                                                       EXHIBIT A
                             SURVEYOR'S DESCRIPTION

                                TOTAL LAND PARCEL

Being a parcel of land in the City of Brownsville, Seventh Civil District, Haywood County, Tennessee, located in the southeasterly quadrant of the intersection of U. S. Highway 70 and Dupree Avenue (Highway 76, By-Pass) and being more particularly described as follows:

BEGINNING at the point of intersection of the southerly margin of U.S. Highway 70 and the easterly margin of Dupree Avenue;

THENCE, with said southerly margin with a curve to the left
       616.20 feet to a point, said curve having a central angle of 03 degrees 04' 03", a radius of l1,509,l6 feet, a tangent of
       308.17 feet and a chord of N 85 degrees 49' 22" E, 616.12 feet;

THENCE, leaving said margin with the westerly line of property conveyed to Edith Holt by will of record in Will Book "K", Page 247, R.O.H.C., and a portion of the westerly line of property conveyed to Garnett Bond by will of record in Will Book "I", Page 60, R.O.H.C., S 03 degrees 58' 54" W, 1,767.65 feet to a fence corner post;

THENCE, with a northerly line of said Bond property N 850 degrees 26' 45"
       W,258.40 feet to a fence corner post;

THENCE, continuing with said line N 87 degrees 55' 42" W, 194.27 feet to a point in the easterly margin of Dupree Avenue;

THENCE, with said easterly margin, the following calls:

       N 00 degree  19' W, 356.21 feet to a broken  right-of-way monument;

       N 07 degrees 43' W, 301.05 feet to a right-of-way monument;

       N 01 degree 54' E, 546.30 feet to a right-of-way monument;

       N 08 degrees 50' W, 150.37 feet to a right-of-way monument;

       N 06 degrees 38' 59" E, 179.14 feet to a right-of-way monument;

       N 59 degrees 59' W, 28.71 feet to a right-of-way monument;

       N 04 degrees 23' E, 150.00 feet to the point of beginning;

Containing 928,271 square feet or 21.31 acres, more or less.

Barge, Waggoner, Sumner and Cannon
File 11049-01
June 13, 1989
jdes/sd. 11049


                                                            Int. /s/ [ILLEGIBLE]
                                                                 ---------------


                                                            Int. /s/ [ILLEGIBLE]
                                                                 ---------------


                                                            Int. /s/ [ILLEGIBLE]
                                                                 ---------------

                                                                       EXHIBIT 3
                                       DISCOUNTED CASH FLOW SUPPORTING SCHEDULES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.

Software      : ARGUS Ver. 7.0.01                                      : 9/9/
File          : Brownsvl                                         Time  : 4:57 pm
Property Type : Retail                                           Ref#  : AAA
Portfolio     : Merrill Lynch Mortgage Capital                   Page  : 2

                         Brownsville Place Shopping Ctr
                          110 - 128 Dupree Avenue/SR-76
                          Brownsville, Tennessee 38012
                    SCHEDULE OF EXPENSE REIMBURSEMENT REVENUE
    Fiscal Year Reimbursable Operating Expenses Adjusted for Actual Occupancy

                                   Year 1   Year 2   Year 3   Year 4   Year 5   Year 6   Year 7   Year 8   Year 9  Year 10   Year 11
For the Years Ending             Jul-1998 Jul-1999 Jul-2000 Jul-2001 Jul-2002 Jul-2003 Jul-2004 Jul-2005 Jul-2006 Jul-2007  Jul-2008
                                 -------  -------  -------  -------  -------  -------  -------  -------  -------  --------  --------
REIMBURSABLE EXPENSES
 Management Fee:                 $16,083  $16,659  $16,784  $17,024  $17,229  $17,748  $18,093  $18,686  $18,954  $ 19,467  $ 19,757
 Real Estate Taxes:               32,397   33,369   34,370   35,745   37,175   38,662   40,208   41,816   43,489    45,229    47,038
 Property Insurance:               3,838    3,953    4,072    4,235    4,404    4,580    4,763    4,954    5,152     5,358     5,573
 CAM - Common Area Maintenance:   15,352   15,813   16,287   16,939   17,616   18,321   19,054   19,816   20,609    21,433    22,290
 Reserves:                         7,676    7,906    8,144    8,469    8,808    9,161    9,527    9,908   10,304    10,717    11,145
                                 -------  -------  -------  -------  -------  -------  -------  -------  -------  --------  --------
TOTAL REIMBURSABLE EXPENSES      $75,326  $77,700  $79,657  $82,412  $85,232  $88,472  $91,645  $95,180  $98,508  $102,204  $105,803
                                 =======  =======  =======  =======  =======  =======  =======  =======  =======  ========  ========

               Calendar Year Reimbursable Operating Expenses used
                         for Reimbursement Calculations

For the Years Ending             Dec-1997 Dec-1998 Dec-1999 Dec-2000 Dec-2001 Dec-2002 Dec-2003 Dec-2004 Dec-2005  Dec-2006 Dec-2007
                                 -------  -------  -------  -------  -------  -------  -------  -------  -------   -------  --------
REIMBURSABLE EXPENSES
 Management Fee:                 $15,733  $16,165  $16,751  $16,839  $17,111  $17,389  $18,024  $18,200  $18,860   $19,068  $ 19,772
 Real Estate Taxes:               31,773   32,802   33,786   34,943   36,341   37,794   39,306   40,878   42,513    44,214    45,982
 Property Insurance:               3,773    3,886    4,003    4,140    4,305    4,478    4,657    4,843    5,037     5,238     5,448
 CAM - Common Area Maintenance:   15,092   15,544   16,011   16,559   17,221   17,910   18,626   19,371   20,146    20,952    21,790
 Reserves:                         7,548    7,772    8,005    8,279    8,611    8,955    9,313    9,886   10,073    10,476    10,895
                                 -------  -------  -------  -------  -------  -------  -------  -------  -------   -------  --------
TOTAL REIMBURSABLE EXPENSES      $73,991  $76,169  $78,556  $80,760  $83,589  $86,526  $89,926  $92,978  $96,629   $99,948  $103,887
                                 =======  =======  =======  =======  =======  =======  =======  =======  =======   =======  ========

          Resulting Fiscal Year Property Expense Reimbursement Revenue

                                  Year 1   Year 2   Year 3   Year 4   Year 5   Year 6   Year 7   Year 8   Year 9   Year 10   Year 11
For the Years Ending            Jul-1998 Jul-1999 Jul-2000 Jul-2001 Jul-2002 Jul-2003 Jul-2004 Jul-2005 Jul-2006  Jul-2007  Jul-2008
                                 -------  -------  -------  -------  -------  -------  -------  -------  -------   -------  --------
EXPENSE REIMBURSEMENTS
 Management Fee:                 $ 1,672  $   688  $   270
 Real Estate Taxes:               31,997   33,375   34,115   35,757   36,991   38,350   39,904   41,744   43,277    45,100    46,588
 Property Insurance:               3,791    3,955    4,041    4,237    4,382    4,543    4,725    4,945    5,125     5,342     5,518
 CAM - Common Area Maintenance:   15,163   15,816   16,166   16,945   17,530   48,174   18,911   19,783   20,508    21,374    22,077
 Reserves:                         1,640      948      606
                                 -------  -------  -------  -------  -------  -------  -------  -------  -------   -------  --------
TOTAL EXPENSE REIMBURSEMENT      $54,263  $54,782  $55,198  $56,939  $58,903  $61,067  $63,540  $66,472  $68,910   $71,816  $ 74,183
                                 =======  =======  =======  =======  =======  =======  =======  =======  =======   =======  ========

     Percentage of Reimbursable Expenses Collected as Expense Reimbursement

                                  Year 1   Year 2   Year 3   Year 4   Year 5   Year 6   Year 7   Year 8   Year 9   Year 10   Year 11
For the Years Ending            Jul-1998 Jul-1999 Jul-2000 Jul-2001 Jul-2002 Jul-2003 Jul-2004 Jul-2005 Jul-2006  Jul-2007  Jul-2008
                                 -------  -------  -------  -------  -------  -------  -------  -------  -------   -------  --------
EXPENSE REIMBURSEMENTS
 Management Fee:                  10.41%    4.13%    1.61%
 Real Estate Taxes:               98.77%  100.02%   99.26%  100.03%   99.51%   99.19%   99.24%   99.83%   99.51%    99.71%    99.04%
 Property Insurance:              98.78%  100.05%   99.24%  100.05%   99.50%   99.19%   99.20%   99.82%   99.48%    99.70%    99.01%
 CAM - Common Area Maintenance:   98.77%  100.02%   99.26%  100.04%   99.51%   99.20%   99.25%   99.83%   99.51%    99.72%    99.04%
 Reserves:                        21.37%   11.99%    7.44%
                                 -------  -------  -------  -------  -------  -------  -------  -------  -------   -------  --------
TOTAL EXPENSE REIMBURSEMENT       72.04%   70.50%   69.29%   69.09%   69.11%   69.02%   69.33%   69.84%   69.95%    70.27%    70.11%
                                 =======  =======  =======  =======  =======  =======  =======  =======  =======   =======  ========

Softwate      : AR Ver. 7.0.01                                         : 9/9/97
File          : Brownsvle                                         Time : 4:57 pm
Property Type : Retail                                            Ref# : AAA
Portfolio     : Merrill Lynch Mortgage Capital                    Page : 5

                         Brownsville Place Shopping Ctr
                           110-128 Dupree Avenue/SR-76
                          Brownsville, Tennessee 38012
                             PROPERTY SUMMARY REPORT

TIMING & INFLATION
  Analysis Perieod:                August 1, 1997 to July 31, 2007; 10 years
  Inflation Method:                Fiscal
  General Inflation Rate:          3.00% for 2 years
                                   4.00% thereafter

PROPERTY SIZE & OCCUPANCY
  Property Size:                   76,762 Square Feet
  Alternate Size:                  1 Square Foot
  Number of rent roll tenants:     8
  Total Occupied Area:             76,762 Square Feet, 100.00%, during
                                   first month of analysis

SPACE ABSORPTION
  Retail - Vacant Space            1,200 Square Feet, leasing from 8/97 to 8,97
                                   1 lease per month, 1,200 SqFt per lease

GENERAL VACANCY
  Method:                          Percent of Revenue
  Excludes Tenant Group:           Anchors
  Amount:                          5.00%

PROPERTY PURCHASE & RESALE
  Purchase Price:                  -
  Resale Method:                   Capitalize Net Operating Income
  Cap Rate:                        10.50%
  Cap Year:                        Year 11
  Commission/Closing Cost:         4.00%
  Net Cash Flow from Sale:         $3,538,267

PRESENT VALUE DISCOUNTING
  Discount Method:                 Annually (End-point on Cash Flow & Resale)
  Unleveraged Discount Rate:       11.50%
  Unleveraged Present Value:       $3,112,102 at 11.50%

File          : Brownsvl                                          Time : 4:57 pm
Property Type : Retail                                            Ref# : AAA
Portfolio     : Merrill Lynch Mortgage Capital                    Page : 1

                         Brownsville Place Shopping Ctr
                          110 - 128 Dupree Avenue/SR-76
                          Brownsville, Tennessee 38012
                                Input Assumptions

PROPERTY DESCRIPTION                                         PROPERTY TIMING                            Area Measures
 Name:                     Brownsville Place Shopping Ctr     Analysis Start Date:    8/97          Label               Area
 Address:                  110 - 128 Dupree Avenue/SR-76      First Year Ends:        7/98       ----------------------------
 City:                     Brownsville                        Years of Analysis:      10         Property Size          76762
 State:                    Tennessee                                                             Alt Prop. Size             1
 Zip:                      38012                                                                 Net Rentable           76762
 Portfolio:                Merrill Lynch Mortgage Capital
 Property Type:            Retail

GENERAL INFLATION
 Inflation Method:         Fiscal
 Reimbursement Method:     Calendar reimbursement using fiscal inflation

         Year 1   Year 2   Year 3   Year 4   Year 5   Year 6   Year 7   Year 8  Year 9   Year 10   Year 11   Year 12
Rate:         0        3        3        4        4        4        4        4       4         4         4         4

OVERALL INFLATION RATES

Miscellaneous Revenues Inflation

         Year 1   Year 2   Year 3   Year 4   Year 5   Year 6   Year 7   Year 8  Year 9   Year 10   Year 11   Year 12
Rate:         0        3        3        4        4        4        4        4       4         4         4         4

REIMBURSABLE EXPENSES

Name                           Acct Code       Amount  Units        Area               Frequency   % Fixed   Inflation   Ref Acct
-----------------------------  ---------   ----------  --------     -------------      ---------   -------   ---------   --------
Management Fee:                                     4  % of EGR
Real Estate Taxes:                         .422044762  $/Area       Property Size      /Year         100
Property Insurance:                              0.05  $/Area       Property Size      /Year         100
CAM - Common Area Maintenance                     0.2  $/Area       Property Size      /Year         100
Reserves:                                         0.1  $/Area       Property Size      /Year         100
Gross Up for Reimbursement: No

NON-REIMBURSABLE EXPENSES

Name                           Acct Code       Amount  Units        Area               Frequency   % Fixed   Inflation   Ref Acct
-----------------------------  ---------   ----------  --------     -------------      ---------   -------   ---------   --------
Administration:                                 0.01   $/Area       Property Size      /Year         100

GENERAL VACANCY
 Option:             Percent of Revenue from all Tenants Except:
 Percent Based on Revenue Minus Absorption and Turnover Vacancy: No Reduce General Vacancy Result by Absorption & Turnover Vacancy: Yes
 Rate:                    5
 Excluded Tenant Group:   Anchors

                            (continued on next page)

File          : Brownsvl                                         Time :4:57 pm
Property Type : Retail                                           Ref# :AAA
Portfolio     : Merrill Lynch Mortgage Capital                   Page :2

                         Brownsville Place Shopping Ctr
                          110 - 128 Dupree Avenue/SR-76
                          Brownsville, Tennessee 38012
                                Input Assumptions
                         (continued from previous page)

RENT ROLL

No.  Tenant Name/     Suite  Lease   Total    Start Term/  Base/Min  Unit of  Rent  Rtl    Reimburse-     Rent      Leasing
     Description             Type    Area      Date Expir      Rent  Measure  Chng  Sls         ments     Abatemnt   Cost
----------------------------------------------------------------------------------------------------------------------------
1    Wal-Mart Store   1      Retail  54,962    3/90 4/10       3.35 $/SqFt/Yr             True Triple Net
2    Simply 6         2      Retail  3,000     4/95 5/00       7.75 $/SqFt/Yr             Triple-Net/Res.
3    Pic 'N Pay       3      Retail  3,000     2/95 3/00       7.75 $/SqFt/Yr             Triple-Net/Res.
4    Cato/Cato Plus   4      Retail  4,800    12/89 1/98          9 $/SqFt/Yr             Triple-Net/Res.
5    Beauty World     5      Retail  2,000     7/96 9/99     Detail                          Absolute Net
6    New Wave Hair    7      Retail  3,000     5/93 6/98        4.5 $/SqFt/Yr                Absolute Net
7    Movie Gallery    8      Retail  3,600     1/93 2/98          9 $/SqFt/Yr                Absolute Net
8    Steve Pinson     9      Retail  1,200     3/95 4/00          9 $/SqFt/Yr                Absolute Net

No.  Tenant Name/    Market Leasing    Upon           Rnwl        More/
     Description                       Expiration     Prob        Notes
---  ------------    --------------    ----------     ----        -----

1    Wal-Mart Store    Wal-Mart Store    Market
2    Simply 6          100' Bay Depth    Market
3    Pic 'N Pay        100' Bay Depth    Market
4    Cato/Cato Plus    80' Bay Depth/C   Market
5    Beauty World      Beauty World      Market
6    New Wave Hair     60' Bay Depth     Market
7    Movie Gallery     60' Bay Depth     Market
8    Steve Pinson      60' Bay Depth     Market

     Detail Base Rent
      Beauty World

Date          Amount   Unit
----          -----------------

7/96            6.75  $/SqFt/Yr
7/99               7  $/SqFt/Yr

SPACE ABSORPTION

No. Space                    Lease     Total    Date     Begin    #/Size   Crte    Term/E   Base/Min     Unit of    Rent    Rtl
    Description              Type      Area     Avail    Lsng     Leases   Less    xpir     Rent         Measure    Chng    Sls
----------------------------------------------------------------------------------------------------------------------------
1   Retail - Vacant Space    Retail    1,200    8/97     8/97     1        Mon     4        9.5          $/SqFt/Yr

No. Space                  Reimburse-        Rent        Lag     Market Leasing    Upon           Rnwl      Mre
    Description            ments             Abatemnt    Cst                       Expiration     Prob      Nts
----------------------------------------------------------------------------------------------------------------------------
1   Retail - Vacant Space  True Triple Ne                        60' Bay Depth     Market

Tenant Groups

Group: Anchors
Wal-Mart Store              1

DETAILED REIMBURSEMENT METHODS

Category: Triple-Net/Res.

Reimbursable         Reimbursement Method      Amount  Pro-     Area Measure   Area     Reimburse
Expenses                                               rata                    Minimum  After
------------         --------------------      ------  ----     ------------   ----     ---------
Management Fee:      Not Reimbursed (Excluded
Real Estate Taxes:   Net (Pays Pro Rata Share)         Natural  Property Size
Property Insurance   Net (Pays Pro Rata Share)         Natural  Property Size
CAM - Common Area    Net (Pays Pro Rata Share)         Natural  Property Size
Reserves:            Net (Pays Pro Rata Share)         Natural  Property Size
Group                Not Available

Reimbursable        Charge-   Reimb.    Min.    Reimb.  Max     % Rent
Expenses            able %    Minimum   Growth  Max     Growth  Offset
------------        -------   -------   ------  ------  ------  ------
Management Fee:
Real Estate Taxes:  100
Property Insurance  100
CAM - Common Area   100
Reserves:           100
Group

Number of terms to apply method: 1
Gross Up Expenses: Global

                            (continued on next page)

File          : Brownsvl                                          Time : 4:57 pm
Property Type : Retail                                            Ref# : AAA
Portfolio     : Merrill Lynch Mortgage Capital                    Page : 3

                         Brownsville Place Shopping Ctr
                          110 - 128 Dupree Avenue/SR-76
                          Brownsville, Tennessee 38012
                                Input Assumptions
                         (continued from previous page)

Category: Absolute Net

Reimbursable        Reimbursement                       Pro-        Area        Area    Reimburse
Expenses            Method                     Amount   rata       Measure     Minimum    After
------------------  -------------              ------   ----       -------     -------  ---------
Management Fee:     Net (Pays Pro Rata Share)          Natural  Property Size
Real Estate Taxes:  Net (Pays Pro Rata Share)          Natural  Property Size
Property Insurance  Net (Pays Pro Rata Share)          Natural  Property Size
CAM - Common Area   Net (Pays Pro Rata Share)          Natural  Property Size
Reserves:           Net (Pays Pro Rata Share)          Natural  Property Size
Group               Not Available

Reimbursable        Charge-    Reimb.    Min.  Reimb.    Max   % Rent
Expenses             able %   Minimum  Growth   Max    Growth   Offset
------------------  -------   -------  ------  ------  ------  -------
Management Fee:      100
Real Estate Taxes:   100
Property Insurance   100
CAM - Common Area    100
Reserves:            100
Group

Number of terms to apply method: 1
Gross up Expenses: Global

Category: True Triple Net

Reimbursable        Reimbursement                       Pro-        Area        Area    Reimburse
Expenses            Method                     Amount   rata       Measure     Minimum    After
------------------  -------------              ------   ----       -------     -------  ---------
Management Fee:     Not Reimbursed (Exclude)
Real Estate Taxes:  Net (Pays Pro Rata Share)          Natural  Property Size
Property Insurance  Net (Pays Pro Rata Share)          Natural  Property Size
CAM - Common Area   Net (Pays Pro Rata Share)          Natural  Property Size
Reserves:           Not Reimbursed (Excluded)
Group               Not Available

Reimbursable        Charge-    Reimb.    Min.  Reimb.    Max   % Rent
Expenses             able %   Minimum  Growth   Max    Growth   Offset
------------------  -------   -------  ------  ------  ------  -------
Management Fee:      100
Real Estate Taxes:   100
Property Insurance   100
CAM - Common Area
Reserves:
Group

Number of terms to apply method: 1
Gross up Expenses: Global

MARKET LEASING ASSUMPTIONS

Category: Wal-Mart Store

                       New Market     Renewal Mkt    Term 2    Term 3   Term 4

 Renewal Probability                           75
 Market Rent                 3.35            3.35
 Months Vacant                  4               0
 Tenant Improvements         5.00            1.00
 Leasing Commissions            4               2
 Rent Abatements                0
NON-WEIGHTED ITEMS
 Rent Changes                  No
 Retail Sales                  No
 Reimbursements               Net
 Term Lengths                   5

File          : Brownsvl                                          ??   :4:57 pm
Property Type : Retail                                            Ref# :AAA
Portfolio     : Merrill Lynch Mortgage Capital                    Page :4

                         Brownsville Place Shopping Ctr
                          110 - 128 Dupree Avenue/SR-76
                          Brownsville, Tennessee 38012
                                Input Assumptions
                         (continued from previous page)

Category: 60' Bay Depth

                              New Market    Renewal Mkt  Term 2  Term 3  Term 4

 Renewal Probability                                75
 Market Rent                           9.50
 Months Vacant                            4          0
 Tenant Improvements                   3.00       1.00
 Leasing Commissions                      5          2
 Rent Abatements                          0
NON-WEIGHTED ITEMS
 Rent Changes                            No
 Retail Sales                            No
 Reimbursements             True Triple Net
 Term Lengths                             4

Category: 80' Bay Depth/C

                              New Market    Renewal Mkt  Term 2  Term 3  Term 4

 Renewal Probability                                75
 Market Rent                           8.00       9.00
 Months Vacant                            4          0
 Tenant Improvements                   3.00       1.00
 Leasing Commissions                      5          2
 Rent Abatements                          0
NON-WEIGHTED ITEMS
 Rent Changes                            No
 Retail Sales                            No
 Reimbursements             True Triple Net
 Term Lengths                             5

Category: Beauty World

                              New Market    Renewal Mkt  Term 2  Term 3  Term 4

 Renewal Probability                                75
 Market Rent                           7.13
 Months Vacant                            4          0
 Tenant Improvements                   3.00       1.00
 Leasing Commissions                      5          2
 Rent Abatements                          0
NON-WEIGHTED ITEMS
 Rent Changes                            No
 Retail Sales                            No
 Reimbursements             True Triple Net
 Term Lengths                             5

Category: 100' Bay Depth

                              New Market    Renewal Mkt  Term 2  Term 3  Term 4

 Renewal Probability                                75
 Market Rent                           8.00
 Months Vacant                            4          0
 Tenant Improvements                   3.00       1.00
 Leasing Commissions                      5          2
 Rent Abatements                          0
NON-WEIGHTED ITEMS
 Rent Changes                            No
 Retail Sales                            No
 Reimbursements             True Triple Net
 Term Lengths                             4

                            (continued on next page)

File          : Brownsvl                                          ??   :4:57 pm
Property Type : Retail                                            Ref# :AAA
Portfolio     : Merrill Lynch Mortgage Capital                    Page :4

                         Brownsville Place Shopping Ctr
                          110 - 128 Dupree Avenue/SR-76
                          Brownsville, Tennessee 38012
                                Input Assumptions
                         (continued from previous page)

PROPERTY RESALE
Initial Purchase Price:     0
Option:                     Capitalize Net Operating Income
Cap Rate:                   0.105
Resale Commission (%):      4
Apply Rate to following year income: Yes
Calculate Resale for All Years: No

                PRESENT VALUE DISCOUNTING
                 Unleveraged Discount Range
                   Low Discount Rate:             11.5
                 Discount Method: Annually (End-point on Cash Flow & Resale)

                                                                       EXHIBIT 4
                                HISTORICAL & SUPPORTING OPERATING STATEMENT DATA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.

                             BROWNSVILLE RENT ROLL                       5/14/97

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    PERCENTAGE RENT
----------------------------------------------------------------------------------------------------------------------------------
SHOP #      TENANT               SQ.FT.     GLA %   RENT PSF    BASE RENT    TERM       EXPIRATION       RATE        SALES BASE
----------------------------------------------------------------------------------------------------------------------------------
Anchor      Wal-Mart            54,962     71.6%    $   3.35    $  184,122   20         4/17/00          0.50%       $ 36,824,540
----------------------------------------------------------------------------------------------------------------------------------

1           Simply B             3,000      3.9%    $   7.75    $   23,250   5          5/31/00           4%         $    581,250
----------------------------------------------------------------------------------------------------------------------------------

2           Pic 'N Pay           3,000      3.9%    $   7.75    $   23,250   5           3/1/00           5%         $    455,000
----------------------------------------------------------------------------------------------------------------------------------

3           Cato/Cato Plus       4,000      6.3%    $   9.00    $   43,200   5          1/31/95           5%         $    840,000
----------------------------------------------------------------------------------------------------------------------------------

4           Beauty World         2,000      2.6%    $   6.75    $   13,500   3+         9/30/99
----------------------------------------------------------------------------------------------------------------------------------

5           VACANT               1,200      1.6%    $   9.00    $   10,800
----------------------------------------------------------------------------------------------------------------------------------

6,7,8       New Wave Hair Acad.  3,000      3.9%    $   4.50    $   13,500   5          6/30/98          n/a
----------------------------------------------------------------------------------------------------------------------------------

9,10,11     Movie Gallery        3,000      4.7%    $   9.00    $   32,400   5          2/28/98          6           $    432,000
----------------------------------------------------------------------------------------------------------------------------------

12          Steve Pinson         1,200      1.6%    $   9.00    $   10,800   3          4/30/00
----------------------------------------------------------------------------------------------------------------------------------

            TOTALS              76,762                          $  354,822
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                    REIMBURSABLES                        RENT  INCREASES    RENEWAL     OPTIONS
----------------------------------------------------------------------------------------------------------------------------------
SHOP #      TENANT              TAXES     INSURANCE     CAM       MGMT FEE    RESERVE    DATE   AMOUNT      PERIODS     RATE/CAP
----------------------------------------------------------------------------------------------------------------------------------
Anchor      Wal-Mart            yes       yes           yes       no          no                            6 for 5      same
----------------------------------------------------------------------------------------------------------------------------------

1           Simply B            yes       yes           yes       no          yes                           1 for 5      note
----------------------------------------------------------------------------------------------------------------------------------

2           Pic 'N Pay          yes       yes           yes       no          yes                           1 for 5      note
----------------------------------------------------------------------------------------------------------------------------------

3           Cato/Cato Plus      yes       yes           yes       no          yes                           3 for 5      note
----------------------------------------------------------------------------------------------------------------------------------

4           Beauty World        yes       yes           yes       yes         yes
----------------------------------------------------------------------------------------------------------------------------------

5           VACANT                                                                                          1 for 5      note
----------------------------------------------------------------------------------------------------------------------------------

6,7,8       New Wave Hair Acad. note      note          note      note        note                          2 for 3      CPI
----------------------------------------------------------------------------------------------------------------------------------

9,10,11     Movie Gallery       yes       yes           yes       yes         yes                           1 for 5      CPI/none
----------------------------------------------------------------------------------------------------------------------------------

12          Steve Pinson        yes       yes           yes       yes         yes
----------------------------------------------------------------------------------------------------------------------------------

            TOTALS
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                                                    1996
 CENTER/LOCATION                               PROPERTY TAXES
 ---------------                               --------------
-------------------------------------------------------------
                                                  1,742.45
-------------------------------------------------------------
                                                 13,667.88
-------------------------------------------------------------
                                                  1,111.68
-------------------------------------------------------------
BROWNSVILLE PLACE                                34,371.84
-------------------------------------------------------------
CHICOT CROSSING                                  51,973.74
-------------------------------------------------------------
                                                 18,245.60
-------------------------------------------------------------
DELCHAMPS PLAZA                                  52,875.84
-------------------------------------------------------------
                                              purchased in '97
-------------------------------------------------------------
                                                  2,080.65
-------------------------------------------------------------
                                                 74,845.86
-------------------------------------------------------------
                                                 86,305.47
-------------------------------------------------------------
                                                 46,790.79
-------------------------------------------------------------
OPP MARKETPLACE                                 7,177.70 (A)
-------------------------------------------------------------
                                                 13,775.93
-------------------------------------------------------------
                                                 44,606.36
-------------------------------------------------------------
                                                 17,134.33
-------------------------------------------------------------
(A) revised to exclude Winn-Dixie
-------------------------------------------------------------

                                                                          NEWTON
                                                                         OLDACRE
July 30, 1997                                                           MCDONALD

For the years 1996 and 1997, Newton Oldacre McDonald (NOM) properties have been consolidated onto master policies for insurance coverage. The 1997 policies are held by The Travelers and The Fireman's Fund through Palomar Insurance Agency in Montgomery, Alabama. All NOM properties subject to the forthcoming appraisal are included in these two comprehensive policies except Parker Center in Parker, Florida and an additional windstorm policy which was purchased for The Wye Shopping Center in Panama City Beach, Florida.

Since the final Fireman's Fund policy for 1997 is pending, included are annual 1996 insurance premiums for those centers which were operating throughout 1996. Property limits and coverages for these properties are broken down in the following pages. Per our two master policies for 1997, general liability limits per location are as follows:

                               Limits of Liability

General Aggregate                                                   $2,000,000
Products/Completed Operations                                       $2,000,000
Personal and Advertising Injury                                     $1,000,000
Each Occurrence                                                     $1,000,000
Fire Damage (Any One Fire)                                          $  300,000
Medical Expense (any One Person)                                    $    5,000

                                                  Newton Oldacre McDonald, L.L.C
                                                           P.O. Box 680176 36068
                                                     250 Washington Street 36067
                                                                  (334) 361-8500
                                                              FAX (334) 365-4183

--------------------------------------------------------------------------------
                                                        1996
--------------------------------------------------------------------------------
CENTER/LOCATION                                      INSURANCE
--------------------------------------------------------------------------------
                                                   ANNUAL PREMIUM
--------------------------------------------------------------------------------
                                                 under construction
--------------------------------------------------------------------------------
                                                  open August '96
--------------------------------------------------------------------------------
                                                   open Dec. '96
--------------------------------------------------------------------------------
BROWNSVILLE PLACE                                   3,764.13 (1)
--------------------------------------------------------------------------------
CHICOT CROSSING                                       9,674.84
--------------------------------------------------------------------------------
                                                      4,883.20
--------------------------------------------------------------------------------
DELCHAMPS PLAZA                                       8,039.98
--------------------------------------------------------------------------------
                                                 under construction
--------------------------------------------------------------------------------
                                                   open Jan. '97
--------------------------------------------------------------------------------
                                                     16,226.46
--------------------------------------------------------------------------------
                                                   21,989.94 (2)
--------------------------------------------------------------------------------
ONE MAIN PLACE                                        6,666.67
--------------------------------------------------------------------------------
                                                      3,777.36
--------------------------------------------------------------------------------
                                                     14,820.00
--------------------------------------------------------------------------------
                                                      6,460.07
--------------------------------------------------------------------------------
                                                   22,320.29 (3)
--------------------------------------------------------------------------------
(1) does not include Wal-Mart (self-insured)
--------------------------------------------------------------------------------
(2) plus $4,147.65 fire protection & parking lot light tax
--------------------------------------------------------------------------------
(3) additional windstorm premium - $7,990.00 (Hutt Insurance - Panama City)
--------------------------------------------------------------------------------

                        BROWNSVILLE PLACE SHOPPING CENTER                8/15/97
                              NET OPERATING INCOME

--------------------------------------------------------------------------------
                                                  1994        1995        1996
--------------------------------------------------------------------------------
INCOME
--------------------------------------------------------------------------------
  Gross Rents                                    379,1966    354,307     396,019
--------------------------------------------------------------------------------
  TOTAL INCOME                                   379,1966    354,307     396,019
--------------------------------------------------------------------------------
EXPENSES
--------------------------------------------------------------------------------
  Advertising
--------------------------------------------------------------------------------
  Auto and Travel                                    231         837
--------------------------------------------------------------------------------
  Cleaning/maintenance                            12,976      12,701      12,723
--------------------------------------------------------------------------------
  Commissions
--------------------------------------------------------------------------------
  Insurance                                        3,499       3,812       4,101
--------------------------------------------------------------------------------
  Legal/other professional fees
--------------------------------------------------------------------------------
  Repairs                                         13,497                     364
--------------------------------------------------------------------------------
  Taxes                                           34,881      30,214      34,442
--------------------------------------------------------------------------------
  Utilities                                        3,921       3,025       1,259
--------------------------------------------------------------------------------
  Wages/salaries
--------------------------------------------------------------------------------
  Other                                            9,898      13,143      23,549
--------------------------------------------------------------------------------
  TOTAL EXPENSES                                  78,903      63,732      76,438
--------------------------------------------------------------------------------
NET OPERATING INCOME                             300,293     290,575     319,581
--------------------------------------------------------------------------------

                             NEWTON OLDACRE MCDONALD

                                                                          5/7/97
                            1997 EXPENSE PROJECTIONS
                             NEWTON OLDACRE MCDONALD

-----------------------------------------------------------------------------------------------------------------------------------
          ITEM                 Anniston        Beck&23rd       Bessemer            Brownsville       Cantonment         Clanton
-----------------------------------------------------------------------------------------------------------------------------------
                                NOTE 1           NOTE 1          NOTE 1                                 NOTE 1
-----------------------------------------------------------------------------------------------------------------------------------
     GLA'S (Sq. Ft.)            62,840           55,000          95,001              16,782               ??                ??
-----------------------------------------------------------------------------------------------------------------------------------
(GLA less Anchor if net lease)  16,640           12,000          11,591                                14,040            11,000
-----------------------------------------------------------------------------------------------------------------------------------
EXPENSES:
-----------------------------------------------------------------------------------------------------------------------------------
CAM EXPENSES
-----------------------------------------------------------------------------------------------------------------------------------
Utilities                                                                           (1,548.91)                         (3,214.07)
-----------------------------------------------------------------------------------------------------------------------------------
Parking Lot Maintenance                                                            (10,970.00)                         (7,662.50)
-----------------------------------------------------------------------------------------------------------------------------------
Non-Parking Public Area                                                             (1,200.00)                         (1,330.00)
-----------------------------------------------------------------------------------------------------------------------------------
Light Repairs                                                                                                            (356.11)
-----------------------------------------------------------------------------------------------------------------------------------
Landscaping                                                                         (9,732.00)                        (11,374.00)
-----------------------------------------------------------------------------------------------------------------------------------
Other CAM                     (31,105.80)      (14,998.84)     (47,317.55)                           (22,594.97)
-----------------------------------------------------------------------------------------------------------------------------------
CAM TOTALS                    (31,105.80)      (14,996.84)     (47,317.66)         (23,459.91)       (22,594.97)      (24,426.68)
-----------------------------------------------------------------------------------------------------------------------------------
(CAM EXPENSES/SF)               $ 0.4950         $ 0.2636        $ 0.4950            $ 0.3055          $ 0.3093         $ 0.4319
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
BUILDING MAINTENANCE
-----------------------------------------------------------------------------------------------------------------------------------
(Estimated @ $.10/SF)          (1,884.00)       (1,290.00)      (5,159.10)          (7,576.20)        (1,404.00)       (1,105.00)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
GENERAL EXPENSES
-----------------------------------------------------------------------------------------------------------------------------------
Real Estate Taxes             (26,392.80)      (15,032.98)     (40,146.22)         (34,372.00)       (29,487.46)      (18,245.60)
-----------------------------------------------------------------------------------------------------------------------------------
??RE TAX/SF)                    $ 0.4200         $ 0.2642        $ 0.4200            $ 0.4470          $ 0.5115         $ 0.3226
-----------------------------------------------------------------------------------------------------------------------------------
Insurance                      (5,341.40)      (11,949.00)      (8,125.24)          (3,700.00)        (6,384.40)       (4,000.00)
-----------------------------------------------------------------------------------------------------------------------------------
??INSURANCE/SF)                 $ 0.0850         $ 0.2100        $ 0.0850            $ 0.0462          $ 0.1100         $ 0.0849
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
ADMINISTRATIVE EXPENSES
-----------------------------------------------------------------------------------------------------------------------------------
Management Fees               (19,718.80)      (13,992.00)     (33,125.00)         (13,788.88)       (18,520.40)      (18,969.40)
-----------------------------------------------------------------------------------------------------------------------------------
Other Administrative Exp.        (200.00)         (200.00)        (200.00)            (200.00)          (200.00)         (200.00)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL ADMIN. EXPENSES         (19,918.80)      (14,192.00)     (33,325.00)         (13,988.88)       (18,720.40)      (19,169.40)
-----------------------------------------------------------------------------------------------------------------------------------
(ADMIN. EXPENSES/SF)            $ 0.3170         $ 0.2484        $ 0.3495            $ 0.1822          $ 0.3225         $ 0.3390
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                $84,642.00       $57,482.82     $134,075.11          $83,187.99        $78,791.23       $67,746.68
===================================================================================================================================
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES/SF               $ 1.3470         $ 1.0099        $ 1.4028            $ 1.0837          $ 1.2576         $ 1.1960
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
          ITEM                    Long Beach       Mandeville        Nine Mile       One Main       Opallica            Opp
---------------------------------------------------------------------------------------------------------------------------------
                                                                      NOTE 1                            NOTE 1
---------------------------------------------------------------------------------------------------------------------------------
     GLA'S (Sq. Ft.)                ??             77,823           184,534            ??               ??             25,300
---------------------------------------------------------------------------------------------------------------------------------
(GLA less Anchor if net lease)                                                                       14,400
---------------------------------------------------------------------------------------------------------------------------------
EXPENSES:
---------------------------------------------------------------------------------------------------------------------------------
CAM EXPENSES
---------------------------------------------------------------------------------------------------------------------------------
Utilities                       (3,228.11)      (7,4855.997)                      (3,0224.42)                        (2,314.40)
---------------------------------------------------------------------------------------------------------------------------------
Parking Lot Maintenance         (5,909.00)      (11,2288.55)                     (10,1153.50)                        (2,386.00)
---------------------------------------------------------------------------------------------------------------------------------
Non-Parking Public Area         (1,271.13)
---------------------------------------------------------------------------------------------------------------------------------
Light Repairs                   (2,179.11)        (1,975.00)                       (3,383.09)
---------------------------------------------------------------------------------------------------------------------------------
Landscaping                     (3,888.00)       (21,938.61)                         (830.00)                        (1,466.24)
---------------------------------------------------------------------------------------------------------------------------------
Other CAM                         (225.00)        (5,238.61)      (71,848.00)                      (17,841.00)
---------------------------------------------------------------------------------------------------------------------------------
CAM TOTALS                     (16,700.35)       (47,905.74)      (71,848.00)     (17,391.01)      (17,841.20)       (7,167.30)
---------------------------------------------------------------------------------------------------------------------------------
(CAM EXPENSES/SF)                $ 0.2857          $ 0.6156         $ 0.3893        $ 0.2536         $ 0.3066         $ 0.2827
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
BUILDING MAINTENANCE
---------------------------------------------------------------------------------------------------------------------------------
(Estimated @ $.10/SF)           (6,285.90)        (7,762.30)      (18,463.40)      (6,856.80)       (1,440.00)       (2,535.00)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
GENERAL EXPENSES
---------------------------------------------------------------------------------------------------------------------------------
Real Estate Taxes              (62,975.84)       (74,845.80)      (94,360.32)     (46,790.79)      (18,839.64)      (31,652.40)
---------------------------------------------------------------------------------------------------------------------------------
??RE TAX/SF)                     $ 0.8428          $ 0.9517         $ 0.5115        $ 0.6824         $ 0.3226         $ 1.2496
---------------------------------------------------------------------------------------------------------------------------------
Insurance                       (6,170.00)       (18,285.00)      (21,990.00)      (6,582.00)       (4,958.16)       (3,713.00)
---------------------------------------------------------------------------------------------------------------------------------
??INSURANCE/SF)                  $ 0.0083          $ 0.2347         $ 0.1192        $ 0.0956         $ 0.0849         $ 0.1485
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
ADMINISTRATIVE EXPENSES
---------------------------------------------------------------------------------------------------------------------------------
Management Fees                (19,640.46)       (40,723.88)      (47,462.80)     (12,405.40)      (18,422.00)       (5,915.00)
---------------------------------------------------------------------------------------------------------------------------------
Other Administrative Exp.         (200.00)          (200.00)         (200.00)        (200.00)         (200.00)         (200.00)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
TOTAL ADMIN. EXPENSES          (19,840.48)       (40,923,88)      (47,862.60)     (12,622.00)      (18,622.00)       (6,115.00)
---------------------------------------------------------------------------------------------------------------------------------
(ADMIN. EXPENSES/SF)             $ 0.3156          $ 0.6259         $ 0.2583        $ 0.1836         $ 0.3189         $ 0.2412
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                $101,861.57       $188,722.78      $254,334.32      $90,195.00       $61,701.20       $51,182.70
=================================================================================================================================
---------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES/SF                $ 1.6224          $ 2.4378         $ 1.3783        $ 1.3155         $ 1.0565         $ 2.0190
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
          ITEM                      Parlor         Pascagoula      Phenix City        V            TOTALS
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
     GLA'S (Sq. Ft.)               ??            122,??           72,312             ??            1,212,416
--------------------------------------------------------------------------------------------------------------
(GLA less Anchor if net lease)  24,000           75,??            26,412
--------------------------------------------------------------------------------------------------------------
EXPENSES:
--------------------------------------------------------------------------------------------------------------
CAM EXPENSES
--------------------------------------------------------------------------------------------------------------
Utilities                                     (9,9942.81)      (6,4000.38)        (7,221.97)     (44,861.04)
--------------------------------------------------------------------------------------------------------------
Parking Lot Maintenance                        (3,428.00)      (10,874.00)        (8,588.57)     (??,561.78)
--------------------------------------------------------------------------------------------------------------
Non-Parking Public Area                                         (1,350.00)          (700.00)      (5,851.13)
--------------------------------------------------------------------------------------------------------------
Light Repairs                                  (2,240.69)                                        (10,134.00)
--------------------------------------------------------------------------------------------------------------
Landscaping                                    (1,845.45)         (445.00)        (1,675.00)     (53,694.30)
--------------------------------------------------------------------------------------------------------------
Other CAM                     (18,104.00)                                           (900.00)    (230,171.97)
--------------------------------------------------------------------------------------------------------------
CAM TOTALS                    (18,104.00)     (17,466.95)      (18,869.38)       (17,095.51)    (414,274.22)
--------------------------------------------------------------------------------------------------------------
(CAM EXPENSES/SF)               $ 0.2838        $ 0.1427         $ 0.2000          $ 0.2836
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
BUILDING MAINTENANCE
--------------------------------------------------------------------------------------------------------------
(Estimated @ $.10/SF)          (2,488.00)      (7,596.00)       (2,681.20)        (6,484.00)     (11,011.50)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
GENERAL EXPENSES
--------------------------------------------------------------------------------------------------------------
Real Estate Taxes               18,146.00     (50,243.04)      (44,906.36)       (17,134.33)    (577,201.84)
--------------------------------------------------------------------------------------------------------------
??RE TAX/SF)                  $ (0.2842)        $ 0.4106         $ 0.5158          $ 0.2642
--------------------------------------------------------------------------------------------------------------
Insurance                     (14,820.00)      (9,510.00)       (8,350.00)       (21,940.00)    (154,577.20)
--------------------------------------------------------------------------------------------------------------
??INSURANCE/SF)                 $ 0.2150        $ 0.0777         $ 0.0878          $ 0.3383
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
ADMINISTRATIVE EXPENSES
--------------------------------------------------------------------------------------------------------------
Management Fees               (20,938.84)     (33,437.44)      (22,216.88)       (16,622.60)    (365,798.60)
--------------------------------------------------------------------------------------------------------------
Other Administrative Exp.        (200.00)        (200.00)         (200.00)          (200.00)      (3,200.00)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
TOTAL ADMIN. EXPENSES         (21,138.84)     (33,637.44)      (22,418.88)       (16,722.00)    (358,996.60)
--------------------------------------------------------------------------------------------------------------
(ADMIN. EXPENSES/SF)            $ 0.3078        $ 0.2749         $ 0.3100          $ 0.2579
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                $36,384.94     $118,353.43       $94,923.62        $79,378.67     1,566,063.36
==============================================================================================================
--------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES/SF               $ 0.5589        $ 0.9873         $ 1.3127          $ 1.2240
--------------------------------------------------------------------------------------------------------------

NOTE 1: These properties have not been in operation for a full year. Therefore, certain expenses have been estimated.

                                                                       EXHIBIT 5
                                                             INSURANCE VALUATION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(C) 1997 Huber & Lamb Appraisal Group, Inc.

INSURANCE VALUATION

      The insurance valuation utilizes the basic cost estimates presented in the Cost Approach. However, certain cost items must be excluded as well as the land value estimate.

COST ITEMS EXCLUDED

1. BASEMENT EXCAVATION
2. FOUNDATIONS BELOW GROUND
3. PIPING BELOW GROUND
4. ARCHITECTS' FEES

SOURCE:  Marshall Valuation Service, Marshall & Swift
         Section 96, Pages 1-2

DEPRECIATION ITEMS EXCLUDED

      Given the nature and purpose of the valuation, any external obsolescence is excluded as a depreciation item. In addition, fu nctional incurable resulting from basic design parameters such as the site plan/layout of the improvements is excluded. However, functional incurable obsolescence from certain cost components may be included. All other forms of depreciation are included.

      The cost summary for insurance valuation purposes is presented on the following page.

--------------------------------------------------------------------------------


(C)1997 Huber & Lamb Appraisal Group, Inc.

INSURANCE VALUATION - COST APPROACH SUMMARY

PROPERTY:         BROWNSVILLE PLACE SHOPPING CENTER
ADDRESS:          110-128 DUPREE AVENUE/SR-76 BY-PASS
CITY:             BROWNSVILLE
STATE:            TENNESSEE

================================================================================

DIRECT COSTS                                              Marshall Valuation
                                                          Cost Estimates
                                                          --------------
Structural Improvements
-----------------------
     Property Size   77,752  SF @  $40.48  /SF   =               $3,147,381

Special Tenant Improvements(*)
------------------------------
Wal-Mart Store       54,962  SF @   $0.00  /SF   =                       $0
Anchor                    0  SF @   $0.00  /SF   =                       $0
Anchor                    0  SF @   $0.00  /SF   =                       $0
Small Shop Allowa    21,800  SF @   $0.00  /SF   =                       $0

Site Improvements
-----------------
Asphalt Paving      200,000  SF @   $1.50  /SF   = $300,000
Fence                   115  LF @  $25.00  /LF   =    2,875
Signage & Lighting:                                   5,000
Landscaping:                                         10,000
Site Preparation                                     10,000
Traffic Light Installation:                               0
Additional Fees & Permits                             5,000
                                                   --------
                  Subtotal Site Improvements:                       332,875
                                                                 ----------

                  Total Direct Costs:                            $3,480,256

INDIRECT COSTS

                  Land Loan Interest                 $6,953
                  Lease-Up Costs:                   106,400
                  Professional Fees:                 50,000
                                                   --------

                  Total indirect Costs:                             163.353
                                                                 ----------

Total Direct and Indirect Costs:                                 $3,643,608

Entrepreneurial Profit as % of Direct/Indirect Costs, Rd. 0%              0
                                                                 ----------

Total Cost New of Improvements and Profit:                       $3,643,608

Less: Accrued Depreciation (Note Recognized In Insurable Value)           0
                                                                 ----------

DEPRECIATED COST OF IMPROVEMENTS:                                $3,643,608

LESS: INSURANCE EXLCUSIONS
Basement Excavation(*)               0.0%                $0
Foundations Below Ground(*)          3.4%          $123,883
Architects' Fees(**)                 5.7%          $207,686
Site Work & Improvements                           $332.875
                                                   --------
 Total Insurance Exclusions                                       (664,443)
                                                                 ----------

Insurance Valuation by Cost Approach                             $2,979,165

                 INSURANCE VALUE ESTIMATE, ROUNDED               $2,979,000

* SOURCE: MARSHALL VALUATION SERVICE, SECTION 96
** SOURCE: MARSHALL VALUATION SERVICE, SECTION 99